                                                                    Exhibit 2


                                                                           Final
                                                      Conformed Copy prepared by
                                          Hengeler Mueller Mueller Weitzel Wirtz
                                                     Notarial Deed No. 3564/2000
                                            of the Notary Dr. Norbert Zimmermann
                                                           in Dusseldorf/Germany


                            SHARE PURCHASE AGREEMENT

                                      among

                              VEBA Electronics GmbH
                            EBV Verwaltungs GmbH i.L.
                      Viterra Grundstucke Verwaltungs GmbH
                              VEBA Electronics LLC
                       VEBA Electronics Beteiligungs GmbH
                            VEBA Electronics (UK) Plc
                      Raab Karcher Electronics Systems Plc


                                       and


                                     E.ON AG


                                       and


                             Arrow Electronics, Inc.
                                   Avnet, Inc.
                              Cherrybright Limited


                              dated August 7, 2000


   regarding the sale and purchase of the VEBA electronics distribution group

Table of Contents                                                                                 Page
Recitals ....................................................................................        8

Article 1       Sale and Purchase ...........................................................       14
                1.1              Agreement to Sell and Purchase .............................       14
                1.2              Transfer ...................................................       16
                1.3              Economic Effective Date; Dividend Rights ...................       17

Article 2       Purchase Price ..............................................................       17
                2.1              Certain Definitions ........................................       17
                2.2              Purchase Price Formula .....................................       21
                2.3              Allocation .................................................       22
                2.4              Payment on the Closing Date ................................       22
                2.5              Effect of Payment; Discharge of VEBA Liabilities ...........       24
                2.6              Settlement Payments after the Closing Date .................       24
                2.7              Sample Calculation .........................................       25
                2.8              No Set-Off/Retention .......................................       25

Article 3       Effective Date Financial Statements;
                Effective Date and Closing Certificates .....................................       25
                3.1              Preparation of Effective Date Financial Statements
                                 and Effective Date and Closing Certificates ................       25
                3.2              Accounting Principles ......................................       26
                3.3              Review of Effective Date Financial Statements
                                 and Effective Date and Closing Certificates ................       27
                3.4              Dispute Resolution .........................................       27
                3.5              Access and Information .....................................       28

Article 4       Closing .....................................................................       28
                4.1              Time and Place of Closing ..................................       28
                4.2              Conditions to Closing ......................................       28
                4.3              Regulatory Filings .........................................       32
                4.4              Actions on Closing Date ....................................       35
                4.5              Staggered Closing ..........................................       35

Article 5       Representations and Warranties of Sellers ...................................       38
                5.1              Organization of Sellers and the Group ......................       39
                5.2              Ownership of Shares; Shareholdings .........................       40
                5.3              Authorization of Sellers, Non-Contravention ................       40
                5.4              Financial Statements .......................................       42
                5.5              Assets, Encumbrances .......................................       43
                5.6              Intellectual Property Rights ...............................       45
                5.7              Permits; Compliance with Laws ..............................       47
                5.8              Environmental Matters ......................................       47
                5.9              Litigation, Disputes .......................................       48
                5.10             Employee and Labour Matters ................................       49
                5.11             Employee Benefits and Pension Obligations ..................       50
                5.12             Material Agreements ........................................       54
                5.13             Finders' Fees ..............................................       57
                5.14             Intercompany Accounts and Pre-Closing
                                 Non-Recurring Charges ......................................       57
                5.15             Key Suppliers ..............................................       57
                5.16             Insurance Coverage .........................................       58
                5.17             No Undisclosed Material Liabilities ........................       58
                5.18             Conduct of Business since December 31, 1999 ................       59
                5.19             Certain Anti-trust Undertakings and Orders .................       61
                5.20             Insolvency and Liquidation Proceedings .....................       61
                5.21             Terms of supply ............................................       62
                5.22             IT Systems .................................................       62
                5.23             No Other Representations and Warranties ....................       63

Article 6       Representations and Warranties of Purchasers ................................       63
                6.1              Authorization of Purchasers, Non-Contravention .............       64
                6.2              Litigation .................................................       64
                6.3              Financial Capability .......................................       64
                6.4              Finders' Fees ..............................................       65
                6.5              Purchaser ..................................................       65

Article 7       Covenants; Certain Indemnities ..............................................       65
                7.1              Conduct of Business ........................................       65
                7.2              Preparation of Additional Financial Statements;
                                 Access to Information ......................................       69

                7.3              Inter-Group Debt ...........................................       71
                7.4              Resignations ...............................................       72
                7.5              Covenant not to Compete; Covenant not to Solicit ...........       72
                7.6              Confidentiality ............................................       74
                7.7              Use of Certain Marks and Names .............................       74
                7.8              Release of VEBA Comfort Letters ............................       74
                7.9              Termination of Control and Profit Transfer Agreements ......       75
                7.10             Certain Indemnities ........................................       75
                7.11             Avnet Indemnity ............................................       77
                7.12             Wyle/Avnet Litigation ......................................       78
                7.13             Poing Warehouse ............................................       79
                7.14             Environmental Indemnity ....................................       79
                7.15             Further Assurances .........................................       81
                7.16             Certain Assets Owned by the E.ON Group .....................       82
                7.17             Notices under Insurance Policies ...........................       82
                7.18             Employee Bodies ............................................       82
                7.19             APRISA .....................................................       83
                7.20             Satisfaction of Memec Financing Conditions .................       83
                7.21             Memec Acquisitions .........................................       83
                7.22             Hyperion Licence ...........................................       83
                7.23             VEBA Electronics LLC Employees .............................       84
                7.24             Forex and Hedging Contracts ................................       85
                7.25             US 401 (k) Plans ...........................................       86

Article 8      Indemnification ..............................................................       88
                8.1              Indemnification by Sellers .................................       88
                8.2              Indemnification by Purchaser ...............................       90
                8.3              Limitation Periods .........................................       91
                8.4              Indemnification Procedures .................................       92
                8.5              No Additional Rights or Remedies ...........................       95

Article 9      Taxes ........................................................................       96
                9.1              Definitions ................................................       96
                9.2              Tax Representations ........................................       97
                9.3              Preparation of Tax Returns and Payment of Tax ..............       98
                9.4              Tax Refunds and Recoveries .................................       99
                9.5              Tax Covenant ...............................................       99

                9.6              Third Party Recovery .......................................      105
                9.7              Procedures .................................................      106
                9.8              Certain Tax Matters Relating to Germany ....................      108
                9.9              Limitation Period ..........................................      109
                9.10             Co-operation on Tax Matters ................................      110
                9.11             UK Tax Matters .............................................      110
                9.12             Certain Tax Matters relating to the U.S ....................      111
                9.13             Section 338(h)(10) Election ................................      112
                9.14             Allocation of Purchase Price ...............................      114

Article 10     Termination ..................................................................      114
                10.1             Right to Terminate .........................................      114
                10.2             Consequences of Termination ................................      115

Article 11     Miscellaneous ................................................................      116
                11.1             Liability of Sellers and Purchaser .........................      116
                11.2             Assumption of Liability by E.ON AG .........................      117
                11.3             Notices ....................................................      117
                11.4             Successors and Assigns .....................................      119
                11.5             Third Party Beneficiaries ..................................      120
                11.6             Public Disclosure ..........................................      120
                11.7             Taxes and Expenses .........................................      120
                11.8             Entire Agreement; Confidentiality Undertaking ..............      121
                11.9             Amendments and Waivers .....................................      121
                11.10            Governing Law; Competent Courts ............................      122
                11.11            Interpretation; Exhibits ...................................      122
                11.12            Definitions ................................................      122
                11.13            Severability ...............................................      126

EXHIBITS

Exhibit R-1       Corporate chart of the Group
Exhibit R-2       Description of the companies of the Group
Exhibit 1.1       Assumed Material Agreements of VEBA Electronics LLC
Exhibit 2.3       Allocation
Exhibit 2.4       Estimates of Preliminary Share Purchase Price
Exhibit 2.7       Sample calculation
Exhibit 3.2       Specific accounting principles
Exhibit 4.2       Description of closing conditions under Committed Credit
                  Facilities
Exhibit 4.3       Regulatory Compliance Schedule
Exhibit 4.4       Actions on Closing Date
Exhibit 5 (a)     Disclosure letter
Exhibit 5 (b)     Sellers' knowledge (persons whose knowledge is attributed to
                  Sellers)
Exhibit 5 (c)     Sellers' knowledge (inquiry)
Exhibit 5.1 (c)   Control and profit transfer agreements
Exhibit 5.1 (d)   List of articles of association, by-laws or similar
                  organisational documents of the Companies
Exhibit 5.2 (a)   Third-party rights in shares
Exhibit 5.3       Canada and Mexico Financial Information
Exhibit 5.4 (a)   1999 German GAAP Group Balance Sheet
Exhibit 5.4 (b)   1998 and 1999 US GAAP Group Financial Statements
Exhibit 5.4 (c)   March 2000 Group Accounts
Exhibit 5.4 (d)   March 2000 Divisional Accounts
Exhibit 5.4 (e)   Facts which would require a material change of financial
                  statements
Exhibit 5.5 (b)   Encumbrances and security rights
Exhibit 5.5 (f)   Properties and leases
Exhibit 5.6 (a)   List of material intellectual property rights
Exhibit 5.8       Environmental issues
Exhibit 5.9       Litigation, disputes
Exhibit 5.10 (a)  Collective bargaining agreements, agreements with workers'
                  councils, certain labour disputes
Exhibit 5.10 (b)  List of employment contracts with senior management

Exhibit 5.10 (c)  Stock option plans and redundancy schemes
Exhibit 5.10 (d)  Certain changes of terms of employment
Exhibits 5.11 (a) Pension and similar benefits
Exhibit 5.11 (b)  Employee benefit plans of U.S. Companies
Exhibit 5.11 (c)  EPU Schemes
Exhibit 5.12      Material Agreements
Exhibit 5.14(a) List of intercompany balances as of the Effective Date and credit lines under VEBA cash management
Exhibit 5.14(b)   Memec bank accounts
Exhibit 5.15      Supplier relationships
Exhibit 5.16      Insurance coverage
Exhibit 5.17      Certain material liabilities
Exhibit 5.18      Conduct of business since December 31, 1999
Exhibit 5.20      Insolvency and Liquidation Proceedings
Exhibit 7.1       Conduct of business to the Closing Date
Exhibit 7.3       Terms and conditions for Inter-Group Debt
Exhibit 7.4       Resignations of certain board members
Exhibit 7.5       Existing competing activities of the E.ON Group
Exhibit 7.8       VEBA comfort letters
Exhibit 7.13      Amendments to lease agreements for Poing warehouse
Exhibit 7.23      HQ Employees
Exhibit 8.1       Purchasers' knowledge
Exhibit 9.2       Tax representations

This Share Purchase Agreement is entered into on this 7th day of August 2000, by and between (i) VEBA Electronics GmbH, a limited liability company incorporated under German law, registered in the commercial register of the local court of Dusseldorf/Germany under no. HRB 33598, (ii) EBV Verwaltungs GmbH i.L., a limited liability company incorporated under German law, registered in the commercial register of the local court of Dusseldorf/Germany under no. HRB 37915 and in the process of (solvent) liquidation, (iii) VEBA Electronics LLC, a limited liability company incorporated under the laws of Delaware, USA, (iv) Viterra Grundstucke Verwaltungs GmbH ("VITERRA"), a limited liability company incorporated under German law, registered in the commercial register of the local court of Bochum/Germany under no. HRB 6559, (v) VEBA Electronics Beteiligungs GmbH, a limited liability company incorporated under German law, registered in the commercial register of the local court of Dusseldorf/Germany under no. HRB 36645, (vi) VEBA Electronics (U.K.) Plc, a public limited company incorporated under the laws of England and Wales with registered no. 01148485,
(vii) Raab Karcher Electronic Systems Plc, a public limited company incorporated under the laws of England and Wales with registered no. 03087431 (VEBA Electronics GmbH, EBV Verwaltungs GmbH i.L., VEBA Electronics LLC, VEBA Electronics Beteiligungs GmbH, VEBA Electronics (U.K.) Plc., Raab Karcher Electronic Systems Plc and Viterra collectively hereinafter referred to as "SELLERS") (viii) Arrow Electronics, Inc., a corporation incorporated under the laws of the State of New York, ("ARROW") (ix) Avnet, Inc., a corporation incorporated under the laws of the State of New York ("AVNET") and (x) Cherrybright Limited, a private limited liability company incorporated under the laws of England and Wales with registered no. 3985629 ("MEMEC PURCHASER") (Arrow, Avnet and Memec Purchaser together being referred to hereinafter as "PURCHASERS" and each of them being a "PURCHASER") and (xi) E.ON AG, a stock corporation incorporated under German law, registered in the commercial register of the local court of Dusseldorf/Germany under no. HRB 22315 ("E.ON AG"). The Sellers, the Purchasers and E.ON AG are hereinafter collectively referred to as the "PARTIES".

RECITALS

1. The Sellers hold and immediately prior to Closing (as defined in Section 4.1 below) will hold directly or indirectly all shares of the companies of the VEBA electronics distribution group, a distributor of electronic systems (e.g., monitors and servers) and electronic components (e.g., semiconductors), save as expressly set out in Exhibit R-2. The VEBA electronics distribution group consists of the following seven divisions (the "DIVISIONS"), whose main operating companies are indicated in parentheses:

         Electronic systems business:

         (1)      RKE Systems (Raab Karcher Elektronik GmbH, Germany) ("RKE
                  DIVISION");

         (2)      Wyle Systems (Wyle Systems LLC, USA) ("WYLE SYSTEMS
                  DIVISION").

         Electronic components business:

         (3) EBV, Germany (EBV-Elektronik GmbH and WBC GmbH, Germany) ("EBV DIVISION");

         (4) Memec (Memec (Memory and Electronic Components) Plc, UK ("MEMEC PLC") and Memec LLC, USA) ("MEMEC DIVISION");

         (5)      Wyle Components (Wyle Electronics, USA) ("WYLE COMPONENTS
                  DIVISION");

         (6) Atlas Europe (Atlas Logistik Services GmbH, Germany) ("ATLAS EUROPE DIVISION"); and

         (7)      Atlas US (Atlas Services LLC and Atlas Business Services LLC,
                  USA) ("ATLAS US DIVISION").

         The headquarters of the VEBA electronics distribution group (VEBA Electronics LLC) are located in Santa Clara, California, USA.

2.       VEBA Electronics GmbH owns and will immediately prior to Closing own

         (a) one fully paid share, free and clear of any encumbrance, in the nominal amount of DM 100,000 (constituting the entire registered share capital of DM 100,000) in Raab Karcher Elektronik GmbH, Nettetal/Germany, a limited liability company incorporated under German law and registered in the commercial register of the local court of Nettetal under no. HRB 938;

         (b) 999,988 fully paid shares, free and clear of any encumbrance, in the nominal amount of FF 49,999,400 (constituting 99.9% of the entire registered share capital of FF 50,036,950) in Memec Sud Europe SA, Rungis, France, a stock corporation incorporated under French law and registered in the commercial register (R.C.S.) Creteil under no. B 632 011 227; of the remaining 751 shares in the aggregate nominal amount of FF 37,050, three shares are owned by David Ashworth and 748 shares are owned by other shareholders; such 748 shares will be transferred on or prior to the Closing Date to VEBA Electronics GmbH and certain persons associated with Memec Sud Europe SA, as set out in Exhibit R-2;

                  immediately prior to the Closing, VEBA Electronics GmbH will own 1,000,716 shares and certain directors and employees of the Memec Division (as set out in Exhibit R-2) will own the remaining 23 shares; and

         (c) the entire limited partnership interest in the registered nominal amount of DM 100,000, free and clear of any encumbrance, in Raab Karcher Grundstucke GmbH & Co. Elektronik Immobilien KG ("RAAB KARCHER IMMOBILIEN"), Essen/ Germany, a limited partnership incorporated under German law and registered in the commercial register of the local court of Essen under no. HRA 6295.

                  Viterra is the sole managing and general partner (without any capital contribution) of Raab Karcher Immobilien.

3. EBV Verwaltungs GmbH i.L. owns and will immediately prior to Closing own seven fully paid shares, free and clear of any encumbrance, in the nominal amount of DM 17,300, DM 14,000, DM 5,200, DM 5,200, DM 5,200,
         DM 2,800 and DM 2,300 (constituting all of the issued shares in the aggregate nominal amount of DM 52,000) in EBV-Elektronik GmbH, Kirchheim/Germany, a limited liability company incorporated under German law and registered in the commercial register of the local court of Munich/ Germany under no. HRB 42104. The entire registered capital of EBV-Elektronik GmbH amounts to DM 500,000. A share in the nominal amount of DM 448,000 was redeemed (eingezogen) and cancelled in 1994.

4.       VEBA Electronics LLC owns and will immediately prior to Closing own:

         (a) the entire membership interest, free and clear of any encumbrance, in Memec LLC, a limited liability company incorporated under the laws of Delaware, USA, with its business seat in San Diego, California, USA;

         (b) 100 fully paid shares and constituting all of the issued shares, free and clear of any encumbrance, in EBV Electronics Holdings, Inc., a corporation established under the laws of Delaware, USA;

         (c) the entire membership interest, free and clear of any encumbrance, in ATLAS Business Services LLC, a limited liability company incorporated under the laws of Delaware, USA; and

         (d) the entire membership interest, free and clear of any encumbrance, in ATLAS Services LLC, a limited liability company incorporated under the laws of Delaware, USA.

5. VEBA Electronics Beteiligungs GmbH owns and will immediately prior to Closing own:

         (a) four fully paid shares, free and clear of any encumbrance, in the nominal amount of DM 100,000, DM 50,000, DM 50,000 and DM 50,000 (constituting all of the issued shares in the aggregate nominal amount of DM 250,000) in Memec GmbH, Nettetal/Germany, a limited liability company incorporated under German law and registered in the commercial register of the local court of Nettetal under no. HRB 1004;

         (b) 6,400 fully paid shares, free and clear of any encumbrance, in Memec Belgium NV, a limited liability company incorporated under Belgian law and registered in the commercial register of Mechelen under no. 86.900; the remaining 100 shares of the entire registered share capital being held by Memec GmbH;

         (c) 99 fully paid shares and constituting all (but one) of the issued shares, free and clear of any encumbrance, in Memec AG, a stock corporation incorporated under Swiss law and registered in the commercial register of Langenthal-Oberaargau under no. CH-053.3.003.052-6; the remaining share is owned by Peter Hess;

         (d) 226,891 fully paid shares and constituting all of the issued shares, free and clear of any encumbrance, in Memec Nederland BV, a limited liability company incorporated in the Netherlands and registered in the commercial register of Oost-Brabrant under no. 17085007;

         (e) 4,000 fully paid shares and constituting all of the issued shares, free and clear of any encumbrance, in Okura Electronics Co. Limited, a limited liability company incorporated in Japan and registered under company no. 020066;

         (f) 18,152 fully paid shares and constituting all of the issued shares, free and clear of any encumbrance, in Memec Holding BV, a limited liability company incorporated in the Netherlands and registered in the commercial register of Oost-Brabrant under no. 17096269;

         (g) a fully paid share in the nominal amount of DM 100,000 (constituting all of the issued share capital), free and clear of any encumbrance, in Atlas Logistik Services GmbH, a limited liability company incorporated under German law and registered in the commercial register of the local court of Munich under no. HRB 118579; and

         (h) a fully paid share in the nominal amount of DM 100,000 (constituting the entire issued share capital), free and clear of any encumbrance, in Distron Elektronik GmbH, a limited liability company incorporated under German law and registered in the commercial register of the local court of Munich under no. HRB 119649.

6. VEBA Electronics (UK) Plc owns and will immediately prior to Closing own all shares (constituting the entire issued share capital of GBP 2,796,045.40, with the exception of one share in the nominal amount of GBP 0.10 jointly owned by it and Roy Stevenson), free and clear of any encumbrance, in Memec (Memory and Electronic Components) Plc, a public limited company incorporated under the laws of England and Wales and registered under no. 01507861.

7. Raab Karcher Electronic Systems Plc owns and will immediately prior to Closing own

         (a) 1,500 fully paid shares (constituting the entire issued share capital of GBP 1,500), free and clear of any encumbrance, in RK Distribution Limited, a limited liability company incorporated under the laws of England and Wales and registered under no. 00409579;

         (b) 3,046 fully paid shares (constituting the entire issued share capital of GBP 3,046), free and clear of any encumbrance, in Midwich Limited, a limited liability company incorporated under the laws of England and Wales and registered under no. 01436289;

         (c) 80,000 fully paid shares (constituting the entire issued share capital of GBP 80,000), free and clear of any encumbrance, in Transformation Software Limited, a limited liability company incorporated under the laws of England and Wales and registered under no. 01745656;

         (d) 123,285 fully paid shares (constituting the entire issued share capital of GBP 123,285), free and clear of any encumbrance, in Professional Display Systems Limited, a limited liability company incorporated under the laws of England and Wales and registered under no. 02493132.

8. The corporate structure of the VEBA electronics distribution group including all companies which are part of such group is set forth in the corporate chart attached as Exhibit R-1 and the list attached as Exhibit R-2. Except as expressly indicated in Exhibit R-2, all companies which are part of the Group (as defined in section 9 below) are owned and will immediately prior to Closing be wholly owned, directly or indirectly, by one of the companies whose shares are to be sold and purchased pursuant to Article 1.

9.       The companies whose shares are to be sold and acquired pursuant to
         Article 1 of this Agreement (including Raab Karcher Immobilien) are hereinafter collectively referred to as the "COMPANIES". The companies and other entities of the VEBA electronics distribution group as set forth in Exhibits R-1 and R-2 other than the Companies and the Sellers and the holding companies of the Sellers (as outlined in bold in the chart in Exhibit R-1) are hereinafter collectively referred to as the "SUBSIDIARIES". The Companies and the Subsidiaries are hereinafter collectively referred to as the "GROUP COMPANIES" or the "GROUP" and each of them being referred to as a "GROUP COMPANY". Exhibit R-1 indicates which Companies and Subsidiaries form part of each of the Divisions.

         E.ON AG and all companies or corporations controlled by E.ON AG at the relevant time (other than the Companies and Subsidiaries) within the meaning of Section 18 German Stock Corporation Act are referred to herein as the "E.ON GROUP" or the "VEBA GROUP".

10. Sellers wish to divest themselves of the Group, and Purchasers (or subsidiaries of any Purchaser nominated by it prior to Closing) wish to acquire the Group, with each Purchaser (or its nominated subsidiaries) acquiring the Divisions set opposite its name below:

         Arrow             Wyle Components Division
                           Wyle Systems Division
                           Atlas US Division

         Avnet             EBV Division
                           RKE Division
                           Atlas Europe Division

         Memec Purchaser   Memec Division

Now, therefore, subject to and on the terms and conditions set forth herein, the Parties agree as follows:


                                    ARTICLE 1
                                SALE AND PURCHASE

1.1      AGREEMENT TO SELL AND PURCHASE

                  Subject to the terms and conditions set forth herein:

                  (a)      (i)      VEBA Electronics GmbH hereby sells to Avnet,
                                    and Avnet hereby purchases from VEBA
                                    Electronics GmbH, all the shares in issue in Raab Karcher Elektronik GmbH as well as the limited partnership interest in Raab Karcher
                                    Immobilien, as set forth in section 2 of the Recitals;

                           (ii) VEBA Electronics GmbH hereby sells to Memec Purchaser and Memec Purchaser hereby purchases from VEBA Electronics GmbH the shares in issue owned by VEBA Electronics GmbH on the Closing Date (1,000,716 shares) in Memec Sud Europe S.A., as set forth in section 2 of the Recitals;

                           (iii) Viterra hereby sells to Avnet, and Avnet hereby purchases from Viterra, the general partner interest in Raab Karcher Immobilien, as set forth in section 2 of the Recitals;

                           (iv) VEBA Electronics LLC hereby sells to Memec Purchaser and Memec Purchaser hereby purchases from VEBA Electronics LLC the entire membership interest in Memec LLC, as set forth in section 4 of the Recitals;

                           (v) VEBA Electronics LLC hereby sells to Arrow and Arrow hereby purchases from VEBA Electronics LLC all the shares in issue in EBV Electronic Holdings, Inc. and the entire membership interests in ATLAS Business Services LLC and ATLAS Services LLC, each as set forth in section 4 of the Recitals;

                           (vi) VEBA Electronics Beteiligungs GmbH hereby sells to Memec Purchaser and Memec Purchaser hereby purchases from VEBA Electronics Beteiligungs GmbH all the shares in issue owned by it in Memec GmbH, Memec Belgium NV, Memec AG, Memec Nederland BV, Okura Electronics Co. Limited and Memec Holding BV, as set forth in section 5 of the Recitals;

                           (vii) VEBA Electronics (UK) Plc hereby sells to Memec Purchaser, and Memec Purchaser hereby purchases from VEBA Electronics (UK) Plc, the shares in issue owned by it in Memec (Memory and Electronic Components) Plc and its interest in the share jointly owned with Roy Stevenson, as set forth in section 6 of the Recitals;

                           (viii) VEBA Electronics Beteiligungs GmbH hereby sells to Avnet, and Avnet hereby purchases from VEBA Electronics Beteiligungs GmbH, all shares in issue in Atlas Logistik Services GmbH and in Distron Elektronik GmbH, as set out in section 5 of the Recitals;

                           (ix) EBV Verwaltungs GmbH i.L. hereby sells to Avnet, and Avnet hereby purchases from EBV Verwaltungs GmbH i.L., all the shares in issue in EBV-Elektronik GmbH, as set forth in section 3 of the Recitals; and

                           (x) Raab Karcher Electronic Systems Plc hereby sells to Avnet, and Avnet hereby purchases from Raab Karcher Electronic Systems Plc, all the shares in issue in RK Distribution Limited, Midwich Limited, Transformation Software Limited and Professional Display Systems Limited, as set forth in section 7 of the Recitals.

                           The shares, membership interests and partnership interests sold pursuant to this Section 1.1 are hereinafter referred to as the "SOLD SHARES".

         (b) VEBA Electronics LLC hereby sells to Arrow, and Arrow hereby purchases from VEBA Electronics LLC, all computer systems, software and office equipment owned by VEBA Electronics LLC and located in the offices on the premises of Wyle Electronics in Santa Clara. Arrow shall, with effect as of the Closing,
                  (i) assume all agreements (including all rights, obligations and liabilities thereunder) entered into by VEBA Electronics LLC with respect to any computer systems, software and office equipment, in each case leased or licenced by VEBA Electronics LLC and located in such offices (except for any agreements which would have to be disclosed in Exhibit 5.12 if VEBA Electronics LLC were a Group Company and which are not disclosed in Exhibit 1.1) and (ii) be responsible for the HQ Employees in accordance with Section 7.23 below.

         (c) The Sold Shares (and the assets referred to in Section 1.1 (b) to be purchased by Arrow) shall be transferred free of any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest or any other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect.

         (d) Any Purchaser shall be entitled to nominate one or more of its subsidiaries to acquire title to any of the Sold Shares and/or any of the assets referred to in Section 1.1 (b) which such Purchaser agrees to purchase under this Article 1. Such nomination shall be made in writing to the Sellers at least five business days prior to the Closing Date. In the case of Avnet, Avnet has nominated Avnet EMG GmbH in respect of the Sold Shares described in Sections 1.1 (a) (i), (viii) and (ix) and Avnet Alfapower GmbH in respect of the Sold Shares described in Section 1.1 (a) (iii), and Avnet EMG GmbH and Avnet Alfapower GmbH shall have the right to demand that the relevant Sold Shares shall be transferred to them.

1.2      TRANSFER

         The Sellers shall transfer to the relevant company nominated by the relevant Purchaser in accordance with Section 1.1 (d) (or to the extent that no such nomination is made, to the relevant Purchaser) the Sold Shares and the assets and liabilities referred to in Section 1.1 (b) on the Closing Date (as defined in Section 4.1 below) in accordance with
         Section 4.4 (a) below.

1.3      ECONOMIC EFFECTIVE DATE; DIVIDEND RIGHTS

         The Sold Shares shall be sold and transferred to the relevant company nominated by the relevant Purchaser in accordance with Section 1.1 (d) (or to the extent that no such nomination is made, to the relevant Purchaser) with all rights and obligations pertaining thereto at the date of this Agreement, including the dividend rights for the fiscal year ended on December 31, 2000, with retroactive economic effect as of March 31, 2000, 24:00 hours/April 1, 2000, 0:00 hours (the "EFFECTIVE DATE").


                                    ARTICLE 2
                                 PURCHASE PRICE

2.1      CERTAIN DEFINITIONS

         For the purposes of this Agreement, in particular the purchase price formula contained in Section 2.2,

         "EFFECTIVE DATE CASH" means the aggregate amount, as at the Effective Date, of any cash, cash equivalents and balances (including all highly liquid investments with an original maturity of three months or less from the date of purchase and money market funds) which (i) are freely remittable without any exchange or other approvals or significant costs or (ii) if the cash is not so freely remittable, amount to less than $ 500,000 in aggregate for all Divisions to be acquired by each Purchaser (provided that if and to the extent that there is cash which is not so freely remittable and which exceeds such threshold, the relevant Purchaser shall cause the Group Companies to assign such cash to Sellers in the country in which the relevant cash is located, free of any consideration), but excluding, for the avoidance of doubt, amounts attributable to cash balances of Group Companies on bank accounts operated within a pooling arrangement with accounts of any member of the E.ON Group which have been taken into account in the calculation of Inter-Group Debt. For the avoidance of doubt, cash and cash balances shall be determined by reference to the cash books of the Group Companies.

         "EFFECTIVE DATE EXTERNAL DEBT" means the External Debt as at the Effective Date.

         "EXTERNAL DEBT" means the aggregate of:

         (a) all borrowings of any nature of any member of the Group (other than borrowings from either (i) other members of the Group or
                  (ii) members of the E.ON Group (as the case may be)), including loans granted by suppliers, but excluding, for the avoidance of doubt, (i) deferred payment arrangements with suppliers and other supplier items, which are in each case included in accounts payable (as reflected in the Effective Date Financial Statements) and (ii) accruals for inventory received but not yet invoiced;

         (b)      all obligations under finance leases (as defined under German
                  GAAP);

         and

         (c) (i) all accrued or unpaid interest and charges due in respect of any of the above and (ii) any prepayment or repayment penalties, charges or costs which actually arise and become payable on repayment of any of the above at Closing or within 45 days after the Closing Date;

         in each case, to the extent that any amounts referred to above are in amounts other than United States Dollars, such amounts shall be exchanged into United States Dollars at the exchange rates prevailing on the Closing Date;

         "CLOSING DATE INTER-GROUP DEBT" means the Inter-Group Debt as at the Closing Date, payable in United States Dollars, calculated (in respect of any Inter-Group Debt incurred in currencies other than United States Dollars) at the exchange rates as at the Effective Date, except for any Inter-Group Debt incurred after the Effective Date in accordance with
         Section 7.3, to which the exchange rates as at the Closing Date shall apply;

         "EFFECTIVE DATE INTER-GROUP DEBT" means the Inter-Group Debt as at the Effective Date;

         "ESTIMATED CLOSING DATE INTER-GROUP DEBT" means the estimate of the Closing Date Inter-Group Debt calculated (in respect of any Inter-Group Debt incurred in currencies other than United States Dollars) at the exchange rates as at the Effective Date, except for any Inter-Group Debt incurred after the Effective Date in accordance with Section 7.3, to which the exchange rates as at the business day two business days before the Closing Date shall apply;

         "INTER-GROUP DEBT" means the net balance (including any accrued or unpaid interest thereon in accordance with Section 7.3), as at the relevant date, of the inter-group liabilities and inter-group receivables under any (short-term or long-term) borrowings between any of the Group Companies and any member of the E.ON Group (other than, for the avoidance of doubt, trade receivables and trade payables arising in the ordinary course of trading);

         "EFFECTIVE DATE WORKING CAPITAL TARGET AMOUNT" means an amount equal to
         22.5 per cent of the aggregate amount of the net sales of the Group (net sales as shown in the profit and loss account included in the Effective Date Financial Statements) for the period from and including January 1, 2000 up to and including the Effective Date multiplied by four;

         "EFFECTIVE DATE WORKING CAPITAL" means the balance of the line item terms net inventory and trade accounts receivables less trade accounts payables as at the Effective Date (as determined in accordance with Article 3 below) and does not include, for the avoidance of doubt, any other working capital items (in particular other assets and other liabilities) or accruals for inventory received but not yet invoiced;

         "EFFECTIVE DATE TAXATION LIABILITY" means the tax liabilities in respect of income, profits and gains (excluding any deferred tax liabilities and deferred tax assets) for all periods of the Companies and Subsidiaries ending on or before the Effective Date (as determined by assuming that the Effective Date is the end of a fiscal or taxable period);

         "POST EFFECTIVE DATE INTER-GROUP INTEREST PORTION" means the aggregate of (i) 50 per cent of the interest accruing or paid on any Effective Date Inter-Group Debt (other than interest referred to in (ii) below) at the rates set out in Exhibit 7.3 from the Effective Date up to and including the Closing Date or, if Closing occurs after September 30, 2000, up to and including September 30, 2000, (ii) to the extent that the interest rates exceed the relevant interest rates set out in
         Exhibit 7.3 or there are fees or charges, 100 per cent of any fees and charges and 100 per cent of any interest in excess of such rates, in each case accrued or paid on any Inter-Group Debt since the Effective Date and (iii) 100 per cent of any interest accrued or paid (such amount to be determined on an after-tax basis, using a flat tax rate of 32.5%) on any Inter-Group Debt incurred in order to finance or refinance any Pre-Closing Distributions to any member of the E.ON Group since the Effective Date. For the avoidance of doubt, the Post Effective Date Inter-Group Interest Portion shall not include any interest accruing in respect of the period up to and including the Effective Date.

         "POST EFFECTIVE DATE EXTERNAL INTEREST PORTION" means 50 per cent of any interest paid or accruing on any External Debt in respect of the period from the Effective Date up to and including the Closing Date or, if Closing occurs after September 30, 2000, up to and including September 30, 2000 (excluding, for the avoidance of doubt, any interest accruing on any External Debt in respect of the period up to and including the Effective Date);

         "PRE-CLOSING DISTRIBUTIONS" means the aggregate amount of any dividends or distributions of any nature whatsoever (whether of cash or assets) in respect of any shares of capital stock or shares in the capital of any Group Company or any repurchase, redemption, repayment or other acquisition by any Group Company of any of its own shares of capital stock, issued shares or other securities or withdrawals or repayment of capital or partnership interests by any Group Company or transfer of profit by any Group Company (other than any of the foregoing to the extent it comprises a payment to another Group Company) paid, declared or agreed to be paid by any Group Company to any member of the E.ON Group from (but excluding) the Effective Date up to and including the Closing Date, excluding the dividend of GBP 138 million (paid in cash on July 24, 2000) relating to the proceeds of the sale of VEBA Electronics US Holding GmbH to VEBA Electronics (U.K.) Plc.

         "PRE-CLOSING NON-RECURRING CHARGES" means any charges or liabilities paid or incurred by any Group Company to any member of the E.ON Group since the Effective Date to and including the Closing Date, except for those arising under (i) trading and supply agreements with respect to goods or utilities in the ordinary course of business on arm's length terms and (ii) the service agreements and other agreements with the E.ON Group, which are on arm's length terms and referred to in Exhibit 5.12;

         "UNFUNDED PENSION LIABILITY" is a fixed amount equal to $ 18,600,000;

         in each case (to the extent relevant) as shown on the Effective Date Financial Statements and the Effective Date Certificates or the Closing Certificates (as the case may be), as determined in accordance with
         Article 3.

2.2      PURCHASE PRICE FORMULA

         The aggregate purchase price to be paid for the Sold Shares shall be an amount equal to

         (i) $ 2,350,000,000 (in words: US Dollars two billion three hundred and fifty million) (the "BASE AMOUNT");

         (ii)     plus an amount equal to the Effective Date Cash;

         (iii)    minus an amount equal to the Effective Date External Debt;

         (iv)     minus an amount equal to the Effective Date Inter-Group Debt;

         (v) minus an amount (if any) equal to the amount by which the Effective Date Working Capital Target Amount exceeds the Effective Date Working Capital;

         (vi)     minus an amount equal to the Effective Date Taxation
                  Liability;

         (vii)    minus an amount equal to the Unfunded Pension Liability;

         (viii) minus a fixed amount of $ 25,000,000 (equal to a purchase price reduction agreed between the Parties with respect to payment obligations of the Group under EPU schemes which may arise as a result of the transactions contemplated hereby, obligations which may arise in respect of software consultancy fees and the write off of aged accounts receivables of Wyle Systems Division);

         (ix) minus an amount equal to the aggregate of the Post Effective Date Inter-Group Interest Portion and the Post Effective Date External Interest Portion;

         (x) minus an amount equal to the aggregate of the Pre-Closing Distributions and the Pre-Closing Non-Recurring Charges;

         (xi) plus an amount equal to 12% of $ 600,000,000 multiplied by the number of days from and including October 1, 2000 to, but excluding, the Closing Date divided by 365 (the "ADDITIONAL AMOUNT").

         The amount of the aggregate purchase price as calculated above is referred to as the "FINAL SHARE PURCHASE PRICE".

2.3      ALLOCATION

         The Base Amount and the purchase price for the Sold Shares shall be allocated as set out in Exhibit 2.3 (Part I). The Preliminary Share Purchase Price, Final Share Purchase Price, Inter-Group Debt, External Debt and any adjustments to be made in accordance with Section 2.6 shall be determined on a Division by Division basis in accordance with the basis of allocation set out in Exhibit 2.3 (Part II). Any downward adjustments (including any adjustments as a result of any payments made by the Sellers with respect to claims under Articles 7, 8 and 9) to the Final Share Purchase Price shall be allocated to the relevant Sold Shares, save that the Final Share Purchase Price in respect of the Sold Shares of any Group Company shall not be reduced below $ 1 and any excess adjustment shall be applied in reducing the allocated amount, in the case of the Memec Purchaser, to the shares in Memec Plc, in the case of Avnet to the shares in Raab Karcher Elektronik GmbH and EBV-Elektronik GmbH in equal proportions and, in the case of Arrow, to the shares of EBV Electronic Holdings, Inc. To the extent of any further reduction, the Sellers shall procure the capitalisation of an equal amount of Closing Date Inter-Group Debt and any shares arising on such capitalisation shall be treated as Sold Shares and sold for an aggregate consideration of $ 1.

2.4      PAYMENT ON THE CLOSING DATE

         (a)      On the Closing Date, the Purchasers shall

                  (i) procure to be paid to the respective members of the E.ON Group by or on behalf of the relevant Group Companies such amounts as are required to satisfy the Inter-Group Debt Closing Condition as referred to in
                           Section 4.2(a)(v); and

                  (ii) following satisfaction of the Inter-Group Debt Closing Condition, pay to the Sellers an amount equal to an estimate of the Final Share Purchase Price, as determined in accordance with Sections 2.4(b) or (c) (as the case may be) (the "PRELIMINARY SHARE PURCHASE PRICE"), such payments to be made or procured to be made by each of the Purchasers in respect of the Divisions to be acquired by it.

         (b) If the Effective Date Financial Statements and the Effective Date Certificates have been finally determined in accordance with Article 3 at least ten business days prior to the Closing Date, the Preliminary Share Purchase Price shall be equal to

                  (i)      the Base Amount,

                  (ii) plus/minus each of the amounts set out in Sections 2.2(ii) to (viii), as adjusted by the Effective Date Financial Statements and Effective Date Certificates,

                  (iii) minus the amount equal to the estimate provided pursuant to Section 2.4(d) below of the aggregate of the Post Effective Date Inter-Group Interest Portion and the Post Effective Date External Interest Portion (item (ix) of Section 2.2) and the Pre-Closing Distributions and the Pre-Closing Non-Recurring Charges (item (x) of Section 2.2); and

                  (iv)     plus the Additional Amount (item (xi) of Section
                           2.2).

         (c) If the Effective Date Financial Statements have not been finally determined in accordance with Article 3 at least ten business days prior to the Closing Date, the Preliminary Share Purchase Price shall be equal to the amount of the estimate provided pursuant to Section 2.4 (d) below.

         (d) The Sellers shall deliver to the Purchasers their good faith estimate of the Preliminary Share Purchase Price, the Estimated Closing Inter-Group Debt (as defined in Section 4.2
                  (a)(v) below) and estimates of each of the items specified in
                  (ix) and (x) of Section 2.2 not later than ten business days prior to the Closing Date. The Preliminary Share Purchase Price and the Estimated Closing Date Inter-Group Debt shall be paid, value as of the Closing Date, by two separate wire transfers (to be made in the order as set out in Section 2.4
                  (a)) of immediately available funds into the bank account no. 3941770 USD with Deutsche Bank AG, Dusseldorf, bank identification code (BLZ) 300 700 10, and such payments shall fully discharge all obligations of the Purchasers under this Section 2.4 and Section 4.2(a)(v).

2.5      EFFECT OF PAYMENT; DISCHARGE OF VEBA LIABILITIES

         (a) The Sellers agree, and shall procure that the relevant members of the E.ON Group agree, that the payments by or procured by the Purchasers under this Article 2 and Section 4.2(a)(v) shall fully satisfy all liabilities of any Group Company in respect of the Closing Date Inter-Group Debt and all other liabilities of or incurred by any Group Company to any member of the E.ON Group in respect of the period up to and including the Closing Date, except for trading or supply agreements with respect to goods or utilities in the ordinary course of business on arm's length terms and the lease agreements referred to in Section 7.13. All agreements between any Group Company and any member of the E.ON Group (other than trade or supply agreements with respect to goods or utilities in the ordinary course of business on arm's length terms and the lease agreements referred to in Section 7.13) shall terminate on Closing, unless otherwise agreed in writing with the relevant Purchaser, and the Purchasers and the Group Companies shall have no liability thereunder for amounts payable in respect of periods prior to the Closing Date. If required by the Purchasers, the Sellers shall procure the delivery to the Purchasers of an acknowledgement, discharge and confirmation of termination from the relevant member of the E.ON Group in accordance with the preceding sentences. Nothing in this
                  Section 2.5 shall prejudice any claims in respect of the period prior to Closing in connection with any insurance arrangements with the E.ON Group.

         (b) The Purchasers agree, and shall procure, that upon payment of the Closing Date Inter-Group Debt (as finally determined in accordance with Article 3), no member of the E.ON Group shall have any liability to any Group Company with respect to any Inter-Group Debt.

2.6      SETTLEMENT PAYMENTS AFTER THE CLOSING DATE

         (a) If the Final Share Purchase Price or the actual amount of the Closing Date Inter-Group Debt with respect to a Division (as determined after the Closing Date in accordance with Article 3 below) is higher or lower than the Preliminary Share Purchase Price or the Estimated Closing Inter-Group Debt paid at Closing, the

                  Sellers and the relevant Purchaser shall settle, or cause the relevant members of the E.ON Group or the relevant Group Companies (as the case may be) to settle any differences within ten business days after which the Effective Date Financial Statements and the Closing Certificates have been finally determined in accordance with Article 3, provided that, to the extent relevant, the payments to be made pursuant to this Section 2.6(a) with respect to a Division acquired by the relevant Purchaser shall be set-off against each other and the balancing payment alone shall be payable.

         (b)      The amount of any payment to be made pursuant to this Section
                  2.6 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate of 6 per cent per annum. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

2.7      SAMPLE CALCULATION

         A sample calculation of the Final Share Purchase Price and the aggregate amount payable by Purchasers at Closing (including the Closing Inter-Group Debt) is attached hereto as Exhibit 2.7.

2.8      NO SET-OFF/RETENTION

         Subject to the proviso in Section 2.6(a) neither the Purchasers nor the Sellers shall have any right of set-off or retention right with respect to their obligations to pay the purchase price, the Inter-Group Debt or any adjustment payment under this Article 2.


                                    ARTICLE 3
  EFFECTIVE DATE FINANCIAL STATEMENTS; EFFECTIVE DATE AND CLOSING CERTIFICATES

3.1 PREPARATION OF EFFECTIVE DATE FINANCIAL STATEMENTS AND EFFECTIVE DATE AND CLOSING CERTIFICATES

         (a) Sellers shall prepare, or cause to be prepared, and deliver to each of Purchasers (i) combined financial statements (comprising a balance sheet as at the Effective Date and a profit and loss account for the period from and including January 1,

                  2000 to the Effective Date) of the Group and of each Division, together with an audit report by PricewaterhouseCoopers LLP on the combined financial statements of the Group and of each Division (the "EFFECTIVE DATE FINANCIAL STATEMENTS") (provided that the costs of PricewaterhouseCoopers LLP in the preparation and audit of all such financial statements (but, for the avoidance of doubt, not for the resolution of any disputes) shall be borne as to 50% by the Sellers and as to 50% by the Purchasers), and (ii) certificates based on such financial statements setting forth Sellers' calculation of the Effective Date External Debt, the Effective Date Cash, the Effective Date Inter-Group Debt, the Effective Date Working Capital and the Effective Date Taxation Liability (the "EFFECTIVE DATE CERTIFICATES"), in each case on a consolidated basis for the Group and for each Division. Sellers shall use their best efforts to ensure that the Effective Date Financial Statements and the Effective Date Certificates will be delivered to Purchasers by no later than two months after the date hereof.

         (b) The Purchasers shall cause the Companies to prepare and deliver, as soon as reasonably practicable, but not later than 60 days after Closing, to the Sellers (i) a certificate of the Closing Date Inter-Group Debt for the Group and each Division,
                  (ii) a certificate of the Pre-Closing Distributions and the Pre-Closing Non-Recurring Charges and (iii) a certificate of the Post Effective Date Inter-Group Interest Portion and the Post Effective Date External Interest Portion for the Group and each Division (together the "CLOSING CERTIFICATES").

3.2      ACCOUNTING PRINCIPLES

         The Effective Date Financial Statements and the Closing Certificates shall (i) be prepared in accordance with generally accepted accounting principles as applied in Germany ("GERMAN GAAP") on a basis consistent with those used in the preparation of the 1999 German GAAP Group Balance Sheet (as defined in Section 5.4(a) below) and using the principles set forth in Exhibit 3.2, provided that in the event of any inconsistency between the provisions of Exhibit 3.2 and the basis applied in the preparation of the 1999 German GAAP Group Balance Sheet, the provisions of Exhibit 3.2 shall prevail, and (ii) include line items consistent with those in the 1999 German GAAP Group Balance Sheet.

3.3 REVIEW OF EFFECTIVE DATE FINANCIAL STATEMENTS AND EFFECTIVE DATE AND CLOSING CERTIFICATES

         If the Purchasers believe that any item or amount contained in the Effective Date Financial Statements or the Effective Date Certificates (as delivered by Sellers pursuant to Section 3.1) or Sellers believe that any item or amount contained in the Closing Certificates (as delivered by Purchasers pursuant to Section 3.1) does not comply with Articles 2 and 3, the Purchasers or Sellers (as the case may be) may, within 45 days after delivery of the relevant documents referred to in
         Section 3.1, deliver a notice to Sellers or Purchasers (as the case may be) disagreeing with Sellers' or Purchasers' (as the case may be) calculation and setting forth Purchasers' or Sellers' (as the case may be) calculation of the relevant items or amounts. Any such notice of disagreement shall specify those items or amounts as to which the Purchasers or Sellers (as the case may be) disagree, and Purchasers and Sellers (as the case may be) shall be deemed to have agreed with all other items and amounts contained in the Effective Date Financial Statements, the Effective Date Certificates or the Closing Certificates (as the case may be).

3.4      DISPUTE RESOLUTION

         If the Purchasers or Sellers (as the case may be) have duly delivered a notice of disagreement in accordance with Section 3.3, the Parties shall, during the 30 days following such delivery, use their reasonable efforts to reach agreement on the disputed items or amounts in order to determine the Final Share Purchase Price or the actual amount of the Closing Inter-Group Debt. If and to the extent that, at any time after the end of such period, the Parties are unable to reach such agreement, any Party may refer the remaining differences to an internationally recognized firm of international independent public accountants (the "CPA FIRM"). If the Parties cannot mutually agree upon the CPA Firm within two weeks after any Party has requested its appointment, the CPA Firm shall be appointed, upon request of any Party, by the Institute of Chartered Accountants (Institut der Wirtschaftsprufer) in Dusseldorf. The CPA Firm shall, acting as an expert (Schiedsgutachter) and not as an arbitrator, determine on the basis of the standards set forth in Articles 2 and 3, and only with respect to the remaining differences submitted to it and within the range in dispute between the Parties, whether and to what extent the Effective Date Financial Statements, the Effective Date Certificates or the Closing Date Certificates (as the case may be) require adjustment. The Parties shall instruct the CPA Firm, before giving its opinion, to give the Parties a reasonable opportunity to present their views and to deliver its written opinion to them no later than four weeks after the remaining differences are referred to it. The decision of the CPA Firm shall be conclusive and binding on the Parties (within the limits set forth in Section 319 German Civil Code) and shall not be subject to any appeal. The fees and disbursements of the CPA Firm shall be borne as to 50 per cent by the Sellers and as to 50 per cent by the Purchasers.

3.5      ACCESS AND INFORMATION

         The Purchasers and Sellers agree that they will, and agree to cause their respective independent accountants and each Group Company to, cooperate and assist in the preparation of the Effective Date Financial Statements, Effective Date Certificates or Closing Certificates (as the case may be) and in the conduct of the audits and reviews referred to in this Article 3, including without limitation, the making available to each other and the CPA Firm to the extent necessary of books, records, work papers and personnel and access, during normal working hours, to the Group's premises.


                                    ARTICLE 4
                                     CLOSING

4.1      TIME AND PLACE OF CLOSING

         The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place on the fourteenth business day after the day on which the conditions set forth in Section 4.2(a)(i) below are met, subject to the further conditions set forth in Section 4.2(a) being complied with on such day, at 10 a.m. at the offices of Hengeler Mueller Weitzel Wirtz in Dusseldorf or at any other time and place as the Parties may mutually agree. The date on which the Closing is to be consummated is referred to herein as the "CLOSING DATE".

4.2      CONDITIONS TO CLOSING

         (a) Subject to Section 4.4, the obligations of the Purchasers and Sellers to consummate the Closing are subject to the satisfaction (or, with respect to (iii) below, the waiver by the Purchasers) of the following conditions precedent:

                  (i) Subject to Exhibit 4.3, the consummation of the transaction contemplated hereby shall be permitted pursuant to applicable merger control laws in the United States of America and clearance in respect of such consummation shall have been obtained pursuant to applicable merger control laws in all relevant jurisdictions within the European Union (including pursuant to the EU Merger Regulation) (or any applicable waiting periods in the relevant jurisdictions referred to above shall have expired with the effect that the transaction may be consummated without violation of applicable merger control laws in any such jurisdiction); and

                           (A) in the case of the Divisions to be acquired by Arrow, the information as set forth in
                                    Exhibit 5.3 shall be accurate (save where any inaccuracy in such information would not result in any approvals being required under merger control laws in Canada or Mexico); and

                           (B) in the case of the Divisions to be acquired by Avnet, (x) approvals of the consummation of the acquisitions by Avnet shall have been obtained (or applicable waiting periods have expired, as referred to above) under such merger control laws in the relevant jurisdictions in the European Union (including pursuant to the EU Merger Regulation) without the requirement for any Resolutions (as defined in Exhibit 4.3) being given by Avnet (or any of its subsidiaries, together with Avnet the "AVNET GROUP"), the Divisions to be acquired by Avnet or the Sellers, or (y) the outstanding approvals under applicable merger control laws in jurisdictions other than in the European Union (and other than pursuant to the EU Merger Regulation) may reasonably be anticipated to be forthcoming without Resolutions being given which, when taken together with any Resolutions already given by the Avnet Group, the Divisions to be acquired by Avnet or the Sellers, would have a Material Adverse Effect (as defined in
                                    Exhibit 4.3) or require the Avnet Group
                                    (including the Divisions to be acquired by Avnet) to incur out-of-pocket costs or expenses equal to or exceeding $ 75 million in the aggregate.

                           The conditions precedent in this subsection (i) will not be satisfied unless satisfied with respect to at least two Purchasers. If the conditions precedent contained in this subsection (i) are satisfied with respect to the Divisions to be acquired by two Purchasers, subject to the satisfaction of all other conditions set out in this Section 4.2(a) applicable to such Purchasers, the Closing shall be completed with respect to such Purchasers in accordance with
                           Section 4.5.

                  (ii) No enforceable judgement, injunction, order or decree (an "INJUNCTION") has been issued, made or entered into by any court or governmental authority in any jurisdiction which prohibits the consummation of the Closing, provided that, (A) if any Injunction affects the ability of a Purchaser to close with respect to a portion of any of the Divisions to be acquired by such Purchaser but would not have a Material Adverse Effect (as defined in the introductory part of Section 5) on that Division, then the Closing shall be completed by the Sellers and such Purchaser with respect to all portions of those Divisions that can be completed without violating the Injunction and (B) if any Injunction affects the ability to close with respect to only one Purchaser, but no Injunction affects the ability to close with respect to the other Purchasers, the Parties agree, subject to satisfaction of all other conditions set out in this
                           Section 4.2(a) applicable to such Purchasers, to complete the Closing with respect to the two Purchasers that can be completed in accordance with
                           Section 4.5. In such event, the relevant Parties agree to use their reasonable efforts to have such Injunction overturned or otherwise resolved so that the Closing can be completed with respect to the Division (or any portion of a Division) that has not been completed.

                  (iii) The representations and warranties (except for the representation and warranty in Section 5.3(b), second sentence, in respect of which subsection (i)
                           (A)applies), covenants and other obligations of the Sellers contained in this Agreement shall, from and including the date hereof to the Closing Date, not be breached in a manner which would reasonably be expected to result in indemnification claims by the Purchasers under this Agreement in an aggregate amount of more than $ 300 million (before taking account of any limitations under Article 8). For the avoidance of doubt, Closing shall in no way prejudice any Party's ability to make any claim for breach of this Agreement.

                  (iv) The facilities to be provided pursuant to the terms of the committed facility agreements referred to in Part (A) of Exhibit 4.2 ("COMMITTED FACILITIES") shall have become unconditionally available for draw down in accordance with the relevant terms of such agreements (as attached hereto as Part (B) of Exhibit 4.2) by Memec Purchaser and/or the relevant Group Companies, provided that, if this condition precedent is not satisfied on the day when all conditions set out in this Section 4.2(a) have been satisfied (A) with respect to Avnet and Arrow, then the Closing shall be completed with respect to Avnet and Arrow in accordance with Section 4.5, or (B) with respect to only either Avnet or Arrow, then the Sellers may choose, at their discretion, to complete the Closing with respect to Arrow or Avnet (as the case may be) or not to complete the Closing unless and until the closing conditions with respect to at least two Purchasers have been satisfied. In the event that the Sellers choose to complete the Closing with respect to only one Purchaser (Arrow or Avnet), such Closing shall be conditional upon the Purchasers (other than Memec Purchaser and any Purchaser in respect of which this Agreement has been terminated in accordance with
                           Article 10) and the Sellers having agreed mutually acceptable Transitional and Separation Arrangements (as defined in Section 4.5(e) below) without referral to the Expert.

                  (v) Each Purchaser shall have procured payment to the respective members of the E.ON Group of an amount equal to the Estimated Closing Date Inter-Group Debt in respect of the Divisions to be acquired by it. The condition set out in this subsection (a)(v) is referred to herein as the "INTER-GROUP DEBT CLOSING CONDITION".

         (b)      In connection with the condition set out in Section 4.2(a)
                  (iv), Memec Purchaser undertakes:

                  (i) to use all reasonable endeavours to satisfy any conditions precedent to draw down under the Committed Facilities to the extent such matters are within the reasonable control of it or its subsidiaries, and

                  (ii) to enforce its right under the Committed Facilities to draw down the funds available thereunder.

4.3      REGULATORY FILINGS

         (a) Each of the Sellers and the Purchasers agree, as soon as practicable after the date of this Agreement, to make all appropriate filings under any applicable merger control laws in the European Union (including under the EU Merger Regulation) and any other applicable antitrust laws in any other jurisdictions (for the avoidance of doubt not including Canada or Mexico) and to file a Notification and Report Form pursuant to the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with respect to the transactions contemplated hereby. The HSR Act and the applicable merger control and antitrust laws in the European Union and any other jurisdiction as referred to in the preceding sentence are referred to herein as the "ANTITRUST LAWS". Each of the Sellers and each relevant Purchaser agrees to supply to any relevant competent authorities as promptly as practicable any additional information and documentary material that may be requested pursuant to any Antitrust Laws and (subject to Exhibit 4.3) to take all other actions necessary to obtain all requisite approvals and authorizations and to cause the expiration or termination of the applicable waiting periods (or similar requirements) under such laws as soon as practicable.

         (b) Subject to Exhibit 4.3 in order to obtain all requisite approvals and authorisations for the transactions contemplated by this Agreement under the merger control laws in the European Union, the HSR Act and any other Antitrust Law, the relevant Purchaser and the Sellers shall (i) co-operate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the Sellers or relevant Purchaser (as the case may be) informed in all material respects of any material communication received by such party from, or given by such party to, any relevant competent authorities and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the Sellers or relevant Purchaser (as the case may be) a reasonable opportunity to be consulted in advance of any meeting or conference with any such competent authority or in connection with any proceeding by a private party.

         (c) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any competent authority (including the European Commission) or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, then, subject to Exhibit 4.3, the relevant Purchaser and the Sellers shall be obligated to (i) take all necessary steps to resolve such objections or challenge as such competent authority or private party may have to such transactions under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement and (ii) pursue a resolution with any competent authority and, if acceptable to any competent authority, enter into a settlement, consent, decree or other agreement with such competent authority necessary to permit the transactions contemplated by this Agreement.

         (d) If a competent authority decides to deny its approval, as required under any applicable Antitrust Law, of the transactions contemplated hereby or any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, (subject to Exhibit 4.3) the relevant Purchaser and the Sellers shall co-operate in all respects with each other and shall contest any such decision, action or proceeding and take all necessary steps to have vacated, lifted, reversed or overturned any decree, judgement, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement under any applicable Antitrust Law, including, without limitation, defending in litigation on the merits any claim asserted in any court through a final and non-appealable judgement.

         (e) If the failure to satisfy the requirements of any Antitrust Law in any jurisdiction, other than in any jurisdiction within the European Union (including pursuant to the EU Merger Regulation) or the United States of America, prevents the Closing in respect of the shares in any Group Company, then (in the case of Arrow subject to the closing condition in Section 4.2(a)(i)(A)) the relevant Purchaser and the Sellers shall be obliged to comply with their respective obligations on Closing (save to the extent that such obligations relate to the acquisition of such shares), and the Purchasers' obligations to pay the full purchase price for the portions of the Group acquired by each of them at Closing shall not be affected thereby, provided that Closing on such basis does not violate any Antitrust Laws. The relevant Parties shall endeavour to agree, upon request of any of them, on any appropriate action or suitable amendment to this Agreement in order to ensure, as far as practicable, that the Closing does not so violate any Antitrust Laws. Following Closing, the relevant Purchaser and the Sellers shall endeavour to obtain any necessary approval in respect of Antitrust Laws to enable the relevant shares to be transferred to the relevant Purchaser without payment of any further consideration and as soon as such approval is available the Sellers shall complete such transfer. Pending completion of such transfer the relevant Purchaser and the Sellers shall enter into such arrangements (subject to compliance with Antitrust Laws) as give commercial effect to the intent of the Parties to close the sales of each Group Company to be purchased by a Purchaser simultaneously. If the approval is not obtained within six months after Closing with the relevant Purchaser, the Sellers shall procure the sale of the relevant business or shares (after consultation with the relevant Purchaser) and shall pay to the relevant Purchaser any proceeds of sale, net of any taxes and reasonable expenses.


         (f) If (a) either Arrow or Avnet are unable to complete the acquisition of the relevant Group Companies to be purchased by them as a result of the conditions in Section 4.2(a)(i) not having been satisfied by February 28, 2001 but (b) the acquisition by the other Purchasers (including Memec Purchaser) of the Group Companies to be purchased by them shall close on or prior to such date and (c) either Arrow or Avnet (as the case may be) terminate this Agreement in respect of either Arrow or Avnet (as the case may be) in accordance with Article 10 as a result of such failure of the conditions in Article 4.2(a) or the Sellers terminate this Agreement after May 15, 2001 in respect of either Arrow or Avnet (as the case may be) in accordance with Article 10 as a result of such failure, (i) each Purchaser that is unable to complete the acquisition shall pay to the Sellers an amount of $ 25 million in aggregate as a fee for such termination and each Purchaser that is able to complete the acquisition of the relevant Group Companies shall, on Closing of such acquisition or, if Closing has already occurred, within five business days of being notified in writing, pay an additional amount of $ 25 million by way of increase in the Final Share Purchase Price, which shall be allocated, in the case of Memec Purchaser, to the shares in Memec

                  LLC, in the case of Avnet, to the shares in EBV-Elektronik GmbH, and in the case of Arrow, to the shares in EBV Electronic Holdings Inc. Notwithstanding any other provisions of this Agreement, the payments by each Purchaser under this paragraph (f) shall be in full and final discharge of all liabilities of it in respect of its obligations under this
                  Article 4.3 and all obligations of such Purchaser under or in respect of Article 4.3 shall cease upon termination of this Agreement in respect of such Purchaser in accordance with
                  Article 10. This paragraph (f) shall not apply if both Arrow and Avnet are unable to complete the acquisitions contemplated hereby as a result of the failure to satisfy the conditions in
                  Section 4.2(a)(i) on or before the date specified in Section 10.1(e), but in this case Purchasers or Sellers may terminate this Agreement in its entirety in accordance with that Section.

4.4      ACTIONS ON CLOSING DATE

         (a) On the Closing Date, the Parties shall take, or cause to be taken, the actions set out in Exhibit 4.4, which shall be taken simultaneously.

         (b) No Purchaser and no Seller shall be obliged to close this Agreement unless:

                  (i) Sellers and the relevant Purchaser comply with all their obligations under Section 4.4 in respect of the Divisions to be acquired by that Purchaser (provided that, if two Purchasers do not comply with such obligations, Sellers may, at their discretion, decide not to close this Agreement in its entirety); and

                  (ii) subject to Sections 4.2(a)(ii)(A) and 4.3(e), the purchase of all the Sold Shares in respect of the Divisions to be acquired by that Purchaser is completed simultaneously,

                  provided that no Seller or Purchaser shall be entitled to rely on its own default under Section 4.4 in order to avoid its obligation to close this Agreement.

4.5      STAGGERED CLOSING

         If, pursuant to Sections 4.1 and 4.2, the Closing is completed with only two Purchasers ("CLOSING I"), the following shall apply:

         (a) Sections 4.1 and 4.4 shall only apply to such Purchasers (the "COMPLETING PURCHASERS") and not to the Purchaser who is unable to complete (the "NON-COMPLETING PURCHASER") until the conditions set out in Section 4.2 are satisfied with respect to such non-completing Purchaser (subject to Article 10).

         (b) Amounts to be paid in accordance with Article 2 shall be determined in respect of the Divisions to be acquired by each Completing Purchaser (and, in the event that there is a subsequent Closing in relation to the Non-Completing Purchaser ("CLOSING II"), the Non-Completing Purchaser) on the basis of the allocation set out in Exhibit 2.3 (Part II). In respect of the Divisions to be acquired by the Completing Purchasers, the Additional Amount payable (if any) shall be calculated up to, but excluding, the date of Closing I on the basis of an amount of $200,000,000 for each Completing Purchaser. In respect of the Non-Completing Purchaser, the Additional Amount payable (if any) in respect of the Divisions to be acquired by it shall be calculated up to, but excluding, the date of Closing II on the basis of an amount of $200,000,000.

         (c) The Final Share Purchase Price for the Sold Shares transferred to the Completing Purchasers (and the Non-Completing Purchaser at Closing II, if any) and the Closing Date Inter-Group Debt in respect of the Divisions acquired by the Completing Purchasers (and the Non-Completing Purchaser at Closing II, if any) shall be determined on the basis of the Effective Date Financial Statements and the Effective Date Certificates (to be prepared in respect of the Group and all Divisions, as contemplated by Article 3) and the Closing Date Certificates (to be prepared in respect of the Divisions acquired by the Completing Purchasers or, in respect of Closing II, the Non-Completing Purchaser). For the avoidance of doubt, where relevant, the adjustments shall be determined from the Effective Date Financial Statements in respect of the Group as indicated in Exhibit 2.3 (Part II).

         (d) Where the context so requires, references to the "Group" shall be deemed to be made to the Divisions to be transferred to the relevant Purchasers, and the other Divisions in respect of which this Agreement has been terminated shall be deemed to be part of the E.ON Group. Any reference to a time period determined by reference to "Closing" shall be determined by reference to Closing I or Closing II as the case may be.

         (e) In accordance with paragraph (f) below, the Purchasers and the Sellers shall enter into mutually acceptable arrangements (the "TRANSITIONAL AND SEPARATION ARRANGEMENTS") on arm's length terms with respect to:

                  (i) the transitional arrangements to apply in the period between Closing I and the first to occur of Closing II and the termination of this Agreement pursuant to
                           Article 10 in respect of the Non-Completing Purchaser with respect to the ongoing relationship between the Divisions transferred to the Completing Purchasers at Closing I and the other Divisions to be acquired by the Non-Completing Purchaser; and

                  (ii) the arrangements (including appropriate service and separation arrangements) to be put in place between the E.ON Group (in this case including the Divisions retained by the Sellers) and the Completing Purchasers in the event that any of the conditions to Closing set out in Section 4.2 is not satisfied with respect to the Non-Completing Purchaser and this Agreement is terminated by or in respect of such Non-Completing Purchaser in accordance with Article 10.

         (f) The Purchasers shall, as soon as reasonably practicable after the date hereof, prepare a proposal for the Transitional and Separation Arrangements based (with any adjustments deemed appropriate by the Purchasers) on the principles negotiated and agreed among the Purchasers in respect of the separation of the Group by the Purchasers after the Closing. As soon as there is reasonable evidence that the Closing may not be completed in respect of all three Purchasers simultaneously, Purchasers shall deliver that proposal to the Sellers, and the Parties shall negotiate in good faith to finalise the Transitional and Separation Arrangements on arm's length terms and using the Purchasers' proposal as a basis for such negotiations. The Parties shall use all reasonable endeavours to finalise such negotiations within one month after Closing I has been completed. If the Transitional and Separation Arrangements have not been finally agreed within such one month period, the Sellers or the Purchasers may each refer the remaining differences to an expert arbitrator (the "EXPERT"). The Expert shall (unless otherwise agreed between the Parties) be a recently retired person who held a senior position in the electronics distribution industry. If the Parties cannot mutually agree upon the Expert within such one month period, the Expert shall be appointed, upon request of any Party, by the Chamber of Commerce in Frankfurt am Main. The Expert shall first seek to resolve the remaining differences with the Parties by way of mediation and, if no mutually acceptable agreement can be reached within a reasonable time (not to exceed four weeks), determine the outstanding terms and conditions of the Transitional and Separation Arrangements as an expert arbitrator (Schiedsgutachter). The Expert shall decide at its equitable discretion, on the basis of arm's length principles, but within the range of the proposals made by the Parties. The terms and conditions as agreed between the Parties or determined by the Expert shall apply with retroactive effect as of Closing I or Closing II (as the case may be). The last three sentences of Section 3.4 and the provisions contained in
                  Section 3.5 shall apply with the necessary changes, provided that the four week period referred to in Section 3.4 shall not begin until the mediation as referred to above has failed.

         (g) Where this Section 4.5 applies, references in this Agreement to "Purchasers" shall be construed as a reference to all the Purchasers, the Completing Purchasers or the Non-Completing Purchasers and any reference to "Closing" shall be construed as a reference to Closing I or Closing II, in each case as the context requires.


                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers represent and warrant to each of the Purchasers (and any company nominated by the relevant Purchaser pursuant to Section 1.1(d)) by way of an independent guarantee (selbstandiges Garantieversprechen) that, except as set forth in the disclosure letter attached hereto as Exhibit 5(a) or in any other exhibits referred to in this Article 5 (and, in each case, disclosed in respect of a specific statement set forth in this Article 5 or to the extent it is reasonably clear that the disclosure is also relevant for any other statement set forth in this Article 5), the statements set forth in this Article 5 are true and correct as of the date hereof and will be true and correct as of the Closing Date, provided, however, that (i) representations and warranties which are subject to the Sellers' knowledge shall only be true and correct as of the date hereof and (ii) representations and warranties which are expressly made as of a specific date shall be true and correct only as of such date. Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another representation and warranty. Except as set forth in Section 8.1(g), none of the representations and warranties shall be treated as qualified by any actual or constructive knowledge on the part of any Purchaser or any of their agents.

References in this Article 5 to the Sellers' knowledge or awareness are to the actual knowledge, as of the date hereof, of the persons listed in Exhibit 5 (b), after inquiry with the persons listed in Exhibit 5(c).

The Sellers covenant that they shall as soon as reasonably practicable inform the Purchasers of any breach of the representations and warranties of which any person listed in Exhibit 5(b) becomes aware in the period between the date hereof and the Closing Date (provided that they shall have no obligation to make any inquiry with the Companies' and Subsidiaries' management during that period).

For the purpose of this Agreement (other than Exhibit 4.3), "MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the financial condition, results of operations or business operations of a Division, taken as a whole.

5.1      ORGANIZATION OF SELLERS AND THE GROUP

         (a) Except as disclosed in Exhibits R-1 and R-2, each Seller, each Company and each Subsidiary is a corporation, limited liability company or partnership (in each case, as indicated in Exhibits R-1 and R-2), duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers to carry on its business as now conducted.

         (b) All Companies and Subsidiaries and their respective jurisdictions of incorporation are identified in Exhibit R-2 and no company of the Group holds any interests in any company or entity other than as set forth in Exhibit R-2.

         (c) Except as set forth in Exhibit 5.1(c), none of the Companies or Subsidiaries is a party to any agreement which would permit any third party (other than the Companies or Subsidiaries) to control such Company or Subsidiary or obligate it to transfer its profits or (other than as a result of transactions within the ordinary course of its business) any part of its assets to any such third party.

         (d) Exhibit 5.1(d) contains a true and correct list of the articles of association, by-laws or similar organisational documents of the Companies as presently in effect.

                  True and complete copies of such documents have been delivered to the Purchasers prior to the execution of this Agreement.

5.2      OWNERSHIP OF SHARES; SHAREHOLDINGS

         (a) The ownership of the shares and interests in the Companies and the Subsidiaries is set forth in the Recitals and in Exhibits R-1 and R-2. The Sold Shares and the shares or interests in the Subsidiaries (to the extent such shares or interests are indirectly sold under this Agreement) are free and clear of any liens, encumbrances or other rights of third parties, and there are no pre-emptive rights, rights of first refusal, options or other rights of any third party (other than any Company or Subsidiary) to purchase or acquire any of the Sold Shares, except as disclosed in Exhibit 5.2(a). Except as otherwise set forth in Exhibits R-1 or R-2, the Sold Shares and the shares in the other Companies and Subsidiaries set out in such exhibits represent all of the issued share capital of the respective Companies and Subsidiaries, and no options or rights to acquire or subscribe to any additional shares or convertible securities in respect of shares of any Company or Subsidiary have been granted to, or otherwise agreed with, any third party (other than any Company or Subsidiary).

         (b) The Sold Shares are duly authorized, validly issued and are fully paid. The Sold Shares are non-assessable (i.e. there is no shareholder obligation to make an additional capital contribution).

         (c) Except as expressly otherwise indicated in Exhibit R-2, the minority shareholdings in the Companies and Subsidiaries as referred to in Exhibit R-2 are owned, or will be owned at the Closing Date, by directors, officers or employees of the Group as set forth in Exhibit R-2 (or any other persons agreed with the relevant Purchaser) for the account of the relevant majority shareholder of such Companies and Subsidiaries, in order to comply with requirements of local corporate law.

5.3      AUTHORIZATION OF SELLERS, NON-CONTRAVENTION

         (a) The execution, delivery and performance by each Seller and by E.ON AG of this Agreement and the consummation of the transactions contemplated hereby are within each Seller's and E.ON AG's corporate powers and have been duly authorized by all necessary corporate action on the part of each Seller and of E.ON AG. This Agreement constitutes a valid and binding agreement of each Seller and E.ON AG and is enforceable by each Purchaser, assuming that it has been validly executed on behalf of such Purchaser.

         (b) The execution, delivery and performance by each Seller and by E.ON AG of this Agreement and the consummation of the transactions contemplated hereby require no action by any Seller or E.ON AG in respect of, or filing by any Seller or E.ON AG with, any governmental body, agency or official other than the compliance with any applicable requirements under merger control laws as set forth in Sections 4.2 and 4.3. With respect to Canada and Mexico, the financial information relating to the Divisions to be acquired by Arrow and contained in Exhibit 5.3 is accurate (provided that this representation is only given for the purposes of Purchasers' evaluation of any antitrust requirements in those countries).

         (c) The execution, delivery and performance by each Seller and by E.ON AG of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

                  (i) violate the certificate of incorporation or bylaws of any Seller, Company, Subsidiary or E.ON AG,

                  (ii) assuming compliance with any applicable merger control laws, violate any applicable law, rule, regulation, judgement, injunction, order or decree to which a Seller or E.ON AG is subject,

                  (iii) require any consent or other action by any third party or constitute a default under any agreement or other instrument binding upon any Seller or E.ON AG, or

                  (iv) require, as at the date hereof, any filing or consultation with or consent from any works council, economic committee, trade union or employee representative or body.

5.4      FINANCIAL STATEMENTS

         (a) Exhibit 5.4(a) contains the combined (German GAAP) balance sheet of the Group as of December 31, 1999 (the "1999 GERMAN GAAP GROUP BALANCE SHEET"). Except as disclosed in Exhibit 5.4(a) , the 1999 German GAAP Group Balance Sheet has been prepared in accordance with German GAAP, as interpreted by the VEBA accounting standards and the principles set forth in
                  Exhibit 3.2, applied on a consistent basis, and fairly presents, in accordance with the above policies and principles, in all material respects the combined financial position of the Group as at December 31, 1999.

         (b) Exhibit 5.4(b) contains the combined (US GAAP) financial statements (including notes thereto) of the Group as of and for the financial years ended December 31, 1998 and 1999 (collectively, the "1998 AND 1999 US GAAP GROUP FINANCIAL STATEMENTS") together with the audit reports by PricewaterhouseCoopers LLP on such financial statements. Except as disclosed in Exhibit 5.4(b), the 1998 and 1999 US GAAP Group Financial Statements have been prepared in accordance with US GAAP and the principles set forth in
                  Exhibit 3.2, applied on a consistent basis, and fairly present, in accordance with the above policies and principles, in all material respects the combined financial condition and the results of the combined operations of the Group as at and in respect of the financial periods ending on December 31, 1998 and 1999.

         (c) To the Sellers' knowledge, the (unaudited) combined accounts of the Group consisting of a balance sheet and income statement as at and for the period from January 1, 2000 to March 31, 2000 as contained in Exhibit 5.4(c) (the "MARCH 2000 GROUP ACCOUNTS") have been prepared in accordance with German GAAP, as interpreted by VEBA accounting standards, and fairly present, in accordance with the above policies and principles, in all material respects the financial position and results of operations of the Group in respect of the financial period from January 1, 2000 to March 31, 2000.

         (d) The divisional accounts as of March 31, 2000, consisting of a balance sheet for each Division, as set out in Exhibit 5.4(d) (the "MARCH 2000 DIVISIONAL ACCOUNTS"), are neither reviewed nor audited and were not prepared by management for audit purposes. They were derived from the March 2000 Group Accounts in order to show the allocation to the Divisions. The Sellers are not aware that there are any material misstatements in the March 2000 Divisional Accounts.

         (e) Except as disclosed in Exhibit 5.4(e), none of the Sellers is aware of any facts which would require a material change to the 1999 German GAAP Group Balance Sheet, the 1998 and 1999 US GAAP Group Financial Statements, the March 2000 Group Accounts or the March 2000 Divisional Accounts if such facts had been known at the time when any of such financial statements (as appropriate) were adopted.

5.5      ASSETS, ENCUMBRANCES

         (a) The Companies and the Subsidiaries have good title to, or in the case of leased or licensed property and assets have valid leasehold interests or licenses in, or otherwise legally possess, hold, or have a legal right to use, all property and assets (whether real, personal, tangible or intangible) reflected on the 1999 US GAAP Group Financial Statements and all property and assets acquired after December 31, 1999 or otherwise in use by the Companies and Subsidiaries, except, in each case, for (i) properties and assets disposed of since December 31, 1999 in the ordinary course of business consistent with past practices and (ii) any assets (other than those owned by VEBA Electronics LLC and sold to Arrow pursuant to Section 1.1(b) of this Agreement) which are owned by any member of the E.ON Group. Each Division owns, leases, licences or otherwise legally possesses, holds or has a legal right to use, all fixed or current assets necessary for the conduct of its business as carried on at the date hereof, save to the extent that any other Division owns, leases, licences or otherwise legally possesses, holds or has a legal right to use, any such assets and provided that this representation shall not extend to the adequacy of the level of the current assets or working capital.

         (b) The (fixed and current) assets owned by the Companies and Subsidiaries as referred in Section 5.5(a) are not encumbered with any liens, pledges or other rights or encumbrances in favour of any third party, except for (i) retention of title rights (or equivalent rights in any jurisdiction) in favour of any supplier arising in connection with the supply of goods to a Company or Subsidiary by that person or any of its affiliates, (ii) liens, pledges or other security rights in favour of a mechanic, workman, carrier or the like arising by operation of law or in the ordinary course of business in respect of assets in the possession of such person, (iii) security rights of any kind granted to banks and other financial institutions over cash deposited with such banks and financial institutions in respect of financial debt shown in the Effective Date Financial Statements, (iv) statutory liens and other statutory security rights in favour of tax authorities or other governmental entities in respect of taxes and other public charges which have not become due and payable and which do not impair any Division's ability to conduct its business as currently conducted, (v) customary easements and similar rights in real property which do not impair any Division's ability to conduct its business as presently conducted and
                  (vi) the rights and encumbrances listed in Exhibit 5.5(b).

         (c) All inventories maintained by the Companies and Subsidiaries as of the date hereof have been acquired or manufactured in the ordinary course of business, consistent with past practice.

         (d) Any trade accounts receivable arising since the Effective Date have arisen as a result of sales or services made in the ordinary course of business of the Divisions.

         (e) Except as disclosed in Exhibit 5.12, no Company or Subsidiary uses any material asset owned by the E.ON Group for the conduct of its business.

         (f) The real properties of which particulars appear in Exhibit 5.5(f) (the "PROPERTIES") are the only real properties owned, controlled, used or occupied by the Companies and the Subsidiaries and which are either (i) freehold or (ii) leasehold with annual lease obligations of more than $ 100,000 (in respect of each lease). The relevant Company or Subsidiary specified in Exhibit 5.5(f) is the legal and beneficial owner of each freehold Property or has a valid and enforceable lease in respect of each leasehold Property and, in either case, is in exclusive occupation of each Property. In respect of each of the Properties which are freehold, the relevant Company or Subsidiary has a good and marketable title to each Property free from encumbrances (other than those permitted under Section 5.5(b) (iv) and (v) or disclosed in Exhibit 5.5(b)) or third party rights of any kind whatsoever.

         (g) There is no covenant, restriction, burden, stipulation or obligation affecting, in a material manner, the current use of any Property by the relevant Group Company. No Group Company is in material breach of any covenant, restriction, stipulation or obligation affecting the use of any Property or the value of the freehold. In the case of any outstanding leasehold interest in respect of any Property, the rent in respect of such leasehold Property has been paid up to date when due.

         (h) There are no disputes to which any Group Company is a party regarding boundaries, easements, covenants or other matters relating to any Property or its use.

         (i) To the Sellers' knowledge, the current use of each Property is, in all material respects, the lawful use under the planning or zoning law applicable and the permissions authorising that use are unconditional and permanent.

         (j) The relevant Company or Subsidiary has not received any notice or order affecting any Property from any Government department, any authority or any third party and is not aware of any proposals on the part of any Government department or any authority which would in either such case adversely affect the use of the Property or the value of the freehold or (if any) leasehold interest in respect of any Property.

         (k) No Company or Subsidiary has sold, assigned, surrendered or transferred any property in respect of which it entered into any covenant which continues to bind it without having received a full and effective release or indemnity in respect of its liability under that covenant, nor is there any subsisting contractual liability under any provision of any legal agreement in respect of any property formerly owned or occupied by it.

5.6      INTELLECTUAL PROPERTY RIGHTS

         (a) Exhibit 5.6(a) contains a list of (i) all intellectual property rights owned or licensed and used or held for use by any Company or Subsidiary and registered in favour of or filed for registration by any Company or Subsidiary which constitute all such registered rights necessary for the conduct of the business as carried on by the Companies and the Subsidiaries and (ii) all unregistered intellectual property rights (including, without limitation, internet domain names, but excluding the names VEBA and Raab Karcher and licences of, and similar rights in, application software and know-how) owned or licensed and used or held for use by any Company or Subsidiary and which constitute all such rights which are material to the conduct of the business as carried on by the Companies and the Subsidiaries (together, the "INTELLECTUAL PROPERTY RIGHTS"), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right, (ii) the registered or beneficial owner or applicant for registration of such Intellectual Property Right and (iii) the jurisdictions in which such Intellectual Property Right has been registered or in which an application for such issuance or registration has been filed and the registration or application numbers. Each Group Company has all necessary know-how to carry on its business as carried on at the date hereof.

                  Except as disclosed in Exhibit 5.6(a), the Group Companies have done everything necessary to validly make or maintain all registrations with and applications to governmental or regulatory authorities in respect of the registered Intellectual Property Rights.

         (b) No Intellectual Property Right is subject to any outstanding judgement, injunction, order, decree or agreement restricting the use thereof by the Group or restricting the licensing thereof by the Group to any third party.

         (c) To the Sellers' knowledge, the Companies and Subsidiaries do not currently infringe and have not at any time during the period of three years prior to the date of this Agreement infringed any intellectual property rights of any third party.

         (d) To the Sellers' knowledge, there is not, and there has not been at any time during the period of three years prior to the date of this Agreement, an infringement or unauthorised use of any of the Intellectual Property Rights.

         (e) Except as disclosed in Exhibit 5.6(a), no Company or Subsidiary has granted nor is obliged to grant a licence, assignment, consent, undertaking, security interest or other right in respect of any of the Intellectual Property Rights.

         (f) Neither the Company nor any Subsidiary is, or has received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) under any agreement to use the Intellectual Property Rights.

5.7      PERMITS; COMPLIANCE WITH LAWS

         (a) Each of the Companies and Subsidiaries has all governmental and other legally required permits, licenses, authorizations and consents which are required by it in order to operate its business and are material for the conduct of the business of the relevant Division (the "PERMITS"). No Permit has been revoked from any Company or Subsidiary and the Sellers are not aware of any facts which may result in the cancellation or revocation of any Permit.

         (b) The business of each of the Companies and Subsidiaries is, and within a period of three years prior to the date hereof has been, conducted in all material respects in compliance with all applicable laws, regulations, rules or orders of government entities or public authorities ("APPLICABLE LAWS") and all Permits in each jurisdiction in the European Union and the United States of America and, to the Sellers' knowledge, in any other jurisdiction in which the Group operates or has operated. No Company or Subsidiary has received notice of any failure to comply with any Applicable Laws.

5.8      ENVIRONMENTAL MATTERS

         (a) For the purposes of this Section 5.8, "ENVIRONMENTAL LAWS" means the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980 and U.S. Resource Conservation and Recovery Act of 1976, each as amended, and any other law, regulation, directive or order applicable in any jurisdiction and relating to or imposing liability, standards of conduct for the protection of the environment or the use, handling, generation, manufacturing, distribution, collection, transportation, storage, disposal, cleanup or release or threatened release of hazardous materials.

         (b)      Except as disclosed in Exhibit 5.8, to the knowledge of the
                  Sellers:

                  (i) no written notice, request for information, order, complaint or penalty has been received, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened which allege a violation of or liability under any Environmental Law, in each case relating to any Company or Subsidiary;

                  (ii) each Company and Subsidiary has all permits required under Environmental Laws necessary for its operations to comply with all applicable Environmental Laws and is in compliance with the terms of such permits and with all other applicable Environmental Laws;

                  (iii) there has been no written environmental audit conducted within the past three years by any Seller or Company or Subsidiary of any property currently owned or leased by any Company or Subsidiary which has not been delivered to Purchasers prior to the date hereof; and

                  (iv) the Companies and the Subsidiaries have not caused any pollution or contamination of the environment which requires, under the Environmental Laws as in effect on the Closing Date, any clean-up or other remedial measures by the Companies or Subsidiaries.

5.9      LITIGATION, DISPUTES

         Except as disclosed in Exhibit 5.9 and, in respect of the Divisions to be acquired by Arrow and Memec Purchaser, except for debt collection actions brought by a Group Company in the normal course of business and claims by related third parties arising in connection therewith, no Company or Subsidiary is involved in any lawsuit or other proceeding pending against it before any court, arbitral tribunal or governmental agency involving an amount in excess of $ 100,000. No such lawsuit or proceeding has been threatened in writing against any Company or any Subsidiary, and no Company or Subsidiary is subject to any governmental or court order or decree that limits its ability to operate its business in the ordinary course. To the Sellers' knowledge, unless otherwise disclosed in Exhibit 5.9 or, in respect of the Divisions to be acquired by Arrow and Memec Purchaser, except for debt collection matters (as described above), there are no facts or circumstances which are likely to result in any lawsuit or other proceeding initiated against any Company or Subsidiary by any third party and involving an amount in excess of $ 100,000. There is to the Sellers' knowledge, no current, pending or threatened governmental or other judicial or regulatory investigation, enquiry or disciplinary proceeding concerning any Company or Subsidiary.

5.10     EMPLOYEE AND LABOUR MATTERS

         (a) Exhibit 5.10(a) contains a true and correct list, as of the date hereof, of all collective bargaining agreements and all material agreements with unions, workers' councils and similar organisations to which any Company or Subsidiary is bound. Except as disclosed in Exhibit 5.10 (a), as of the date hereof, no Company and no Subsidiary is experiencing and, to the Sellers' knowledge, there is no basis to expect any Company or Subsidiary to experience (i) any strike, slowdown, picketing or work stoppage by or lockout of its employees or, in the United States of America, any union organising activity, or (ii) any suit relating to the alleged violation of any law or order and relating to labour relations or employment matters (including any charge or complaint filed by an employee or union with the U.S. National Labor Relations Board or Equal Employment Opportunity Commission or any other comparable governmental authority).

         (b) Exhibit 5.10(b) sets forth, as of the date hereof, a true and complete list of (i) the employment, consultancy or appointment contracts of all directors and officers of the Companies and Subsidiaries and all other employees and consultants of each Company and Subsidiary and each HQ Employee and (ii) all employees of the Companies and Subsidiaries and HQ Employees whose employment is based on employment-at-will-letters, in each case whose annual base salary or base compensation (excluding, for the avoidance of doubt, performance-related payments and bonuses) exceeds $ 100,000 as well as of certain other key employees specified in such exhibit. Copies of (i) such contracts providing for an annual base salary in excess of more than $ 140,000 in respect of the Divisions acquired by Memec Purchaser, (ii) all such contracts (excluding any employment-at-will letters, where the employment relationship has been established solely on the basis of such letters) in respect of the Divisions acquired by Arrow and (iii) all such contracts in respect of the Divisions acquired by Avnet have been disclosed to the relevant Purchasers. For the purposes of this paragraph (b), consultancy contracts shall exclude contracts with companies or professional firms which are generally in the business of providing consultancy services or advice to companies and businesses (including companies and businesses other than the Group).

         (c) Exhibit 5.10(c) sets forth, as of the date hereof, a true and complete list of (i) all stock option plans of the Companies and Subsidiaries or applying to any HQ

                  Employee to the extent not disclosed in any of the employment contracts disclosed to Purchasers pursuant to Section 5.10(b) and (ii) all redundancy schemes of the Companies and Subsidiaries which constitute or, in respect of the non-German Companies and Subsidiaries would constitute, a change of operations (Betriebsanderung) within the meaning of Sec. 111 Shop Constitution Act (Betriebsverfassungsgesetz).

         (d) Exhibit 5.10(d) sets forth a true and complete list of all directors, officers or employees of the Group and all HQ Employees whose terms of employment or engagement:

                  (i) include any payment or benefit which will be payable or arise (directly or indirectly) as a result of the transactions contemplated by this Agreement; or

                  (ii) have been varied (either by way of amendment or the exercise of any discretion) since July 1, 1999 (other than variations made in the ordinary course of business and consistent with past practice of the relevant Company or Subsidiary over the last three years), provided that the representation in subsection (ii) shall only apply to directors, officers or employees with an annual base salary in excess of $ 100,000 and/or in respect of employees whose terms of employment or engagement have been varied as part of a scheme applying to 20 employees or more.

                  Copies of all such terms have been provided to the Purchasers.

5.11     EMPLOYEE BENEFITS AND PENSION OBLIGATIONS

         (a) With respect to Raab Karcher Elektronik GmbH, Raab Karcher Immobilien, EBV-Elektronik GmbH and Atlas Logistik Service GmbH, Distron Elektronik GmbH, Memec (Memory and Electronic Components) Plc, Memec Sud Europe SA, Memec GmbH, Memec Belgium NV, Memec AG, Memec Nederland BV, Okura Electronics Co. Ltd., Memec Holding B.V. and their respective Subsidiaries, and the Group Companies sold by Raab Karcher Electronics Systems Plc, the following shall apply:

                  Except for (i) employer's contributions to statutory pension schemes, health and unemployment insurance, (ii) benefits provided by the agreements referred to in Section 5.10(a) or the employment contracts of the employees referred to in
                  Exhibit 5.10(b), (iii) vacation or sick pay, (iv) any funded (defined contribution) benefit schemes currently providing for annual commitments by the employer of not more than $100,000 per benefit scheme and (v) the arrangements disclosed in
                  Exhibit 5.11 (a) (the "ARRANGEMENTS"), none of the Companies or Subsidiaries referred to above is under any obligation to pay or contribute towards pensions or any other retirement, death, sickness, medical or disability benefit to or in respect of any of its employees or former employees (or any dependent thereof) and has not paid or contributed towards any pension or any such benefit on a customary or voluntary basis. All contributions and other payments due from the participating employers and employees have been paid to the Arrangements, except for any amounts relating to periods after May 31, 2000 to the extent that those amounts are still in course of calculation and are not at the date of this Agreement due in accordance with normal collection procedures for that Arrangement and in accordance with the law applicable to that Arrangement. The consummation of the transactions contemplated hereby will not result in an increase in the amount of any benefit or accelerate the vesting, timing, funding or payment of any benefit under any of the Arrangements. Since December 31, 1999, and except as set forth in any written Arrangement made available to the Purchasers, no enhancement has been made to any existing benefit schemes in respect of any Arrangement and no new benefit of the type covered by this Section 5.11(a) has been introduced or provided by any Group Company, excluding the inclusion of any new directors, officers and employees in any of the Arrangements or enhancements based on promotions of employees, in each case within the ordinary course of business, consistent with past practice.

         (b) With respect to VEBA Electronics LLC, Wyle Electronics, and Atlas Services LLC, Atlas Business Services LLC, EBV Electronics Holdings, Inc., Memec LLC and their respective Subsidiaries (collectively, the "U.S. COMPANIES") the following shall apply:

                  Exhibit 5.11(b) contains a complete and accurate list of all material employee benefit plans (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (together with related regulations) ("ERISA")), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written under which any of the U.S. Companies has or could have any present or future liability or obligation. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "U.S. COMPANY PLANS". Copies of each U.S. Company Plan, as well as the most recent summary plan description, annual report (IRS Form 5500 series), summary annual report, financial statements, actuarial report and IRS favorable determination letter for each Company Plan listed (to the extent applicable) have been made available to the Purchasers prior to the date hereof.

                  (i) Except as disclosed in Exhibit 5.11(b), in the case of each U.S. Company Plan listed on Exhibit 5.11(b):

                           (A)      the plan (and each related trust or
                                    insurance policy) complies in form and in operation in all respects with the applicable requirements of ERISA and the Internal Revenue Code, and related regulations (the "INTERNAL REVENUE CODE" or the "CODE");

                           (B) Each plan intended to be qualified within the meaning of section 401(a) of the Code has received a favorable determination letter, or is pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service and no reason or condition has occured or exists that could reasonably be expected to result in the revocation or refusal to issue any of such letters or in the disqualification of any such plans;

                           (C) all required contributions to or premiums or other payments in respect of the plan have been paid, and all required reports and descriptions have been filed with the proper governmental authority or distributed to participants as appropriate at the times and in the manner required by ERISA or the Internal Revenue Code;

                           (D) there have been no "reportable events" (as defined in Section 4043 of ERISA) "accumulated funding deficiency" (as defined in Section 302 ERISA and section 412 of the
                                    Code), whether or not waived or "prohibited transactions" (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) in respect of the plan; and

                           (E) no suit in respect of the plan or the investment of plan assets is pending or, to any Sellers' knowledge, threatened, and to Sellers' knowledge, there is no basis for any such suit.

                  (ii) Except as disclosed in Exhibit 5.11(b) or required by Section 4980B of the Internal Revenue Code, no Company and no U.S. Company Plan provides health or other welfare benefits to any retired or former employee and is not obligated to provide health or other welfare benefits to any active employee following his or her retirement or other termination of service.

                  (iii) Except for the Amended and Restated Wyle Electronics Retirement Plan (the "WYLE ELECTRONICS PENSION PLAN no U.S. Company maintains an Employee Benefit Plan that is subject to Title IV of ERISA.

                  (iv) No Company contributes to or has ever contributed to or been required to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA), incurred any "withdrawal liability" (as defined in Section 4021 of ERISA) in respect of any multiemployer plan or withdrawn from any multiemployer plan in a "complete withdrawal" or a "partial withdrawal" (as respectively defined in Sections 4203 and 4205 of ERISA).

                  (v) Except for the Wyle Electronics Pension Plan, no U.S. Company has or could reasonably be expected to have any liability under Title IV of ERISA with respect to any benefit plan maintained or previously maintained by any U.S. Company or any entity which is or has been under common control, or which is or has been treated as a single employer, with any U.S. Company under Section 414 of the Code.

                  (vi) Except as disclosed in Exhibit 5.10(d), no U.S. Company Plan exists that could result in the payment to any present or former employee of any of the U.S. Companies of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of any of the U.S. Companies as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

                  (vii) Each U.S. Company Plan may be amended and terminated in accordance with its terms.

                  (viii) Without limiting any other provision of this Section 5.11, no event has occurred and no condition exists, with respect to any U.S. Company Plan, that has subjected or could subject any U.S. Company, or any U.S. Company Plan or any successor thereto, to any tax, lien, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a U.S. Company Plan with respect to employees of any U.S. Company and other than any such tax, fine, lien, penalty or other liability that is not material).

         (c) Exhibit 5.11(c) contains a true and correct list, as of the date hereof, of all Employee Performance Unit schemes or shadow option schemes implemented or undertaken to be implemented by all Companies and Subsidiaries or in respect of any HQ Employee together with a list of all employees who have (or have been promised) rights thereunder and their entitlements (that is the number of units granted or promised to them), including any entitlements arising from the exercise of any discretion under any such scheme. No promises or other commitments have been made with respect to any Employee Performance Unit scheme and there exists no reason why any participant in any such scheme could have any entitlement to any benefit thereunder, other than as provided in the scheme and the applicable written award agreement with respect thereto.

5.12     MATERIAL AGREEMENTS

         (a) Exhibit 5.12 contains a true and correct list, as of the date hereof, of all of the following written or unwritten contracts and agreements (including all amendments thereto) to which any Company or Subsidiary is a party and which have not yet been completely fulfilled (the "MATERIAL AGREEMENTS"):

                  (1) agreements relating to the acquisition or sale of interests in other companies or businesses or business units providing, in each case, for a consideration of $5,000,000 or more; agreements for the sale, lease, licence or other disposal of any material assets or property, except for agreements in the ordinary course of business consistent with past practice;

                  (2) joint venture, partnership and shareholder agreements relating to the conduct of a material part of a Division's business;

                  (3) rental and lease agreements relating to real estate which, individually, provide for annual payments of $500.000 or more;



                  (4) loan agreements (other than intercompany debt towards any company of the E.ON Group as referred to in
                           Section 5.14), including loans granted by suppliers (other than extended payment arrangements); bonds, notes or any other instruments of debt issued by any of the Companies or Subsidiaries;

                  (5) all guarantees, comfort letters or other sureties issued by any of the Companies or Subsidiaries for any debt, obligation or liability of any party, other than debt of another Company or a Subsidiary;

                  (6) any agreement that limits the freedom of any Company or Subsidiary to compete in any line of business or with any third party, excluding (i), for the avoidance of doubt, territorial restrictions in supplier or reseller agreements which restrict the ability of the contracting Company or Subsidiary to distribute the product to which such agreements relate, (ii) agreements which impose restrictions exclusively upon the contracting Group Company (provided that such company is not material to a Division), but do not otherwise limit the Division's freedom to operate in the relevant line of business or to compete with the relevant third party or (iii) agreements which may be terminated by the relevant Company or Subsidiary within three months after the Closing Date without any penalty, cost or expense (other than any compensation claims of resellers under mandatory law) and which are not material to the business of a Division;

                  (7) frame or master agreements in respect of the top 10 suppliers of each Division (other than Atlas Europe Division and Atlas US Division) (based on the aggregate sales in 1999);

                  (8) agreements with E.ON AG or any other company of the E.ON Group other than trading or supply agreements with respect to goods or utilities made in the ordinary course of the relevant Group Company's business on arm's length terms;

                  (9) agreements or commitments not made in the ordinary course of business;

                  (10) consultancy agreements with expected annual fees or with an agreed flat or minimum fee in excess of $250,000 or which are likely to result in annual fees in excess of such amount;

                  (11) long-term agreements (Dauerschuldverhaltnisse) that cannot be terminated by any Company or Subsidiary with less than 6 months notice as from the Closing Date without any liabilities in excess of $500,000 (per agreement), excluding, however, any type of agreements referred to in paragraphs (1) to (5), (7),
                           (8) and (10) of this Section 5.12 (a) and customer agreements;

                  (12) any currency or hedging agreements which cannot be terminated without liability to any Division of more than $100,000 in the aggregate in respect of all such agreements.

         (b) Except as otherwise indicated in Exhibit 5.12, true and complete copies of all written Material Agreements have been disclosed to Purchasers prior to the execution of this Agreement and true and not misleading summaries of the principal terms of any non-written Material Agreements are contained in Exhibit 5.12. To the Sellers' knowledge, unless otherwise disclosed in Exhibit 5.12, each Material Agreement is in full force and effect and neither the Companies or Subsidiaries nor any third party are in material default or material breach under any such agreement. Except as provided in any written agreement disclosed to the Purchasers in accordance with this Section 5.12(b) or as disclosed in Exhibit 5.12, no third party is entitled to terminate or materially amend any Material Agreement (other than the Material Agreements referred to in subsection (a)(8) above, which shall be terminated in accordance with, and except to the extent specified in,
                  Section 2.5) as a result of the transactions contemplated by this Agreement. The agreements referred to in subsection (a)
                  (8) above were made in the ordinary course of business on arm's length terms.

5.13     FINDERS' FEES

         Except for Merrill Lynch International, whose fees will be paid by the Sellers, no Seller or Company or Subsidiary has any obligation or liability to pay any fees or commissions to any broker, finder or agent with respect to any of the transactions contemplated by this Agreement.

5.14     INTERCOMPANY ACCOUNTS AND PRE-CLOSING NON-RECURRING CHARGES

         (a) Exhibit 5.14 (a) contains complete lists of (i) all intercompany balances (under any borrowings including all Effective Date Inter-Group Debt) as of the Effective Date between each Company and Subsidiary (or Division, as indicated in the exhibit), on the one hand, and E.ON AG and any other company of the E.ON Group, on the other hand and (ii) all credit lines under the VEBA cash management system and all other intercompany loans granted to the Group, as of the date hereof, by E.ON AG and any other company of the E.ON Group. Since the Effective Date there have been no Pre-Closing Non-Recurring Charges.

         (b) The information included in Exhibit 5.14 (b) on the bank accounts and balances with respect to the Memec Division was true and accurate in all material respects as at the date on which the information was produced as identified in the Exhibit.

5.15     KEY SUPPLIERS

         Except as disclosed in Exhibit 5.15, to the Sellers' knowledge, none of the suppliers listed in Exhibit 5.12 has indicated, as of the date hereof, to the management of any of the Companies or Subsidiaries in writing or orally (provided that any such oral indication has been made, in an express and unambiguous manner, by one or more directors, officers or duly authorized senior executives of the supplier and is referred to in any memorandum, minutes or other written document prepared by the management of a Company or Subsidiary for circulation to the CEO of the main operating companies (as set forth in section 1 of the Recitals) of any Division) that it intends to terminate or reduce its business dealings with any of the Divisions as a result of the transactions contemplated by this Agreement.

5.16     INSURANCE COVERAGE

         Exhibit 5.16 contains a true and complete list of all material insurance policies and fidelity bonds relating to the assets, business or operations of the Companies and the Subsidiaries, indicating any policies and bonds which will terminate or may be terminated by the insurer as a result of the consummation of the transaction contemplated by this Agreement. To the Sellers' knowledge, all such policies and bonds are in full force and effect, all due premiums in respect thereof have been paid and there are no material claims by any Company or Subsidiary pending under any of such policies or bonds. None of these policies and bonds will terminate, as a result of the transaction contemplated hereby, prior to the Closing Date.

5.17     NO UNDISCLOSED MATERIAL LIABILITIES

         To the Sellers' knowledge, there are no liabilities of any Company or Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) would, as of the date hereof, be required by U.S. GAAP to be disclosed or included on a combined balance sheet of the Group or (ii) have been incurred outside the ordinary course of the Companies' or the Subsidiaries' business and, in either case, individually or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial position of any Division (and for these, Wyle Components Division, Wyle Systems Division and Atlas US Division shall be regarded as one Division), other than:

         (a) liabilities provided for in, or disclosed in the notes to, the 1999 US GAAP Group Financial Statements, 1999 German GAAP Group Balance Sheet, March 2000 Group Accounts or March 2000 Divisional Accounts;

         (b)      liabilities disclosed in Exhibit 5.17;

         (c) other undisclosed liabilities that individually do not exceed $1,000,000 or in the aggregate do not exceed $10,000,000; or

         (d) liabilities arising in respect of any matter which is the subject of any other representation or warranty (other than the representations and warranties set forth in Section 5.4) or of any indemnity contained in this Agreement.

5.18     CONDUCT OF BUSINESS SINCE DECEMBER 31, 1999

         Except as disclosed in Exhibit 5.18 and except for any transactions, facts or events expressly referred to in this Agreement, in the period between December 31, 1999 and the date hereof, (i) the business of each Division has been operated in the ordinary course in a manner consistent with past practice, (ii) the Group has used its reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees, (iii) capital expenditure has been maintained in the ordinary course of the Group's business (taken as a whole), consistent with past practice, and (without prejudice to paragraph (h) below) any capital expenditure necessary to continue to conduct the business of any Division in the ordinary course has been made and (iv) there have not been (or any commitment made in respect of):

         (a) any damage, destruction or other casualty loss, liability or cost (whether or not covered by insurance) adversely affecting the business or assets of any Company or Subsidiary which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or shares in the capital of any Company or Subsidiary, or any repurchase, redemption, repayment or other acquisition by any Company or Subsidiary of any outstanding shares of capital stock, issued shares or other securities of any Company or Subsidiary, in each case, other than any of the foregoing to the extent it relates to any other Group Company;

         (c) any amendment of any term of any outstanding or issued share or security of any Company or Subsidiary;

         (d) any incurrence, assumption or guarantee by any Company or Subsidiary of any indebtedness for borrowed money other than
                  (i) indebtedness incurred under existing credit lines as disclosed in Exhibit 5.12 or (ii) the Inter-Group Debt;

         (e) any creation or other incurrence by any Company or Subsidiary of any encumbrance on any asset other than in the ordinary course of trading consistent with past practices;

         (f) any making of any loan, advance or capital contributions to or investment by any Company or Subsidiary in any company, entity or other person (other than any Company or Subsidiary) exceeding in respect of any Division $100,000 in aggregate;

         (g) any change in any method of accounting or accounting practice or policy by any Company except for any such change required by reason of a concurrent change in generally accepted accounting principles and disclosed in Exhibit 3.2 or Exhibit
                  5.4 (a) - (d);

         (h) any capital expenditure, or commitments for capital expenditure, by additions or improvements to property, plant and equipment, IT software or hardware in excess of $ 15,000,000 in aggregate (such amount excluding the costs of the J.D. Edwards software as referred to in Exhibit 5.18) for the Divisions to be acquired by each respective Purchaser;

         (i) any change in or any commitment to change (which, for these purposes, shall include the exercise or agreement to exercise any discretion) the compensation (including deferred compensation) or other benefits payable to or the obligations or rights of:

                  (i) any director or officer of any Company or Subsidiary or any of the employees referred to in Section 5.10
                           (b); or

                  (ii)     a significant part of the workforce of a Division,

                  in each case other than changes made in the ordinary course of business consistent with past practice;

         (j) any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of any Company or Subsidiary that has, or could reasonably be expected to have, a Material Adverse Effect;

         (k) any redundancies in respect of the Companies and Subsidiaries which have constituted, or in respect of any non-German Companies and Subsidiaries would have constituted, a change of operations (Betriebsanderung) within the meaning of Sec. 111 German Shop Constitution Act (Betriebsverfassungsgesetz);

         (l) any sale, lease, licence or other disposal of any material assets or property except pursuant to contracts or commitments existing prior to December 31, 1999 or otherwise in the ordinary course of business consistent with past practice at December 31, 1999;

         (m) any (i) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of any Company or any Subsidiary, (ii) recapitalization, reorganisation, liquidation, corporate restructuring or dissolution of any Company or any Subsidiary or (iii) merger or other business combination involving any Company or any Subsidiary and any other person; or

         (n) any transfer or payment pursuant to any profit transfer agreement referred to in Section 7.9 below.

         5.19     CERTAIN ANTI-TRUST UNDERTAKINGS AND ORDERS

                  No Company or Subsidiary has given any undertaking to any regulatory authority and no order has been made against or in relation to any Company or Subsidiary pursuant to any anti-trust or similar legislation in any jurisdiction in which they carry on business or have assets or sales.

         5.20     INSOLVENCY AND LIQUIDATION PROCEEDINGS

                  Except as set forth in Exhibit 5.20,

         (a) no liquidator, administrator, receiver or administrative receiver or other insolvency practitioner (or the equivalent in any jurisdiction) has been appointed in respect of any Company or Subsidiary or in respect of the whole or any part of the assets or undertaking of any Company or Subsidiary. No meeting has been convened at which a resolution shall be proposed, no resolution has been passed, no petition or order (or the equivalent in any jurisdiction) has been presented or made for the administration, receivership, winding up or liquidation of any Company or Subsidiary;

         (b) no Company or Subsidiary has stopped or suspended payment of its debts, become unable to pay its debts or otherwise become insolvent in any relevant jurisdiction;

         (c) no scheme for the benefit of creditors generally has been proposed or implemented in respect of any Company or Subsidiary, whether or not under the protection of the court and whether or not involving a reorganisation or rescheduling of debt; and

         (d) no event has occurred which would give rise to any of the events or circumstances referred to in any of (a) to (c) above.

5.21     TERMS OF SUPPLY

         Except as required by law, none of the standard terms of supply of any Company or Subsidiary provide for any liability in respect of any defective product sold or delivered by it which liability is more onerous than those provided by the supplier of the relevant product to the Company or Subsidiary concerned.

5.22     IT SYSTEMS

         (a) The Group owns or uses under current licences all information and computer systems necessary for it to conduct its business as carried out at the date of this Agreement and is not in breach of any such licences in any material respect.

         (b) The Group (i) owns or has access to all source codes (but only with respect to software specifically designed for any member of the Group which is material for the business of any Division or main operating company (as referred to in section 1 of the Recitals)) and (ii) owns, licences or otherwise has a legal right to use all software, in each case required to operate and maintain the information and computer systems used by it.

         (c) Each Division operates and maintains appropriate data storage and disaster recovery plans designed to enable the Division to carry on and maintain the conduct of its business in line with normal prudent commercial practice.

5.23     NO OTHER REPRESENTATIONS AND WARRANTIES

         Sellers and E.ON AG make no representations and warranties with respect to the Group, its business and the transactions contemplated hereby other than those expressly set forth in this Agreement.


                                    ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each of the Purchasers for itself and not on behalf of any of the other Purchasers severally represents and warrants to each of the Sellers as follows, in each case as of the date hereof and the Closing Date:

6.1      AUTHORISATION OF PURCHASERS, NON-CONTRAVENTION

         (a) Such Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         (b) The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of such Purchaser and have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement constitutes a valid and binding agreement of such Purchaser.

         (c) The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby require no material action by such Purchaser in respect of, or material filing by such Purchaser with, any governmental body, agency or official other than the compliance with any applicable requirements under merger control laws as set forth in Sections 4.2 and 4.3.

         (d) The execution, delivery and performance by such Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of such Purchaser, (ii) assuming compliance with any applicable merger control laws, violate any applicable law, rule, regulation, judgement, injunction, order or decree to which the relevant Purchaser is subject, or (iii) require any consent or other action by any person under any agreement or other instrument binding upon such Purchaser.

6.2      LITIGATION

         As at the date hereof there is no action, suit, investigation or proceeding (other than merger control proceedings (if any) in respect of the transaction contemplated hereby) pending against, or to the actual knowledge of such Purchaser, threatened against or affecting such Purchaser before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

6.3      FINANCIAL CAPABILITY

         Such Purchaser (except Memec Purchaser) has or will at Closing have sufficient immediately available funds or binding and unconditional financing commitments to pay the amounts referred to in Section 2.4 to the extent it relates to the Divisions to be acquired by such Purchaser. True and complete copies of the Committed Facilities for Memec Purchaser have been disclosed to Sellers. These agreements have been duly executed on behalf of Memec Purchaser and so far as Memec Purchaser is aware they have been duly executed on behalf of the financing banks.

6.4      FINDERS' FEES

         Such Purchaser does not have any obligation or liability to pay any fees or commissions to any broker, finder or agent with respect to any of the transactions contemplated by this Agreement for which the Sellers could become liable.

6.5      PURCHASER

         Such Purchaser is purchasing the Sold Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Such Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Sold Shares and is capable of bearing the economic risks of such investment. The Sellers acknowledge that the sole purpose of this Section 6.5 is to ensure that the sale of the Sold Shares does not contravene any US securities law and that the representation and warranty in this Section 6.5 shall in no way limit or restrict the right of any Purchaser to enforce any rights or recover under this Agreement.


                                    ARTICLE 7
                         COVENANTS; CERTAIN INDEMNITIES

7.1      CONDUCT OF BUSINESS

         From the date hereof until and including the Closing Date, the Sellers shall cause the Companies and the Subsidiaries to conduct their businesses in the ordinary course consistent with past practice and to use their reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of the Group's present officers and employees (it being understood that subject to the compliance by Sellers with the covenants in this Section 7.1, the risk of supplier, customer and employee defections after the date hereof shall be borne by Purchasers). Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, except as disclosed in Exhibit 7.1 or contemplated by this Agreement, the Sellers will (i) cause each Division to maintain capital expenditure in the ordinary course of each Division's business, consistent with past practice, (ii) cause each Division to maintain all policies of insurance in respect of all risks covered and in place as at

         December 31, 1999 at levels of coverage equal to or in excess of those maintained at that date, and (iii) will ensure that no Company or Subsidiary will:

         (a) adopt or propose any change in its certificate of incorporation or bylaws or pass any other shareholder resolutions (other than in respect of matters expressly contemplated by this Agreement) or amend any term of any outstanding or issued share or security of any Company or Subsidiary;

         (b) merge or consolidate with any other person, enter into any recapitalization, reorganization, corporate restructuring, liquidation or dissolution, or acquire, lease, license or otherwise purchase a material amount of assets or property from any other person (except for inventory purchased in the ordinary course of trading);

         (c) incur, assume or guarantee any indebtedness for borrowed money other than (i) indebtedness incurred under existing credit lines as disclosed in Exhibit 5.12 up to a maximum amount equal to the aggregate of any borrowings under such credit lines as at March 31, 2000 or (ii) the Inter-Group Debt incurred in accordance with Section 7.3 below;

         (d) sell, lease, license or otherwise dispose of any material assets or property except pursuant to contracts or commitments existing at the Effective Date or otherwise in the ordinary course of business consistent with past practice; or create or permit to be created any encumbrance on any asset other than in the ordinary course of trading consistent with past practices;

         (e) make any loan, advance or capital contribution to or investment in any company, entity or other person (other than any Company or Subsidiary) exceeding in respect of any Division $ 100,000 in the aggregate;

         (f) change any method of accounting or accounting practice or policy except as required by reason of a concurrent change in generally accepted accounting principles;

         (g) reduce or change the existing insurance coverage, except for normal changes within the ordinary course of business which do not adversely affect the insurance coverage under a certain policy;

         (h)      close the warehouse of Memec Plc at Thame, U.K.;

         (i) amend the existing agreements between the Companies and Subsidiaries and the Atlas Europe Division or the Atlas US Division, except for non-material adjustments within the ordinary course, consistent with past practice; or

         (j) appoint, employ or elect (or cause to be elected) any new director or officer or (except for employment engagements which are made to replace employees or are otherwise necessary or appropriate in order to continue the business within the ordinary course) employee who would, if employed or acting in such position at the date of this Agreement, be listed in
                  Exhibit 5.10 (b) or terminate the employment or relationship of any such director, officer or employee (other than for cause, including operational or personal reasons or bad performance); or change (which, for these purposes, shall include the exercise or agreement to exercise any discretion) the compensation (including deferred compensation) or other benefits payable to or the obligations or rights of:

                  (i) any director or officer of any Company or Subsidiary or any of the employees referred to in Section 5.10
                           (b); or

                  (ii)     a significant part of the workforce of a Division,

                  in each case other than changes made in the ordinary course of business consistent with past practice;

         (k) increase or reduce the number of employees engaged in any Division to any material degree or make any redundancies in respect of the Companies and Subsidiaries which constitute, or in respect of any non-German Companies and Subsidiaries would constitute, a change of operations (Betriebsanderung) within the meaning of Sec. 111 German Shop Constitution Act (Betriebsverfassungs-gesetz);

         (l) create, allot or issue or grant any option over or other right to subscribe or purchase, or redeem or purchase, any share of any Company or Subsidiary or securities convertible into such shares;

         (m) declare, set aside or pay any dividend or other distribution (including any payments under a profit transfer agreement) with respect to any shares of capital stock or shares in the capital of any Company or Subsidiary or issue, sell, purchase, redeem or repurchase, repay or otherwise acquire any equity securities or other shares, stock or securities of any of the Companies or Subsidiaries (in each case other than any of the foregoing to the extent it relates to any other Group Company);

         (n) make any financial or contractual commitment or capital expenditure in respect of any information or computer system, IT software or hardware or roll-out any information or computer system or IT software or hardware, other than in the ordinary course and subject always to a maximum aggregate amount of $ 1,000,000 per Division (which amount shall include any costs of the J.D. Edwards software as referred to in
                  Exhibit 5.18, except for any such costs incurred by the Wyle Systems Division and not exceeding $ 1,000,000 per month);

         (o)      incur, suffer or make any Pre-Closing Non-Recurring Charge;

         (p) make any capital expenditures, by additions or improvements to property, plant and equipment in excess of $ 15,000,000 in the aggregate (such amount excluding any amounts paid or incurred under paragraph (n)) for the Divisions to be acquired by each respective Purchaser, in each case for the period from the date hereof up to February 28, 2001 and each subsequent seven month period;

         (q) use cash other than in the ordinary course of business or to reduce External Debt or Inter-Group Debt;

         (r)      settle the litigation referred to in section IV. 4 of Exhibit
                  5.9 (Lemelson);

         (s) continue the marketing and roll-out of the Wyle brand under the contract with the Idea Lab;

         (t) grant (i) any bonuses relating to the sale of the Group or stay bonuses or (ii) any other bonuses (other than in the ordinary course and consistent with past practice) to directors, officers or employees of any Group Company or to any HQ Employee;

         (u) agree to any arrangements under which (i) Sig. F. Corrella Mirabet is granted any option, or right to subscribe, or right to purchase, any shares or other securities in the capital of any Group Company in the RKE Division or (ii) any Group Company purchases the shares held by Sig. F. Corrella Mirabet in RK Distribucion de Componentes S.A. for an amount exceeding $ 20,000 in aggregate; or

         (v)      agree or commit to do any of the foregoing.

         The Sellers covenant that promptly after the date hereof they will instruct the senior management of the Divisions to ensure that the Companies and Subsidiaries will not, as from the date hereof, permit any transfer of employment of any employee of any Division to another Division.

7.2      PREPARATION OF ADDITIONAL FINANCIAL STATEMENTS; ACCESS TO INFORMATION

         (a) Sellers shall at the Sellers' cost cause the Companies to prepare, without undue delay after the date hereof and in any event by no later than two months after the date hereof, US GAAP financial statements of each Division for the period ended on December 31, 1999, and cause that they are audited by PricewaterhouseCoopers LLP. Sellers shall use their best efforts to procure that such financial statements, together with the audit report by PricewaterhouseCoopers LLP, will be available by no later than two months after the date hereof. In addition, upon the Purchasers' request, the Sellers shall, at the relevant Purchaser's cost, cause the Companies to prepare, as soon as practicable, and to cause the same to be audited by PriceWaterhouseCoopers LLP, US GAAP financial statements with respect to periods prior to 1999. Any financial statements prepared in accordance with this Section
                  7.2 (a) shall be prepared in accordance with the accounting principles used in the preparation of the 1999 US GAAP Group Financial Statements.

                  If and to the extent the Closing has not occurred by December 31, 2000, upon the Purchasers' request, Sellers shall instruct the Companies to prepare, at the relevant Purchaser's cost and as soon as practicable, US GAAP financial statements of the relevant Divisions for the period ended on December 31, 2000 and to cause that they are audited by PricewaterhouseCoopers LLP. These financial statements shall be prepared in accordance with the accounting principles used in the preparation of the relevant divisional financial statements for the period ended on December 31, 1999, as referred to above.

         (b) In the period between the date hereof and the Closing Date, the Sellers will afford promptly to the Purchasers and their advisers and representatives reasonable access, upon reasonable advance notice, to books of account, financial and other records (including, without limitation, accountant's work papers), information, employees, facilities and auditors of the Group Companies including, without limitation, (i) for Purchasers to review the Effective Date Financial Statements, the Effective Date Certificates and the financial statements as referred to in subsection (a) above, (ii) in connection with any Purchaser's financing arrangements and/or (iii) to assist any Purchaser in the preparation of an opening balance sheet as at Closing and the interim unaudited financial statements for the period prior to Closing; provided that any such access by Purchasers shall be at Purchasers' cost and shall not unreasonably interfere with the conduct of the business of Sellers or the Group.

         (c) After the Closing Date, each Purchaser and the Sellers (as the case may be) will afford promptly to the Sellers and each Purchaser (as the case may be) and their respective advisers and representatives reasonable access, upon reasonable advance notice, to books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors of the Divisions acquired by the relevant Purchaser or of the E.ON Group (as the case may be) to the extent necessary for Sellers and the relevant Purchaser in connection with any reasonable audit or other regulatory requirement of the E.ON Group or the relevant Purchaser or the Divisions acquired by the relevant Purchaser (other than in connection with any dispute or litigation in respect of any of the transactions contemplated by this Agreement) and to assist the Purchasers in the preparation of an opening balance sheet as at Closing and interim unaudited financial statements for the period prior to Closing; provided that any such access or assistance shall be at the cost of the Party being given access or assistance and shall not unreasonably interfere with the conduct of the business of Sellers or of the relevant Purchaser or the Divisions acquired by it and provided further that any such access by Purchaser to books, records, information, employees and auditors of the E.ON Group shall include only information to the extent that it relates to the Group.

7.3      INTER-GROUP DEBT

         (a) During the period between the Effective Date and the Closing Date, Sellers covenant that they have ensured and shall ensure that the existing credit lines as referred to in Section 5.14 have been and will continue to be made available to the Group on the terms and conditions set out in Exhibit 7.3 and that the E.ON Group has not and shall not permit any increase in the Inter-Group Debt other than on the terms and conditions set out in such Exhibit 7.3. Following the date of this Agreement up to the Closing Date, Sellers shall procure that the E.ON Group shall make available to the Divisions additional Inter-Group Debt up to the agreed levels set out in
                  Exhibit 7.3, provided that the Inter-Group Debt of the Divisions to be acquired by any Purchaser shall not be increased beyond the agreed levels set out in Exhibit 7.3. If any Pre-Closing Distribution is paid, the Sellers shall procure that the E.ON Group shall, on payment of the Pre-Closing Distribution, make available to the relevant Group Company Inter-Group Debt equal to the amount of that Pre-Closing Distribution, and the amount of such Inter-Group Debt shall not be taken into account in determining whether the limits referred to in Exhibit 7.3 have been exceeded.

         (b) To the extent Inter-Group Debt at the Closing Date is increased above the Effective Date Inter-Group Debt in accordance with the terms and conditions referred to in
                  Section 7.3 (a), the Sellers (or the relevant members of the E.ON Group) shall be entitled, in accordance with Section 7.3
                  (a), to receive interest at the rates referred to in Exhibit
                  7.3 (calculated on a daily basis and on the basis of a 365 day year) on the amount of such increase. Such interest (to the extent accrued but unpaid at Closing) shall be included in the calculation of Closing Date Inter-Group Debt.

         (c) During the period between the Effective Date and the Closing Date, the Sellers covenant that no Group Company has increased or will increase the amount of or will incur any additional External Debt, save as permitted under Section 7.1 (c), and they will ensure that no Group Company will make any such increase for the purpose of repaying Inter-Group Debt.

         (d) The Sellers shall procure that as at the Closing Date, the net debt and cash balances as between any Division and another Division shall be nil and a Division is provided with adequate Inter-Group Debt to facilitate payments required to ensure that such inter-divisional balances are nil.

7.4      RESIGNATIONS

         On the Closing Date, the Sellers will deliver to the Purchasers the resignations, effective at or prior to the Closing Date, of the board members of the Companies listed in Exhibit 7.4. Such resignations shall be achieved at no cost to the Purchasers or the Group.

7.5      COVENANT NOT TO COMPETE; COVENANT NOT TO SOLICIT

         (a) For a period of two years after the Closing Date, the Sellers shall not (and shall cause the other companies of the E.ON Group from time to time, for so long as they continue to be part of the E.ON Group, not to) be directly or indirectly engaged or have an interest in any business which is competitive with the business of any member of the Group as conducted as of the Closing Date; provided, however, that

                  (i) any activities of the E.ON Group which (A) are carried on at the Closing Date (provided that they are described in Exhibit 7.5) or (B) consist only of interests in or securities of any other company or entity which do not exceed 10% of the equity or votes in such company or entity, provided that no member of the E.ON Group or any representative of it has a significant influence on the management of such company or entity;

                  (ii) the acquisition (including by way of a merger) of an equity interest of under 10% in an entity primarily engaged in a competing business provided that such interest remains under 10% and no member of the E.ON Group or any representative of it has a significant influence on the management of such company or entity;

                  (iii) the acquisition (including by way of merger) of a controlling or non-controlling equity interest in an entity or group not primarily involved in a competing business (provided that the earnings before interest, taxes, depreciation and amortization (EBITDA) of the competing business in the last financial year preceding the acquisition does not exceed 10% of the aggregate EBITDA of the acquired entity or group in such financial year); and

                  (iv) any activities of any Division retained by the Sellers (in the event that and as long as this Agreement is not consummated in respect of any such Division);

                  shall be exempt from this covenant not to compete.

         (b) Subject to Section 7.23, for a period of two years after the Closing Date, the Sellers shall not, and shall cause the other companies of the E.ON Group at the relevant time not to (except in respect of publicly listed stock corporations comprised in the E.ON Group (other than E.ON AG) at the relevant time, where the Sellers shall use their reasonable efforts to cause those other companies not to) for so long as they continue to be part of the E.ON Group (i) solicit or contact with a view to his engagement or employment by another person, any employee of any Group Company or any HQ Employee or (ii) engage or employ any senior employee of any Group Company or any HQ Employee employed by any Group Company or Purchaser or any of its affiliates. This covenant shall not apply to employees who have been laid off or terminated by any Group Company (or, if they are employed by any Purchaser or affiliate of any Purchaser, laid off or terminated by such Purchaser or affiliate of such Purchaser).

         (c) After the Closing Date the Sellers shall not, and shall cause the other companies of the E.ON Group from time to time, for so long as they continue to be part of the E.ON Group not to, use or (insofar as it can reasonably do so) allow to be used any trade name used by a Company or a Subsidiary at Closing or any other name intended or likely to be confused with such a trade name (other than VEBA or Raab Karcher).

         (d) References to a member of the Group include its successors in business.

         (e) Each undertaking in this Section 7.5 constitutes an entirely independent undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining undertakings shall continue to bind the Sellers.

         (f) If any of the restrictions set out in this Section 7.5 is void but would be valid if some part of the restrictions were deleted the restriction in question shall apply with such modification as may be necessary to make it valid.

         (g)      The Sellers acknowledge that the above provisions of Section
                  7.5 are no more extensive than is reasonable to protect the Purchasers as the purchasers of the Sold Shares.

7.6      CONFIDENTIALITY

         From the date hereof and for a period of five years after the Closing Date, the Sellers and E.ON AG shall (and shall procure that the E.ON Group from time to time shall) keep confidential and not disclose to any third party any business or trade secrets of the Group, other than those which have become publicly known through no fault of the Sellers, E.ON AG or any other companies of the E.ON Group.

7.7      USE OF CERTAIN MARKS AND NAMES

         After the Closing Date, the Purchasers shall not permit the Group to use the names VEBA and Raab Karcher, save that the Purchasers shall be entitled for a period of six months after Closing to allow any Company or Subsidiary to use any brochure, sales literature or letterhead or sell any products which contain or carry such names, to use those names or any of those marks or names as part of its internet domain and to use those names in describing the businesses acquired by the Purchasers. E.ON AG covenants that neither it nor any member of the E.ON Group will object to the use by Avnet or any of its affiliates or any of the Group Companies in the Divisions to be purchased by Avnet of the abbreviations "RK" or "RKE".

7.8      RELEASE OF VEBA COMFORT LETTERS

         With effect as of the Closing Date, the relevant Purchaser shall indemnify and hold harmless all members of the E.ON Group from all guarantees, comfort letters and other securities of any kind which relate to the business of the Divisions as transferred to the relevant Purchaser (or any company nominated by the relevant Purchaser pursuant to Section 1.1(d)) and which have been provided by the E.ON Group in favor of any Company or Subsidiary in the relevant Divisions acquired by such Purchaser to banks, other financial institutions, suppliers, customers or other third parties and listed in Exhibit 7.8 (together, the "VEBA COMFORT LETTERS").

         With effect as of the Closing Date, E.ON AG shall indemnify and hold harmless each of the Purchasers (and any company nominated by the relevant Purchaser pursuant to Section 1.1(d)) and each Company and Subsidiary in the relevant Divisions acquired by the relevant Purchaser against all liabilities, costs and expenses arising from any guarantees, comfort letters or other securities of any kind provided by any such Company or Subsidiary in respect of any obligations of any member of the E.ON Group.

7.9      TERMINATION OF CONTROL AND PROFIT TRANSFER AGREEMENTS

         VEBA Electronics GmbH or VEBA Electronics Beteiligungs GmbH (as the case may be) and Avnet or Memec Purchaser (as the case may be) shall ensure that the control and profit transfer agreements referred to in
         Exhibit 5.1 (c) will be terminated on and with effect from the Closing Date, for cause (aus wichtigem Grund) as a result of the change of ownership or by agreement. If and to the extent that any control and profit transfer agreement cannot be terminated as from the Closing Date, the relevant Parties shall terminate such agreement with effect as of the end of the current fiscal year, but will treat each other as if such agreement had been terminated as from the Closing Date. With effect from the Closing Date, each of such Purchasers (as the case may be) shall indemnify and hold harmless VEBA Electronics GmbH or VEBA Electronics Beteiligungs GmbH (as the case may be) from (i) any obligation under German law in connection with the termination of the control and profit transfer agreements to provide security to creditors of the relevant Group Company in respect of liabilities related to the time prior to the Closing Date, except to the extent that Sellers have to indemnify and hold harmless Purchasers (and any company nominated by the relevant Purchaser pursuant to Section 1.1(d)) from the underlying obligations and liabilities under this Agreement, and (ii) any obligation pursuant to Section 302 German Stock Corporation Act to compensate the relevant Group Companies for any net loss (as shown on the relevant individual financial statements) arising in the financial year 2000.

7.10     CERTAIN INDEMNITIES

         Sellers shall indemnify and hold harmless each of the Purchasers (and any company nominated by the relevant Purchaser pursuant to Section 1.1
         (d)) and each member of the Group from and against any of the following liabilities:

                                                                              76
         (a)      any liability or cost relating to or arising from:

                  (i) any payments or benefits made or promised to any current or former director, officer or employee of any Group Company or any HQ Employee which are or will be payable or arise directly (excluding payments or benefits which are payable or arise only in the event that the employment agreement is terminated, to the extent that such payments or benefits are, or would not have to be, listed in Exhibit 5.10 (d)) as a result of the transactions contemplated by this Agreement, except, however, for payments (if any) under the EPU schemes referred to in Section 5.11
                           (d); for the avoidance of doubt, the indemnity in this subsection (i) shall include the bonuses payable to S. Biddiscombe and referred to in the emails of February 2, 2000 and May 15, 2000 referred to in
                           Exhibit 5.10 (d);

                  (ii) any bonus payments made or promised after the date of this Agreement to any current or former director, officer or employee of any Group Company or any HQ Employee, other than bonus payments made or promised in the ordinary course of business and consistent with past practice over the last three years;

                  (iii) any payments to any HQ Employees as a result of the transformation of the variable portion of their salary into fixed salary, as referred to in the last paragraph of Exhibit 5.10 (d) VIII; and

                  (iv) the employment or termination of employment of any of Dr. Pohl, Mr. Borsboom, Mr. Fecher and Ms Oestreicher, including in respect of any bonus or EPU entitlement of any such person, provided that subsection (i) of this indemnity shall not extend to any stay bonus (being a bonus that has been granted as an incentive to remain employed, but is not dependent on the change of control of any member of the Group) that has been granted to any person before the date of this Agreement;

         (b) any losses, liabilities, damages, costs and expenses (including any claims for taxation) whether current or contingent, which relate to the disposal of any business by any member of the Group prior to the Effective Date which business does not relate to the distribution of electronic systems or electronics components;

         (c) losses, liabilities or costs which relate to any business of any member of the E.ON Group other than the businesses carried on by the Divisions; and

         (d) any losses, liabilities, costs and expenses arising out of or relating to any liability or obligation of VEBA Electronics LLC, other than those liabilities or obligations assumed by Arrow or any other Purchaser pursuant to Section 1.1 (b) or
                  Section 7.23.

7.11     AVNET INDEMNITY

         (a) Subject to subsection (b) below, the Sellers shall indemnify and hold harmless Avnet and any company nominated by Avnet pursuant to Section 1.1(d) and any Group Company to be purchased by Avnet (or any such nominated company) and any subsidiary of any such Group Company (other than the RKE Division) (the "AVNET INDEMNIFIED PARTIES") from all (after-tax) liabilities, damages and reasonable costs and expenses (excluding, for the avoidance of doubt, lost profits or consequential damages, other than to the extent that the lost profits or consequential damages are the subject of a claim by or liability to a third party) suffered or incurred before or after Closing in connection with any matter referred to in Part X of Exhibit 5 (a).

         (b) Each of the Purchasers (or any company nominated by the relevant Purchaser under Section 1.1(d)) shall bear 10% of any liability under this Section 7.11 and the Sellers shall bear 70% of any such liability provided that:

                  (i) the maximum liability of any Purchaser (together with any such nominated company) under this Section 7.11 shall not exceed $3,500,000 and any excess shall be borne by the Sellers;

                  (ii) if this Agreement is terminated in respect of Memec Purchaser or Arrow, such liability of Memec Purchaser or Arrow (or any such nominated company) shall not apply to any such Purchaser who does not complete the Closing of this Agreement and the percentage of the liability under this Section 7.11 borne by each of the Purchasers who complete the Closing of this Agreement shall increase from 10% to 15%; and

                  (iii) if a claim is made under this Section 7.11 more than 7 years (but not more than 10 years) after Closing in respect of Avnet, such liability of Memec Purchaser and Arrow (or any such nominated company) shall not apply and such liability shall be borne by the Sellers.

7.12     WYLE/AVNET LITIGATION

         (a) In respect of the legal action Avnet Inc. v. John Imman et al. (claim reference 13th Jud.Cir., Fla., Div.D., No. 93 4396) including claims for costs and/or attorney fees (the "WYLE/AVNET LITIGATION"), the Sellers shall as promptly as practicable after the date hereof (and using their best efforts to do so within five business days after the date hereof) cause all relevant members of the E.ON Group and all relevant Group Companies, and use all reasonable efforts to cause the individual parties to the Wyle/Avnet Litigation, and Avnet shall agree to take all actions necessary to settle all proceedings in respect of the Wyle/Avnet Litigation and all claims and liabilities in respect of it with no payment being made by any party to the Wyle/Avnet Litigation to any other such party in respect thereof.

         (b) If any individual party to the Wyle/Avnet Litigation does not settle (in accordance with subsection (a) above) and any attorney's fees and expenses are awarded by the competent court and paid to any such individual by Avnet, the Sellers shall procure that to the extent that:

                  (i)      any member of the E.ON Group; or

                  (ii) Wyle Electronics (but only in the event that this Agreement is terminated in respect of Arrow),

                  is paid any sum in respect of such amount by or on behalf of any such individual, such sum shall be paid forthwith to Avnet (or as it may direct) by the Sellers or by Wyle Electronics, as the case may be.

7.13     POING WAREHOUSE

         The Sellers and Avnet shall procure on the Closing Date that the existing lease agreements between Viterra Aktiengesellschaft (previously Raab Karcher AG) and (i) EBV-Elektronik GmbH (dated October 18/26, 1999) and (ii) Atlas Logistik Services GmbH (dated May 14/25,
         1999) shall be amended, with effect as of the Closing Date, as set forth in Exhibit 7.13.

7.14     ENVIRONMENTAL INDEMNITY

         (a) Subject to the conditions set forth in this Section 7.14, Sellers hereby agree to indemnify each of the Purchasers (and any company nominated by the relevant Purchaser pursuant to
                  Section 1.1(d)), the Companies and the Subsidiaries against
                  (i) any Clean-Up Costs relating to Environmental Pollution (both as defined below) and (ii) Non-Compliance Costs (as defined below). The indemnification obligation of Sellers under this Section 7.14 (a) shall in each case be limited to 85% of such costs and Purchasers shall bear the remaining 15%, but only up to a maximum aggregate amount of $3 million for all indemnification claims of Purchasers under this Section
                  7.14 (a). To the extent such claims exceed $3 million in aggregate, the Sellers shall be liable for the excess. Sellers shall only be liable for any claims for any Clean-Up Costs or Non-Compliance Costs if the liability for such costs exceeds, with respect to each individual matter, an amount of $ 100,000, in which case the whole of (and not merely the excess over) $100,000 shall be recoverable (subject to the cost sharing provision above). For this purpose, any liability arising out of similar or related circumstances and related to the same property shall be aggregated. Except for Sections 8.1
                  (e), 8.3 (c) and paragraphs (f), (h), (i) and (j) of this
                  Section 7.14, which shall apply, none of the limitations in this Agreement shall apply to any Clean-Up Costs and Non-Compliance Costs related to the matters disclosed in
                  Exhibit 5.8.


         (b) "ENVIRONMENTAL POLLUTION" shall mean any pollution for which any of the Companies or Subsidiaries is responsible or liable of the land, buildings, structures or ground or surface water and which existed or arose on or before the Closing Date.

         (c) "CLEAN-UP COSTS" shall be any expenditures and costs of any of the Companies or Subsidiaries:

                  - for investigating, delineating, limiting, containing, removing or disposing of Environmental Pollution, including the transportation, storage and treatment of polluted soil and building materials; and

                  - which have been incurred after the Effective Date in order to satisfy or comply with legal requirements, provided that, in respect of the period after the Closing Date, they have taken all reasonable steps to keep such expenditures and costs as low as reasonably practicable.

         (d) "NON-COMPLIANCE COSTS" shall be any costs and expenditures reasonably incurred after the Effective Date by any of the Companies or Subsidiaries and relating to the failure to comply by any of the Companies or Subsidiaries with, or any breach by any Companies or Subsidiaries of, in each case, for periods prior to the Closing Date, any permits, licences, authorisations, consents, applicable laws, regulations, orders or decrees relating to the environment, preservation or reclamation of natural resources, or to the production, use, storage, labelling, transportation, management or disposal of hazardous substances to the extent such costs and expenditures are not Clean-Up Costs (such failure to comply being "NON-COMPLIANCE"), provided that after the Closing Date the Purchasers shall use their reasonable endeavours to mitigate the Non-Compliance Costs.

         (e) Sellers shall only be obligated to indemnify the Purchasers (and any company nominated by the relevant Purchaser pursuant to Section 1.1(d)), the Companies and the Subsidiaries from any Clean-Up Costs or Non-Compliance Costs if and to the extent that (i) the Companies' or Subsidiaries' liability with respect to Clean-Up Costs or Non-Compliance Costs has been established by an enforceable decision, order, directive, consent, agreement or similar action by any court or governmental authority or (ii) proceedings against a Company or Subsidiary are pending before any court or governmental authority and there is a reasonable likelihood that such a decision, order of directive will be forthcoming. For this purpose, proceedings will be deemed to have been commenced if any such court or authority has served any notice or demand in respect of any such costs.

         (f) Sellers shall be given verifiable evidence of any costs in accordance with Sections 7.14 (c) and 7.14 (d). Sellers are entitled to have the costs checked by their own authorised agent or by an expert who, on request, shall be allowed reasonable access to the relevant properties, documentation and personnel for the purposes of verification.

         (g) If, in case of property leased by a Group Company, there is reasonable evidence that the Environmental Pollution has not been caused by a Company or Subsidiary but that any landlord of the leased property is liable to the Company or the Subsidiary for the Environmental Pollution, the relevant Purchaser shall first use all reasonable efforts (including litigation) to recover the relevant Clean-Up Costs from the landlord, unless such efforts would not have any reasonable chance of success (e.g. in case of the landlord's bankruptcy).

         (h) The Purchasers shall procure that any Company or Subsidiary that has any claim against any third party (other than the landlord or member of the E.ON Group) in respect of Clean-Up Costs shall assign such claim to the relevant Seller, provided that the Sellers have reimbursed the Purchasers or relevant Company or Subsidiary in respect of those Clean-Up Costs and reasonable external costs in respect of such claim.

         (i) The amount of indemnification/reimbursement paid or due by the Sellers under this Section 7.14 will be repaid or reduced to the extent of any compensation claims the Companies or Subsidiaries successfully recover against third parties (net of reasonable costs of recovery from the third party).

         (j) In the event of administrative proceedings or third party claims relating to Environmental Pollution or Non-Compliance as described above, the Purchasers shall keep and shall procure that the Companies and the Subsidiaries keep the Sellers informed about the status of such proceedings or such third party claims and notify the Sellers as soon as practicable in writing of the issuance of any administrative order and any claims made by third parties relating to Environmental Pollution or Non-Compliance.

7.15     FURTHER ASSURANCES

         Subject to the terms and conditions of this Agreement, Purchasers and Sellers will use their respective reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Sellers and Purchasers agree, and Sellers, prior to the Closing, and Purchasers, after the Closing, agree to cause the Group (and Sellers shall cause the E.ON Group), to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Sellers shall cause the Companies and Subsidiaries to cooperate with Purchasers, in the period between the date hereof and the Closing Date, in order to ensure, to the extent possible and practicable, continuity in the supplier, customer and employee relationships of the Group. Nothing in this Section 7.15 shall apply in connection with any applicable merger control laws or any requirement of any authority with regard to any merger control process or proceeding.

7.16     CERTAIN ASSETS OWNED BY THE E.ON GROUP

         Except for any assets leased or licenced by any member of the E.ON Group to any Group Company (provided that the respective lease or licence agreements are expressly disclosed in this Agreement) and except as expressly otherwise provided in this Agreement, the Sellers covenant that to the extent any member of the E.ON Group owns any assets used primarily by or in connection with the business of any of the Divisions, the Sellers shall cause the relevant member of the E.ON Group to notify the relevant Purchaser and shall transfer at or prior to Closing any such asset to a Group Company nominated by such Purchaser without charge.

7.17     NOTICES UNDER INSURANCE POLICIES

         The Sellers shall cause to be given all notices required to be given under any policy of insurance maintained in respect of the assets, business or liabilities of any Group Company to ensure that such assets, business or liabilities continue to be covered under such policies in respect of claims relating to or arising in the period up to and including Closing notwithstanding the execution of this Agreement or Closing.

7.18     EMPLOYEE BODIES

         The Sellers shall inform the Purchasers prior to the Closing Date if any workers' council, economic committee or other employee body at any Group Company is established between the date hereof and the Closing Date and shall procure that the relevant Group Company will comply with any legal requirement to inform, or consult with, any works' council, economic committee or other employee body in connection with this Agreement or the transactions contemplated hereby.

7.19     APRISA

         The Sellers shall co-operate with Memec Purchaser in implementing the arrangements agreed with APRISA, Inc. in relation to the assignment to Memec LLC of the exclusive marketing and distribution agreement dated April 12, 2000, between APRISA, Inc. and VEBA Electronics LLC and the transfer of all of the shares held by VEBA Electronics LLC in APRISA, Inc. to Memec LLC prior to or at Closing.

7.20     SATISFACTION OF MEMEC FINANCING CONDITIONS

         Prior to Closing the Sellers shall co-operate and procure that the relevant Group Companies shall provide such co-operation to Memec Purchaser as may be reasonably requested by Memec Purchaser to enable such Purchaser to satisfy the condition set out in Section 4.3 (a)
         (iv), provided, however, that Sellers shall be under no obligation to assume any liability to Memec Purchaser or the financing banks.

7.21     MEMEC ACQUISITIONS

         The Sellers shall not take any action prior to Closing which would prohibit or otherwise prevent any member of the Memec Division from entering into any agreement or completing any of the acquisitions referred to in Exhibit 7.1.

7.22     HYPERION LICENCE

         VEBA Electronics LLC shall, and the Sellers shall procure that any relevant member of the E.ON Group shall, (i) to the extent requested by the Purchasers, cooperate with the relevant Purchasers in the assumption by the relevant Purchasers of the Software Licence Agreement, dated August 10, 1999, between VEBA Electronics LLC and Hyperion Solutions Corporations and (ii) use commercially reasonable efforts to continue to provide the relevant Group Companies with access to, and use of, the systems subject to the Hyperion licence for a period of nine months following Closing. The relevant Purchasers shall indemnify VEBA Electronics LLC and any relevant members of the E.ON Group from any liabilities, losses, damages, costs and expenses incurred by it as a result of the access to and use of these systems by Group Companies during this period.

7.23     VEBA ELECTRONICS LLC EMPLOYEES

         (a)      Except to the extent indemnified by the Sellers under Section
                  7.10 (a), as from the Closing Date, Arrow (or any other Purchaser, if the Purchasers so decide) shall reimburse VEBA Electronics LLC for all costs of employment (which have been, or would not have to be, disclosed to Purchasers under Section
                  5.10 (b)) of the HQ Employees (as defined in paragraph (d) below) relating to the period between the Effective Date and the Closing Date, provided, however, that, if only Arrow or Avnet completes the Closing, such costs of employment shall be dealt with in the Transitional and Separation Arrangements to be agreed as a condition of such Closing without reference to the Expert.

         (b) Prior to the Closing Date, Arrow (or any other Purchaser) may offer to employ any of the HQ Employees, as defined below, with effect as of the Closing Date. VEBA Electronics LLC shall co-operate with the Purchasers in the making of any such offers. From the day of this Agreement until the Closing Date, the Sellers shall not, and shall procure that no member of the E.ON Group shall, without the prior written consent of the Purchasers, hold any discussions with any of the HQ Employees regarding employment by any member of the E.ON Group.

         (c) If, for any reason (including as a result of the Purchasers' failure to make an offer in accordance with paragraph (b) or the relevant HQ Employee's rejection of such offer), any of the HQ Employees are not employed by any Purchaser, then, without prejudice to the rights of such employees against any party, Arrow (or, if the transactions contemplated hereby cannot be consummated in respect of Arrow, any other Purchaser as agreed in the Transitional and Separation Agreements) shall indemnify VEBA Electronics LLC from any compensation (including any bonuses, payments under EPU schemes or benefits) relating to the period after the Closing Date and any severance benefits and notice pay with respect to such HQ Employees, in each case under applicable employment agreements and severance policies of VEBA Electronics LLC in effect as of the date hereof, provided that such compensation, severance benefit and notice pay are, or would not have to be, disclosed in Exhibit 5.10 (b) (save for amounts referred to in Section
                  7.10 (a) (i) and (ii)). This paragraph (b) shall not apply with respect to any HQ Employee who remains in the employment of any member of the E.ON Group after a period of two months after the Closing Date, unless notice to terminate such employment has been given by the E.ON Group to the relevant HQ Employee within such period and the employment is so terminated as soon as possible and in any event no later than the expiry of the notice period applicable to the relevant employee.

         (d) For purposes of this Agreement, the term "HQ EMPLOYEES" shall mean those individuals employed by VEBA Electronics LLC as listed in Exhibit 7.23.

         (e) The Sellers shall use their reasonable efforts to procure that, until the expiry of a period of 3 months from the date on which the Closing Certificates are determined in accordance with Article 3, (i) Maria Oestreicher shall devote such of her time to the affairs of the Group (including in respect of the Effective Date Financial Statements, Effective Date Certificates and the Closing Certificates) and (ii) the Purchasers shall have access to her, in each case as the Purchasers shall reasonably request.

         (f) For the purposes of this Agreement, references to Arrow or any other Purchaser offering to employ or employing any HQ Employee shall include any such offer of employment by any affiliate of such Purchaser.

7.24     FOREX AND HEDGING CONTRACTS

         (a) The Sellers shall indemnify the Purchasers (and any company nominated by the relevant Purchaser pursuant to Section 1.1(d)) and each of the Group Companies against any losses arising from any foreign exchange, interest rate hedging or similar arrangements ("FOREX AND HEDGING CONTRACTS") entered into by any Group Company prior to the Closing Date.

         (b) To the extent that any Group Company makes any gain on any Forex and Hedging Contract entered into by any Group Company prior to the Closing Date, the relevant Purchaser (and any company nominated by the relevant Purchaser pursuant to
                  Section 1.1(d)) shall (or procure that the relevant Group Company shall) make a payment to the relevant Seller of an amount equal to such gain (after deduction of any tax and expenses incurred on any such gain).

         (c) Paragraphs (a) and (b) shall not apply to the extent (determined by reference to the specific amount) the relevant Forex or Hedging Contracts were entered into in connection with any matching contract or arrangement.

7.25     US 401 (k) PLANS

         (a) Except as provided below in Section 7.25(c), as soon as practicable after the Closing Date, (i) Arrow shall establish or designate an individual account plan (the "ARROW PLAN") and related trust for the benefit of the current and former employees (the "VEBA EMPLOYEES") of VEBA Electronics LLC, Wyle Electronics, Atlas Services LLC, Atlas Business Services LLC, and EBV Electronics Holdings, Inc. and their respective Subsidiaries who were participants in the VEBA Electronics LLC 401 (k) Plan (the "VEBA PLAN") as of the Closing Date (and their beneficiaries) and (ii) Sellers shall cause the trustee under the VEBA Plan to transfer to the trust under the Arrow Plan, in the form of cash (or such other form as may be agreed by the sponsor of the Arrow Plan), the full account balances of the VEBA Employees under the VEBA Plan and Arrow shall take all actions necessary to cause the Arrow Plan and related trust to accept such transfer. As a condition to the transfer provided herein, if so requested, Arrow shall provide to Sellers with respect to the Arrow Plan, and Sellers shall provide Arrow with respect to the VEBA Plan, a copy of an IRS determination letter (or, in the absence of a current determination letter, an affidavit stating that to the knowledge of the plan sponsor no basis exists that would cause the plan to fail to qualify under the Code). Notwithstanding anything to the contrary, the requirements of this Section shall be void if the Sellers and Arrow agree in writing that the transfer provided in this Section shall not be made (provided that Arrow shall not unreasonably withhold its agreement to any reasonable request by Sellers that the transfer not be made). In consideration for the transfer of assets described herein, Arrow shall, effective as of the date of such transfer, assume all of the obligations of Sellers and any of their affiliates in respect of the account balances accumulated by VEBA Employees under the VEBA Plan.

         (b) As soon as practicable after the Closing Date (i) Memec Purchaser shall establish or designate an individual account plan (the "MEMEC PLAN") and related trust for the benefit of the current and former employees (the "MEMEC EMPLOYEES") of Memec LLC and, to the extent provided in Section 7.25 (c), Atlas Services LLC and Atlas Business Services LLC and their respective Subsidiaries who were participants in the VEBA Plan as of the Closing Date (and their beneficiaries) and (ii) Sellers shall cause the trustee under the VEBA Plan to transfer to the trust under the Memec Plan, in the form of cash (or such other form as may be agreed by the sponsor of the Memec Plan), the full account balances of the Memec Employees under the VEBA Plan and the Memec Purchaser shall take all actions necessary to cause the Memec Plan and related trust to accept such transfer. As a condition to the transfer provided herein, if so requested, the Memec Purchaser shall provide to Sellers with respect to the Memec Plan, and Sellers shall provide the Memec Purchaser with respect to the VEBA Plan, a copy of an IRS determination letter (or, in the absence of a current determination letter, an affidavit stating that to the knowledge of the plan sponsor no basis exists that would cause the plan to fail to qualify under the Code). Notwithstanding anything to the contrary, the requirements of this Section shall be void if the Sellers and the Memec Purchaser agree in writing that the transfer provided in this Section shall not be made (provided that the Memec Purchaser shall not unreasonably withhold their agreement to any reasonable request by Sellers that the transfer not be made). In consideration for the transfer of assets described herein, the Memec Purchaser shall, effective as of the date of such transfer, assume all of the obligations of Sellers and any of their affiliates in respect of the account balances accumulated by Memec Employees under the VEBA Plan.

         (c) Notwithstanding anything to the contrary contained in Sections 7.25(a) and (b), with respect to each of the current and former employees of Atlas Services LLC and Atlas Business Services LLC, Arrow and the Memec Purchaser shall together determine which of the Arrow Plan and the Memec Plan should accept the transfer of such employees' account balances, provided, however, that if Arrow and the Memec Purchaser do not agree on which of the Arrow Plan and the Memec Plan will accept the transfer of any such current or former employee's account, such account shall be transferred to the Arrow Plan.

                                    ARTICLE 8
                                 INDEMNIFICATION

8.1      INDEMNIFICATION BY SELLERS

         (a) The Sellers shall indemnify and hold harmless each Purchaser, any company nominated by the relevant Purchaser pursuant to
                  Section 1.1(d) and each member of the Group from and against any liabilities, damages (including lost profits, but excluding any unreasonably remote lost profits or any other indirect consequential damages, such as lost profits or other consequential damages which are determined on the basis of earnings projections or price-earnings ratios for any Divisions,) and reasonable costs and expenses (collectively the "LOSSES"), free of and without any rights of counterclaim or set-off and without deduction or withholding on any grounds whatsoever, save to the extent that they relate to matters expressly provided for in this Article 8 in respect of the determination of Losses or the procedure for claiming such Losses, asserted against, suffered or incurred by any Purchaser, any company nominated by a relevant Purchaser pursuant to Section 1.1(d) or any member of the Group which arises out of a breach of any representation, warranty, covenant or agreement of the Sellers or any of them contained in this Agreement. The Sellers shall not be liable for any Losses to the extent that such Losses are reflected in any adjustment of the purchase price under Article 2.

         (b) The Sellers shall only be liable for any Losses (arising from a breach of any representation and warranty contained in
                  Article 5 or of any covenant contained in Section 7.1 or Tax Losses (arising under Section 9.5 (a) (iii)), if (i) any such Losses or Tax Losses with respect to an individual matter exceed an amount of $ 200,000 for Losses under Article 5 (other than in respect of Section 5.18 in respect of the period since the Effective Date) or $ 100,000 for Losses under
                  Section 5.18 in respect of the period since the Effective Date or under Section 7.1 or Tax Losses under Section 9.5 (a) (iii) (provided that in each such case for this purpose, Losses or Tax Losses arising out of similar or related circumstances shall be aggregated) in which case the whole of (and not merely the excess over) $ 200,000 or $ 100,000 (as the case may be) shall be recoverable and (ii) to the extent that the aggregate of all Losses (other than those where liability is excluded as referred to in (i) above) arising from a breach of the representations and warranties contained in Article 5 and all Tax Losses arising under Section 9.5 (a)

                  (iii) exceed $ 20,000,000. Section 8.1 (b) (ii) shall not apply to the Sellers' liability arising from a breach of the representations and warranties in Section 5.18 in respect of the period on or after the Effective Date.

         (c)      If any Tax Losses under any of the indemnities contained in
                  Article 9 other than Section 9.5 (a) (iii) arise from any Tax audit or other Tax related proceedings, the Sellers shall only be liable for such Tax Losses if they exceed in each case $ 100,000 (in which case the entire amount shall be recoverable), provided, however, that the Sellers shall only be entitled to apply this threshold to five such Tax audits or Tax related proceedings. This paragraph (c) shall not apply to Tax Losses with respect to any Tax payable in Germany, the United Kingdom or the United States of America, in respect of which no threshold for claims shall apply.

         (d) The Sellers' liability for the breach of any representation and warranty, covenant, indemnity and other agreement contained in this Agreement and under the indemnities in
                  Section 7.10, except for any liability under Section 7.5 (Covenant Not to Compete, Covenant not to Solicit), Section
                  7.12 (Environmental Indemnity) and Article 9 (Taxes), shall be limited to an aggregate amount of $ 750 million.

         (e) Subsections (b) and (d) of this Section 8.1 shall not apply to the Sellers' liability under Section 1 (Agreement to Sell and Purchase) or arising from a breach of the representations and warranties contained in Sections 5.1, 5.2 and 5.3 (corporate organization, share ownership and authorization/non-contravention) or in respect of the indemnity in Section 7.11 (Avnet Indemnity), provided, however, that such liability of the Sellers shall be limited, together with any other liability under this Agreement, to an aggregate amount equal to the sum of the Final Share Purchase Price and the Closing Date Inter-Group Debt payable by Purchasers under Article 2.

         (f)      None of the limitations contained in subsections (b), (c) and
                  (d) of this Section 8.1 or in Section 8.3 shall apply to the Sellers' liability arising under this Agreement in cases of fraud or deliberate concealment by any Seller or E.ON AG or any of their respective officers, agents, employees or advisers (excluding, for the avoidance of doubt, any directors (other than any directors referred to in Section 7.4), officers or employees of the Group) who have acted on behalf of any Seller or E.ON AG in connection with the negotiation or conclusion of this Agreement.

         (g) The legal concepts set out in sections 460 and 464 of the BGB shall not apply to this Agreement. Sellers shall, however, not be liable for the breach of any representation and warranty contained in Section 5 of this Agreement if and to the extent that any Purchaser, based on its knowledge of the matter giving rise to the breach and assuming its knowledge of this Agreement, knew or ought reasonably to have known at the date of this Agreement that there was a breach of a representation and warranty relating to any of the Divisions acquired by such Purchaser. Purchasers' knowledge is defined as the actual knowledge of the persons listed against such Purchaser's name in Exhibit 8.1 (Part 1), after inquiry with such Purchaser's officers, employees, representatives and advisers listed in
                  Exhibit 8.1 (Part 2). Without limiting the generality of the foregoing, such Purchaser shall be deemed to have knowledge of all matters which are disclosed, in reasonably sufficient detail, in any due diligence report prepared for it by such Purchasers' employees, representatives or advisers prior to the date hereof. For the avoidance of doubt, the knowledge of a Purchaser (after such inquiry) shall not be attributed to any other Purchaser.

         (h) Unless expressly otherwise provided in this Agreement, the Losses to be compensated hereunder shall be determined as provided under applicable law (including, to the extent provided under such applicable law, by taking into account any offset of future advantages or benefits arising as a result of the event or circumstances causing such Losses).

8.2      INDEMNIFICATION BY PURCHASER

         Subject to the provisions contained in Sections 8.3 to 8.5 (inclusive), each Purchaser shall indemnify and hold harmless the Sellers from and against any Losses asserted against, suffered or incurred by the Sellers which arise out of a breach of any representation, warranty, covenant or agreement by that Purchaser contained in this Agreement. In addition, Arrow (or the relevant Purchaser with respect to HQ Employees employed by such Purchaser in accordance with Section 7.23) agrees to indemnify and hold harmless the Sellers and E.ON AG from and against any Losses asserted against, suffered or incurred by the Sellers or E.ON AG which arise out of or in connection with (i) any asset, agreement, obligation or liability of VEBA Electronics LLC assumed by

         Arrow pursuant to Section 1.1 (b) of this Agreement, and (ii) the liabilities with respect to any compensation, benefits and severance payments to any HQ Employees who accept an offer of employment made by any Purchaser pursuant to Section 7.23 (a) under this Agreement (save for amounts referred to in Section 7.10 (a) (i) and (ii)), provided that VEBA Electronics LLC shall assign, or cause to be assigned, to Arrow (or any other relevant Purchaser (or any company nominated by the relevant Purchaser pursuant to Section 1.1(d)) any benefits provided under arrangements which are insured, either through stop-loss coverage or otherwise.

8.3      LIMITATION PERIODS

         The representations and warranties, covenants, indemnities and other agreements of the Parties (including all claims and remedies with respect thereto) under this Agreement shall be subject to the following limitation periods:

         (a) Subject to paragraphs (c) and (d) below, all representations and warranties of the Parties in Articles 5 and 6 and the Sellers' covenants in Section 7.1 (including all claims and remedies with respect thereto) shall be time-barred upon expiration of a period of 18 months after the Closing Date.

         (b)      The representations and warranties of the Sellers under
                  Section 5.2 (a) (ownership of shares and absence of third-party rights in shares) and the indemnity in Section
                  7.11 shall be subject to a limitation period of ten years after the Closing Date (in the case of Section 7.11, the Closing Date being in respect of the Closing with Avnet).

         (c) The representations, warranties and indemnities under Article 9 (Taxes) shall be time-barred as set forth in Section 9.9 below.

         (d)      The representations, warranties and indemnities under Section
                  5.8 (Environmental Matters) and 7.14 (Environmental Indemnity) shall be subject to a limitation period of five years after the Closing Date.

         (e) All other covenants, indemnities and agreements hereunder shall be subject to a limitation period of five years after the Closing Date.

         Any such limitation period will be interrupted (unterbrochen) (a) in respect of any claim (other than any claim under any indemnity in Article 7 or 9) in the event that a notice of the claim has been given in accordance with Section 8.4 below or (b) in respect of any claim under Article 7 or 9 in the event that notice of the claim has been given to the Sellers describing the claim in reasonable detail (as available) and, to the extent then reasonably feasible, setting forth the estimated amount of such claim. In case of such a notice, a new limitation period of one year following such notice shall apply in respect of the relevant claim, which shall expire on the later of (i) the first anniversary following such notice and (ii) the applicable limitation period set forth in paragraphs (a) - (e) of this Section
         8.3. The new limitation period can only be interrupted in accordance with applicable law (e.g. by filing a claim with the competent court).

8.4      INDEMNIFICATION PROCEDURES

         (a) In the event of a breach of a representation, warranty or covenant of a Party (an "INDEMNIFYING PARTY") contained in this Agreement (other than any indemnity in Article 7 or 9), any person to be indemnified hereunder (the "INDEMNIFIED PARTY") (or any of the Purchasers, where a company nominated by the relevant Purchaser under Section 1.1(d) or a member of the Group is an Indemnified Party) shall (i) as soon as reasonably practicable after the Indemnified Party becomes aware of the relevant breach, notify the Indemnifying Party of such breach, describe its claim in reasonable detail (as available) and, to the extent then reasonably feasible, set forth the estimated amount of such claim, provided that the failure to provide such notification shall not prevent any claim being made by or on behalf of the Indemnified Party in respect of such breach, but the Indemnifying Party shall not be liable in respect of such breach to the extent that its ability to mitigate the liability shall have been prejudiced by any delay in providing the notification, and (ii) to the extent the breach is capable of remedy, give the Indemnifying Party the opportunity to remedy the breach within a reasonable period of time not exceeding two weeks. The Indemnified Party shall further use its reasonable endeavours to mitigate the Losses suffered by it as a result of the breach in accordance with applicable law.

         (b) In the event that any claim or demand for which an Indemnifying Party is likely to be liable under Article 5 or 6 or any indemnity under Section 7.10 is asserted by a third party against an Indemnified Party, the Indemnified Party (or the Purchaser, where the Indemnified Party is a company nominated under Section

                  1.1(d) or a Group Company) shall notify the Indemnifying Party of such claim or demand in accordance with paragraph (a) (or
                  Section 8.3 in the case of a claim under Section 7.10) and the following shall apply:

                  (i) If the Indemnifying Parties acknowledge in writing to the Indemnified Parties (or the Purchasers, where a company has been nominated by the relevant Purchaser pursuant to Section 1.1(d) or a member of the Group is an Indemnified Party) that they accept liability under the Indemnified Party's claim under this Agreement within two weeks after receipt of the notice pursuant to subsection (a) (or Section 8.3, in the case of a claim under Section 7.10), the Indemnified Parties shall give the Indemnifying Parties the opportunity to defend the Indemnified Parties against such claim at the expense of the Indemnifying Parties and the following provisions of this sub-clause shall apply. The Indemnifying Parties shall have the right to defend the Indemnified Parties by all appropriate proceedings and shall have the sole power to direct and control such defence. In particular, but without limitation, the Indemnifying Parties may participate in and direct all negotiations and correspondence with the third party, appoint counsel and request that the claim be litigated or settled in accordance with the Indemnifying Parties' instructions. In no event shall the Indemnified Parties be entitled to acknowledge or settle the claim, or permit any such acknowledgement or settlement, without the Indemnifying Parties' written consent. The Indemnified Parties shall use their respective reasonable endeavours to cooperate and cause the Group to use its reasonable endeavours to cooperate with the Indemnifying Parties in the defence of any third-party claim.

                  (ii) If sub-clause (i) above applies, the Indemnified Parties shall in each case provide the Indemnifying Parties' representatives reasonable access upon reasonable notice, during normal business hours, to all relevant business records and documents and permit the Indemnifying Parties and their representatives a reasonable opportunity to consult with the directors, employees and representatives of the Indemnified Parties or the Group (as the case may be).

                  (iii) If sub-clause (i) does not apply, the Indemnified Party shall keep and shall procure that the Companies and the Subsidiaries keep the Sellers informed about the status of any third-party claims and shall take all reasonable actions in connection with the defence in order to mitigate the Losses.

                  (iv) If subsection (i) applies, the Indemnifying Party shall provide to the Indemnified Parties (or the Purchasers where a company nominated by the relevant Purchaser pursuant to Section 1.1(d) or any member of the Group is an Indemnified Party) copies of all documents and notify them in advance of all material proposed steps in connection with the defence or conduct referred to in subsection (i).

                  (v) The Indemnifying Parties will indemnify and hold harmless the Indemnified Parties in respect of all costs or expenses (other than management time of any officer or employee of any Indemnified Party) reasonably incurred by any of the Indemnified Parties in connection with any defence, conduct or cooperation referred to in subsection (i).

                  (vi) Notwithstanding any other provision of this Section 8.4, the Indemnifying Party will not consent to the entry of any judgement or enter into any settlement without the written consent of the Indemnified Party, unless such judgement or settlement provides only for the payment of monetary damages or compensation and for a full release of the Indemnified Party from all liabilities with respect thereto.

         (c) In the event that any claim or demand for which the Sellers are likely to be liable under Section 7.11 is asserted by a third party against Avnet or any Avnet Indemnified Party (as defined in Section 7.11 (a)), Avnet shall keep and shall procure that the Avnet Indemnified Parties keep the Sellers informed about the status of any such third-party claim and shall take all reasonable actions in connection with the defence of such third-party claim in order to mitigate the liability or damage in respect thereof and Avnet shall give the Sellers a reasonable opportunity to be consulted in respect of the conduct or the claim and shall take account of the comments of the Sellers in respect of the conduct to the extent reasonable. If a supplier makes a claim against any of the Avnet Indemnified Parties in respect of a matter which is the subject of the indemnity in Section 7.11 and, as a result of that matter, the supplier terminates its relationship with all the Group Companies who comprise Avnet Indemnified Parties, Avnet shall procure that such claim shall not be settled without the prior consent of the Sellers, such consent not to be unreasonably withheld or delayed.

         (d) Avnet shall procure that no senior vice president or more senior officer of Avnet shall approach (or procure that any approach is made to) any supplier to discuss any matter referred to in Part X of Exhibit 5 (a) prior to any claim in respect of any such matter being made by such supplier, without the prior consent of the Sellers, such consent not to be unreasonably withheld or delayed.

8.5      NO ADDITIONAL RIGHTS OR REMEDIES

         (a) The Parties agree that the rights and remedies which the Sellers on the one hand and Purchasers (or any company nominated by the relevant Purchaser pursuant to Section 1.1
                  (d)) on the other hand may have in respect of the breach of a representation, warranty, covenant or agreement contained in this Agreement are limited to the rights and remedies explicitly contained herein without prejudice to any claim for specific performance or for any injunction or court order to enforce any rights set forth in this Agreement. In particular, without limitation, no Party shall have a right to rescind, cancel or otherwise terminate this Agreement or exercise any right or remedy which would have a similar effect, except for the termination rights set forth in Article 10 below.

         (b) Other than the rights and remedies explicitly set forth herein and without prejudice to any claim for specific performance or for any injunction or court order to enforce any rights set forth in this Agreement, Purchasers (and any company nominated by the relevant Purchaser pursuant to Section 1.1(d)) and Sellers hereby waive any and all rights and remedies of any nature (contractual, quasi-contractual, tort or otherwise), including any claims under statutory representations and claims for negligent misrepresentation, which they may otherwise have against each other in connection with this Agreement or the transactions contemplated hereby, except for any rights and remedies under the Confidentiality Agreement dated February 3, 2000.

         (c) The provisions of this Section 8.5 shall not apply to (i) rights and remedies which the Sellers may have under applicable law as a result of any Purchaser's failure to pay the purchase price or any portion thereof in accordance with this Agreement, (ii) rights and remedies which the Purchasers (or any company nominated by the relevant Purchaser pursuant to Section 1.1(d)) may have under applicable law arising from Sellers' failure to transfer the Sold Shares, free and clear of any encumbrances and rights of third parties, to Purchasers (or any company nominated by the relevant Purchaser pursuant to Section 1.1(d)) on the Closing Date (iii) rights and remedies which Avnet (or any company so nominated by it) may have under applicable law arising from any breach of the representation, warranty and covenant in
                  Section 11.2, and (iv) any rights and remedies of any Party for fraud or wilful misconduct (Vorsatz).


                                    ARTICLE 9
                                      TAXES

9.1      DEFINITIONS

         The following terms, as used herein, have the following meanings:

         "PRE-CLOSING TAX PERIOD" means any Tax period ending on or before the close of business on the Closing Date.

         "TAX" or "TAXATION" means (i) all taxes, including without limitation, income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, social and franchise taxes, together with interest, penalties, surcharges and additional tax, imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of such tax and (ii) any amounts paid or payable to any person (including a Taxing Authority) arising out of an indemnity or covenant to pay in respect of Tax.

         "TAX ASSET" means any loss, relief, allowance, set off, deduction, right to repayment or credit or other relief of a similar nature granted by or available in relation to Tax to the extent that it either arises in respect of an event occuring after the Effective Date or was taken into account in the Effective Date Financial Statements as an asset.

         "TAX RETURN" means any return, declaration, report, claim for refund, information return, statement, schedule, notice, form or other document or information relating to Tax, including any schedule or attachment thereto, and including any amendment thereof.

         In this Article a reference to "relevant Purchaser", "relevant Seller", "relevant Company" or "relevant Subsidiary" is a reference to the entity to which a right or obligation or a liability under this Article or in respect of Tax relates.

9.2      TAX REPRESENTATIONS

         Sellers represent and warrant to Purchasers (or any company nominated by the relevant Purchaser pursuant to Section 1.1 (d)) as of the date hereof and as of the Closing Date that, except as otherwise disclosed in Exhibit 9.2,

         (a) all material Tax Returns required to be filed with any Taxing Authority on or prior to the Closing Date by or on behalf of any of the Companies or Subsidiaries have been filed when due in accordance with all applicable laws;

         (b) as of the time of filing, the Tax Returns were true and complete in all material respects;

         (c) all material Tax due and payable by the Companies or Subsidiaries has been timely paid, or withheld and remitted, to the appropriate Taxing Authority;

         (d) there has been no formal or informal notice of any claim, action, suit, proceeding, or investigation now pending against or with respect to any of the Companies or Subsidiaries in respect of any material Tax;

         (e) no Company or Subsidiary is a member of any consolidated or unitary group or a party to any arrangement with any third party (other than any member of the Group or of the VEBA Group) as a result of which any income, loss, asset or liability of any of the Companies or Subsidiaries is attributed for Tax purposes to any such third party or is otherwise taken into account in determining any Tax payable by any third party, or vice versa;

         (f) no Company is a "United States Real Property Holding Corporation" within the meaning of section 897 (c) (2) of the Internal Revenue Code;

         (g) except as provided in the Effective Date Financial Statements no Company or Subsidiary is or will be under any obligation to make or repay any payment for the surrender of losses or other amounts that may be surrendered;

         (h) no Company or Subsidiary is subject to an adjustment pursuant to section 481 of the Internal Revenue Code;

         (i) no Taxing Authority in a jurisdiction where a Company or Subsidiary is not paying Tax has made a claim or assertion that the Company or Subsidiary is or may be subject to Tax by such jurisdiction, otherwise than by deduction of Tax at source;

         (j) all Companies and Subsidiaries that are corporations formed under US state law being purchased are members of a US consolidated Tax group of which VEBA Corporation is the consolidated group parent.

9.3      PREPARATION OF TAX RETURNS AND PAYMENT OF TAX

         Sellers shall (i) prepare and file, or cause the Companies and the Subsidiaries to prepare and file, all Tax Returns required to be filed by or on behalf of the Companies or Subsidiaries on or before the Closing Date and (ii) Sellers shall prepare and file at the Sellers' expense all Tax Returns which include the Companies and Subsidiaries and which are to be filed by the Sellers on a consolidated basis after the Closing Date. The relevant Purchasers shall procure the Companies and the Subsidiaries to prepare such information as is required for the purpose of consolidated Tax Returns to be filed by Sellers at the relevant Purchaser's expense and the relevant Purchaser shall have the right to review the portion of such consolidated Tax Returns relating to the Companies and the Subsidiaries. The relevant Purchaser shall at the relevant Purchaser's expense prepare and file all Tax Returns required to be filed by or on behalf of any of the Companies or Subsidiaries after the Closing Date subject, in the case of any Tax Returns for a Tax period beginning before the Closing Date, to the review of Sellers and the relevant Purchaser shall incorporate reasonable comments made by the Sellers concerning the preparation and filing of such Tax Returns. The Sellers or relevant Purchaser, as the case may be, shall ensure that any Tax Return to be reviewed by the other party will be made available to such other party no later than 30 days prior to the due date for the filing of such Tax Return and any comments must be given by the other party within 15 days of receipt. The relevant Purchaser shall pay all Taxes shown as due on any Tax Return to be filed by the relevant Purchaser under this Section 9.3 but such payment shall not prejudice any claims the relevant Purchaser has or may have under Section 9.5. Sellers shall timely pay or cause to be paid all Tax for which Sellers are liable with respect to any Tax Return to be filed by Sellers under this Section 9.3 subject to the relevant Purchaser procuring that any of the Companies and the Subsidiaries included in a Tax Return to be filed on a consolidated basis shall collectively have paid an amount equal to the Tax liability of all such Companies and Subsidiaries in respect of such Tax Returns to the Seller to the extent that such Tax (i) was taken into account in calculating the amount of the Effective Date Taxation Liability or (ii) which was incurred in the ordinary course of business and is attributable to the portion of a Tax period beginning on or after the Effective Date and ending on the Closing Date (such tax to be computed by treating the Companies and Subsidiaries as a separate sub-group), in each case not later than 5 days prior to the date for the filing of the Tax Return.

9.4      TAX REFUNDS AND RECOVERIES

         The relevant Purchaser shall pay to the Sellers an amount equal to any refunds received in cash with respect to Tax of the Companies or Subsidiaries for Tax periods ending on or before the Effective Date except for those refunds taken into account as an asset in the Effective Date Financial Statements.

9.5      TAX COVENANT

         (a) Subject to the provisions of Sections 8.1 (b) and 8.1 (c), the Sellers covenant to pay to each of the relevant Purchaser or a company nominated by the relevant Purchaser pursuant to
                  Section 1.1(d) an amount equal to any

                  (i) Tax of any of the Companies or the Subsidiaries (whether or not they are primarily liable for the same) attributable to any Tax period or portion thereof ending on or before the Effective Date;

                  (ii) Tax of the Companies or the Subsidiaries (whether or not they are primarily liable for the same) attributable to any Tax period or portion thereof ending on or before the Closing Date as the result of any act, transaction or event outside the ordinary course of business of the Companies or the Subsidiaries;

                  (iii) liability for Tax arising from a breach of any Tax representation or warranty contained in Section 9.2;

                  (iv) loss or reduction of any Tax Asset taken into account in the Effective Date Financial Statements as an asset;

                  (v) set off of any Tax Asset arising after the Effective Date against Tax if and to the extent the Purchaser would have had a claim under Section 9.5 (a) (i),
                           (ii) or (iii) had such set off not reduced or extinguished such liability to Tax, provided that the Purchaser shall procure that any reliefs, deductions or credits other than a Tax Asset are used, so far as reasonably practicable, to offset any such liability to Tax;

                  (vi) Tax attributable to the triggering of a deferred intercompany gain or excess loss account for U.S. federal state or local tax purposes as the result of the transfer of the shares of the Companies from the Sellers to the Purchasers on the Closing Date;

                  (vii) liability for Tax arising in consequence of an act, omission, transaction or event occurring at any time for which the Company or Subsidiary is not primarily liable but for which it is liable only as a result of having at any time on or before the Closing Date been a member of a group for Tax purposes or by virtue of having been at any time before the Closing Date controlled by any person;

                  (viii) any reasonable costs and expenses incurred by the Purchasers or the Companies or the Subsidiaries in connection with prosecuting any claim under Article 9 to the extent to which the Sellers are liable for such claim (the sum of (i) to (viii) being referred to herein as a "TAX LOSS" or "TAX LOSSES" which may be adjusted pursuant to Section 9.5(c)) provided that to the extent that the Sellers are not liable in respect of such claim the Purchasers shall reimburse the Sellers for any reasonable costs and expenses incurred by the Sellers in respect of defending against such claim.

                  Notwithstanding any of the foregoing to the contrary, this
                  Section 9.5 shall not apply to any Tax governed by Section
                  11.7.

         (b) For the purposes of this Article 9 the following shall, without limitation, be considered to be outside the ordinary course of business:

                  (i) the payment of any dividend or the making of any distribution; or

                  (ii) the disposal, realisation or acquisition of any asset (including, without limitation, trading stock) in circumstances where, and only to the extent that, the consideration (if any) actually received (or due to be received) or given (or due to be given) for such disposal, realisation or acquisition is less than (or in case of an acquisition, more than) the consideration deemed to be or have been received or given for Tax purposes; or

                  (iii) the supply or receipt of any service or business facility of any kind (including, without limitation, a loan of money or the letting, hiring, licensing or creation of any tangible or intangible property or rights) in circumstances where, and only to the extent that, the consideration received (or due to be received) or given (or due to be given) is less than (or in the case of receipt of a service, more than) the consideration which is deemed to be received or given for Tax purposes; or

                  (iv) any act, transaction or event which gives rise to deemed (as opposed to actual) income, profits or gains; or

                  (v) any act, omission, transaction or event which results in a Company or Subsidiary becoming liable to or bear a liability to Tax directly or primarily chargeable against or attributable to another person; or

                  (vi) a Company or Subsidiary ceasing, for Tax purposes to be the member of any group or associated with any other Company or Subsidiary or a change of residence of any Company or Subsidiary for Tax purposes; or

                  (vii)    any disposition of a capital asset in violation of
                           Section 7.1 (d) and any disposition of shares of capital stock of any corporation; or

                  (viii) any material restructuring of the handling and ownership of inventory including, without limitation the centralization of warehousing and related matters; or

                  (ix) the entering into, performance of or closing of this Agreement; or

                  (x) any reorganization of the Companies or Subsidiaries including a change in entity classification; or

                  (xi) any disallowance of any interest expense deduction in respect of the Effective Date Inter-Group Debt and Effective Date External Debt (for the avoidance of doubt, interest paid or accrued on loans extended by E.ON AG or a company of the E.ON Group after the Effective Date shall be considered to be paid in the ordinary course of business); or

                  (xii) any gain or other income attributable to the sale of assets or deemed sale of assets by Sellers to Purchasers pursuant to this Agreement, it being understood that Incremental Tax cost, if any, shall be payable by the Purchaser pursuant to Section 9.13.

         (c) Where an amount of Tax paid by the Company or Subsidiary has resulted in a relief (the "RELEVANT RELIEF") and the Seller has made a payment to the Purchaser in respect of that Tax in satisfaction of a claim made under this Section 9.5, the relevant Purchaser shall where the claim is less than $100,000 pay or procure that the relevant Company or relevant Subsidiary pays to the Seller an amount equal to the net present value of the Relevant Relief within 5 days of the auditors for the time being of the Company or Subsidiary confirming at the request and expense of the Seller that such Relevant Relief is actually available to the Company or Subsidiary and where the claim is in excess of $100,000 pay to the Seller an amount equal to the amount of Tax saved within 5 days of the auditors for the time being of the Company or Subsidiary confirming at the request and expense of the Seller that such Relevant Relief has actually been utilised.

         (d) The covenant contained in Section 9.5 shall not apply to the extent that:

                  (i) the Tax was taken into account in calculating the amount of the Effective Date Taxation Liability which has been taken into account in determining the Final Share Purchase Price;

                  (ii) the Tax arises as a result of any change in rates of tax made after Closing or of any change in law (or a change in interpretation on the basis of case law), regulation, directive or requirement, or the published practice of any Taxing Authority, occurring after Closing;

                  (iii) the Tax would not have arisen except as a direct consequence of a transaction, action or omission outside the ordinary course of business carried out or effected by any of the Purchasers, the Companies or Subsidiaries or any other person connected with any of them apart from the E.ON Group, which the Purchasers, the Companies or the Subsidiaries knew or ought reasonably to have known would give rise to such liability to Tax at any time after Closing, except that this exclusion shall not apply where any such transaction, action or omission is carried out or effected by the Company or Subsidiary concerned pursuant to a legally binding commitment created on or before Closing or pursuant to any change in law (or change in interpretation on the basis of case law), regulation, directive or requirement, or the published practice of any Taxing Authority;

                  (iv) the Tax arises solely as a result of a change after Closing in any accounting policy, any tax reporting practice, or the length of any accounting or financial period for Tax purposes, of the Company or any Subsidiary except any changes made to comply with generally accepted accounting principles in existence at Closing or required by a Taxing Authority;

                  (v) such Tax arises solely as a result of the Companies or Subsidiaries failing to submit the returns and computations required to be made by them or not submitting such returns and computations within the appropriate time limits or submitting such returns and computations otherwise than on a proper basis, in each case after Closing except to the extent that such failure is as a result of any act or omission of the Sellers;

                  (vi)     the Tax would not have arisen but for:

                           (A) the making of a claim, election, surrender or disclaimer, the giving of a notice or consent relating to Tax, in each case after Closing and by the Purchasers, the Companies, the Subsidiaries or any person connected with any of them (except the E.ON Group) other than where the making of such claim, election, surrender or disclaimer is taken into account in the Effective Date Financial Statements; or

                           (B) the failure or omission on the part of the Companies or the Subsidiaries to make any such valid claim, election, surrender or disclaimer, or to give any such notice or consent or to do any other such thing, in circumstances where the making, giving or doing of which was taken into account in calculating the amount of the Effective Date Taxation Liability and which were notified by the Sellers to the Purchasers, the Company or the Subsidiary not less than 30 days prior to the last date upon which such claim election, surrender or disclaimer should take place;

                  (vii)    the Tax exceeds 50% of the Tax which arises under
                           section 179 of the Taxation of Chargeable Gains Act 1992 in respect of a deemed disposal by any of RK Distributions Limited, Midwich Limited, Transformation Software Limited and Professional Display Systems Limited as a consequence of any of those companies ceasing to be a member of a group within section 170 of that Act with a company within the E.ON Group as the principal company in that group;

                  (viii)   the liability relates to a Tax arising under Section
                           9.5 (a)(iii) which Tax is attributable to a Tax period or portion thereof beginning or deemed to begin on or after the Closing Date.

         (e)      (i)      For the purposes of this paragraph a reference to an
                           "OVERPROVISION" is a reference to:

                           (A)      the understatement of the value of a Tax
                                    Asset; and

                           (B) the overstatement of the Effective Date Taxation Liability in the Effective Date Financial Statements except to the extent that such Overprovision is caused by the utilization of a Tax Asset arising after the Effective Date and applying the same accounting policies, principles and practices adopted in relation to the preparation of the Effective Date

                           Financial Statements and ignoring the effect of any change in law (or change in interpretation on the basis of case law), regulation, directive or requirement, or the published practice of any Taxing Authority or action taken by the relevant Purchaser or any relevant Company or relevant Subsidiary after the Closing Date.

                  (ii) Any Overprovision shall first be set against any payment then due from the Seller to the relevant Purchaser under this Article 9. To the extent there is an excess, a refund shall be made to the Seller by the relevant Purchaser of any previous payment or payments made by the Seller to the relevant Purchaser under this Article 9 (and not previously refunded) up to the amount of the excess. To the extent that the excess is not thereby exhausted, the remainder of that excess shall be carried forward and set against any future payment or payments which become due from the Seller to the relevant Purchaser under this
                           Article 9 and to the extent that any excess remains at the end of the limitation period set out in
                           Section 9.9 such excess shall be paid to the Seller.

                  (iii) For this purpose, the Seller, at its request and expense, may request the auditors for the time being of any Company or Subsidiary to certify the existence and amount of any Overprovision and the relevant Purchaser shall provide, or procure that each Company and Subsidiary shall provide, any reasonable information or assistance for the purpose of production by the auditors of a certificate to that effect.

9.6      THIRD PARTY RECOVERY

         At the request and expense of the Sellers, the relevant Purchasers, the relevant Companies and the relevant Subsidiaries will take all reasonable steps to make a claim in respect of Tax from a person other than the Sellers, the relevant Purchasers, the relevant Companies or the relevant Subsidiaries and the relevant Purchaser shall pay or procure that the relevant Company or the relevant Subsidiary pay to the Seller an amount equal to the lesser of (i) the amount recovered from the third party and (ii) the amount paid by the Seller pursuant to a claim under Section 9.5, in each case, after deducting from the amount recovered from the third party any Tax incurred or to be incurred by the relevant Purchaser, the relevant Company or any relevant Subsidiary upon receipt of such recovery from the third party, within 5 days of receipt of such amount by any of the relevant Purchaser, the relevant Companies or the relevant Subsidiaries.

9.7      PROCEDURES

         (a) Subject to at least 14 days prior written notice from the relevant Purchaser stating that any Tax Loss has been or is to be paid or suffered by that Purchaser or any Company or Subsidiary and the amount thereof and of the covenanted payment requested, and for the avoidance of doubt, a failure to give notice within the period set out above shall not cause any claim to fail. Any payment to be made by Sellers pursuant to Section 9.5 shall be made to the relevant Purchaser not later than 5 days prior to the date upon which the Tax (or costs and expenses) is due and payable or where no Tax becomes payable as a result of the loss, reduction or set off of any Tax Asset

                  (i) which is a Tax Asset shown as an asset in the Effective Date Financial Statements seven days after notice given by the relevant Purchaser to the effect that the Tax Asset would reasonably have been expected to have been paid in cash or set-off against payment of a Tax Liability;

                  (ii) which is a Tax Asset arising after the Effective Date seven days after the auditors for the time being shall have certified in writing that the Tax Asset would have been used to offset a Tax Liability of the relevant Purchaser, the relevant Companies or relevant Subsidiaries but for the loss or set off of the Tax Asset.

         (b) If, after the relevant Closing Date, any Taxing Authority informs Sellers, on the one hand, or any of the Purchasers, the Companies, or Subsidiaries on the other, of any proposed audit, claim, assessment or other dispute concerning Tax with respect to which Sellers may incur a liability hereunder, then the Sellers shall inform the relevant Purchaser or the relevant Purchaser shall as soon as practicable (and in any event within 30 days) inform the Sellers, as the case may be, of such matter. Sellers shall not have any obligation to make a payment to a relevant Purchaser under Section 9.5 if such Purchaser shall have failed to timely notify Sellers concerning an audit, claim, assessment or other dispute which failure has a material adverse effect on the Sellers' ability to exercise its rights under this Section 9.7 (b) and Section
                  8.4 except to the extent that the Purchasers can show that the liability would have arisen even if the Sellers had been able to exercise such rights and in the event that the Parties dispute whether or not the liability, or the extent to which the liability, would have arisen but for the failure to notify, the dispute resolution procedures in Section 3.4 shall apply to determine the matters. Except to the extent contrary to or inconsistent with this
         Section 9.7 (b) the provisions of Section 8.4 shall apply to this section and subject thereto, the relevant Purchaser shall as soon as practicable and, at the Sellers expense (i) give, and shall cause the Companies or Subsidiaries to give the relevant Sellers the opportunity to participate in any audits, disputes, administrative, judicial or other proceedings related to Tax for which the Sellers may be liable hereunder and (ii) allow the Sellers to challenge and litigate, or cause the Companies or Subsidiaries to challenge and litigate, any such audit, claim, assessment or other dispute at their discretion provided that Sellers shall give reasonable consideration to comments and suggestions made by the relevant Purchaser regarding the handling of such contest and provided further that Sellers shall not settle any such audit, claim, assessment or other dispute in a manner which is unduly prejudicial to such relevant Purchaser.

         (c) Any payments made hereunder to a Purchaser shall take effect as a reduction in the Final Share Purchase Price provided for in Section 2.3 and any payments made hereunder to the Sellers shall take effect as an increase in the Purchase Price.

         (d) For the purposes of this Section 9, in the case of any Tax period which begins before and ends after the Effective Date, the Effective Date shall be deemed to be the end of a Tax period.

         (e) For the purposes of this Article 9, in the case of any Tax period which begins before and ends after the Closing Date, the Closing Date shall be deemed to be the end of a Tax period.

         (f) The parties agree that for US federal income tax purposes, the income of the Companies and the Subsidiaries which are included in a US consolidated Tax Return shall be determined based on a closing of the books method in accordance with Treasury Regulation 1.1502-76.

9.8      CERTAIN TAX MATTERS RELATING TO GERMANY

         (a) In the event that any gain resulting from a write-up (Zuschreibung) of assets (the "1999 ASSETS WRITE-UP") and the adjusted valuation of liabilities and provisions (the "1999 ADJUSTMENT OF LIABILITIES AND PROVISIONS") due to the German Steuerentlastungsgesetz 1999 / 2000 / 2002 has to be recorded on the Tax balance sheet of any of the Companies or Subsidiaries for the fiscal year 1999, the following shall apply:

                  (i) Purchasers shall to the extent such a 1999 Assets Write-Up has been made or must be made with respect to the period and reserves existing prior to the Effective Date ensure that in respect of such write up, (A) Tax exempt reserves (steuerfreie Rucklagen) pursuant to Section 52 (14) and (16) German Income Tax Act (EStG) shall be included in the relevant Tax balance sheet up to the maximum amount and maximum period permitted by law and (B) to the extent required for Tax purposes, a corresponding special reserve with equity portion (Sonderposten mit Rucklagenanteil - the "SPECIAL RESERVE") shall be recorded in the annual individual statutory accounts of the relevant Company or Subsidiary.

                  (ii) The Sellers shall indemnify and hold the Purchasers (including, for the purpose of this Section 9.8, any Company nominated by the relevant Purchaser pursuant to Section 1.1 (d)) harmless from any Tax liability of the Purchasers, or of any of the Companies or the Subsidiaries arising from the dissolution or partial dissolution (Auflosung) of any reserves relating to the 1999 Assets Write-Up made in accordance with (i) above. The amount to be indemnified shall be equal to the net present value of the aggregated future Tax calculated with a discount rate of 5.5% per annum and by applying a tax rate of 40%. Any loss carry forward of the Purchasers or any of the Companies or the Subsidiaries shall not be included in the calculation of any tax calculated under this provision. In addition, Sellers shall indemnify Purchasers for the respective interest payments under Section 233 a German General Tax Code (Abgabenordnung).

                  (iii) Any Tax arising after the Effective Date in the fiscal years starting after December 31, 1999 from the dissolution of any reserves relating to the

                           1999 Adjustment of Liabilities and Provisions shall be borne by Purchasers. For the avoidance of doubt 75% of any such Taxes arising for the year 2000 shall be borne by Purchasers.

                  (iv) The aggregated amount pursuant to (ii) shall be paid within 14 days of notice from the relevant Purchaser that the respective Tax for 1999 becomes due. The Sellers shall pay to the relevant Purchaser the interest pursuant to (ii) above within 14 days of notice from the relevant Purchaser that interest becomes due.

         (b) In connection with the tax consolidation for trade tax purposes (gewerbesteuerliche Organschaft) in Germany, E.ON AG and the Sellers have imposed on certain German companies a group charge (Konzernumlage) in respect of trade tax, regardless of whether any trade tax will become payable by E.ON AG for certain Pre-Closing Tax Periods. The relevant Purchaser agrees to cause (to the extent permitted by mandatory law) the respective German Group Companies not to raise against E.ON AG and the Sellers or any other German company of the E.ON Group any claims (on any legal basis whatsoever) for any reimbursement of such group charge and the Purchasers shall indemnify and hold harmless E.ON AG, the Sellers and any other German company of the E.ON Group from any such claim raised by any German Group Company. Vice versa E.ON AG and the Sellers agree not to impose any additional group charge for trade tax to the Purchasers and the German Group Companies, and E.ON AG and the Sellers shall indemnify and hold harmless the Purchasers and the German Group Companies from any such additional group charges imposed by E.ON AG or the Sellers and from any additional corporate income tax and solidarity surcharge or corporate income tax resulting from any such additional group charges.

9.9      LIMITATION PERIOD

         The provisions of this Article 9 as it applies to a liability to Tax of any Company or Subsidiary shall be time-barred upon expiration of the full limitation period for the relevant Tax (taking as an assumption that there has been no fraud or wilful non-disclosure), other than in respect of claims notified in accordance with this Article prior to the end of such relevant period.

9.10     CO-OPERATION ON TAX MATTERS

         (a) Each of the Purchasers and the Sellers shall fully cooperate with each other and their representatives in connection with any Tax matter including the preparation and filing of any Tax return, provision of any state or federal information relating to mitigation of any Tax or the conduct of any audit, investigation, dispute or appeal with respect to Tax. Cooperation between each of the Purchasers and the Sellers shall include (but shall not be limited to) providing and making available all books, records and information, and the assistance of all officers and employees necessary or useful in connection with any Tax inquiry, audit, examination, investigation, dispute, litigation or any other tax matter.

         (b) Each of the Companies and Subsidiaries which are included in any consolidated return to be filed by E.ON AG, VEBA Corporation or any other company of the VEBA Group (the "VEBA CONSOLIDATED RETURNS") shall prepare at their own cost pro forma tax returns, on a "stand alone" basis consistent with the terms of any tax sharing agreement including the Tax Sharing Agreement as defined in Section 9.12(a) to which any Company or Subsidiary is a party and shall provide such returns together with all supporting schedules, information and documentation necessary to prepare any consolidated Tax Return including the Companies or the Subsidiaries to be filed after the Closing Date, within 30 days of the due date of such return.

9.11     UK TAX MATTERS

         (a) The relevant Purchaser hereby covenants with the Seller to pay to the Seller, by way of adjustment to the Purchase Price, an amount equivalent to:

                  (i) any Tax for which the Seller or any other person falling within section 767 A (2) of the Income and Corporation Taxes Act 1988 ("the Taxes Act") becomes liable by virtue of the operation of section 767 A and 767 B of the Taxes Act in circumstances where the taxpayer company (as referred to in section 767 A
                           (1)) is any Company or any Subsidiary;

                  (ii) any Tax for which the Seller or any other person falling within section 767 AA (4) of the Taxes Act becomes liable by virtue of the operation of section 767 AA of the Taxes Act in circumstances where the transferred company (as referred to in section 767 AA
                           (1) (a)) is any Company or any Subsidiary; and

                  (iii) any other Tax for which the Seller or any other member of the VEBA Group becomes liable as a result of the failure by any Company or any Subsidiary, after the Closing Date, being primarily liable, to discharge it.

         (b) The covenant contained in this Section 9.11 shall:

                  (i) extend to any reasonable costs incurred by the Seller in connection with such Tax or a claim under this
                           Section 9.11 to the extent a recovery is made;

                  (ii) not apply to Tax to the extent that the relevant Purchaser could claim payment in respect of it under
                           Section 9.5, except to the extent a payment has been made pursuant to Section 9.5 and the tax to which it relates was not paid by the Company or Subsidiary concerned; and

                  (iii)    not apply to tax which has been recovered under
                           section 767 B (2) of the Taxes Act or any other relevant statutory provision (and the Seller shall procure that no such recovery is sought to the extent that payment is made hereunder).

9.12     CERTAIN TAX MATTERS RELATING TO THE U.S.

         (a) The Tax sharing agreement dated 25 May 2000 (the "TAX SHARING AGREEMENT") to which any Company or Subsidiary is a party shall (i) remain in full force and effect until the Closing Date, subject to the provisions of this Agreement from the Effective Date to the Closing Date and (ii) be terminated as to the Company or Subsidiary as of the Closing Date and no Company or Subsidiary shall have any further obligations thereunder.

         (b) The relevant Sellers shall elect to end all Tax years for all Companies and Subsidiaries formed under US state law as of the Closing Date to the extent such an election is available to those Sellers.

         (c) No Seller or affiliate of a Seller shall make any election under U.S. Treasury Regulations section 1.1502 - 20 (g).

         (d) Sellers represent and warrant to Purchasers as of the date hereof and as of the Closing Date that,

                  (i) VEBA Corporation is (i) the sole owner of VEBA Electronics LLC and (ii) a U.S. person within the meaning of Section 7701 (a) (30) of the Internal Revenue Code;

                  (ii) VEBA Electronics LLC, Memec LLC, Insight Electronics LLC and Impact Semiconductor Technologies LLC are classified as disregarded entities under Treasury Regulations Section 301.7701-1 et seq, the purchases of which will be treated as asset purchases for U.S. federal income tax purposes; and

                  (iii) no consent under Section 341 (f) of the Internal Revenue Code has been filed with respect to any Company or Subsidiary.

         (e) VEBA Corporation shall provide the relevant Purchasers with a statement in substantially the form set forth in Treasury Regulations Section 1.1445 - 2 (b) (2) (iii) that the Seller for U.S. tax purposes is a U.S. person.

         (f) For US state and federal tax purposes, the relevant Purchasers are expressly assuming all liabilities identified in the preparation of the relevant Tax Returns of the Companies and Subsidiaries which are subject to the provisions of section 461(h) of the Internal Revenue Code and for the avoidance of doubt, Sellers make no representation or warranty and shall have no liability or obligation with regard to the foregoing.

9.13     SECTION 338(H)(10) ELECTION

         (a) To the extent permissible under applicable Tax and regulations, at the request of any Purchaser, the relevant Sellers agree to cooperate with such Purchaser in making or causing to be made (and in determining the cost of making or causing to be made) a timely election under Section 338 (h)
                  (10) of the Internal Revenue Code, and any comparable provision for state income tax purposes (the

                  "SECTION 338 (H) (10) ELECTION") with respect to the purchase by such Purchaser of the relevant Companies and Subsidiaries and to file such Section 338 (h) (10) Election in the manner required by applicable U.S. Treasury Regulations, provided that Sellers' obligation to make a Section 338 (h) (10) Election is subject to the following conditions:

                  (i) Prior to the election, the relevant Purchaser shall have paid to Sellers a reasonable estimated amount of the Incremental Tax Cost (as defined below); and

                  (ii) Sellers and the relevant Purchaser shall have negotiated in good faith and agreed on a mutually acceptable purchase price allocation based on the fair market value of assets in accordance with applicable Treasury Regulations.

         (b) "INCREMENTAL TAX COST" shall mean any reasonable, out of pocket post-Closing fees, expenses and costs incurred by the Sellers in connection with the Section 338 (h) (10) Election (or reasonable out of pocket post-Closing fees, expenses and costs incurred by Sellers in connection with a request by the relevant Purchaser for cooperation pursuant to Section 9.13
                  (a) even if no Section 338 (h) (10) Election is made) and the excess, if any, of:

                  (i) the aggregate amount of Tax attributable, directly or indirectly, to the Section 338 (h) (10) Election, including but not limited to any such Tax imposed under U.S. Treasury Regulation Section 1.338 (b) - 3T
                           (h) and any such Tax attributable to the receipt of any payment by the Sellers under Section 9.13 over

                  (ii) the aggregate amount of Tax attributable, directly or indirectly, to the hypothetical U.S. federal, state and local income tax liability of the Sellers attributable to the deemed taxable sale of the relevant Companies for which a Section 338 (h) (10) Election is made without a Section 338 (h) (10) Election.

         (c) The Tax liability referred to in Section 9.13 (b) shall be determined as if the gain and payment of the Incremental Tax Cost by the relevant Purchaser were the only items of income or loss on the relevant Tax returns of the Sellers and assuming the relevant Seller's U.S. federal, state and local income tax rates are the highest rates in effect in the tax year which includes the Closing Date. The Incremental Tax Cost shall be paid by Purchaser to Sellers, net of any estimate paid pursuant to Section 9.13 (a), (or, in the event the estimate paid pursuant to Section 9.13 (a) exceeds the actual Incremental Tax Cost, the excess shall be paid by Sellers to Purchaser), within 5 days of the payment by Sellers of the relevant fee, cost or expense or, in the case of a Tax, within 5 days of the filing by Sellers of a Tax Return reflecting the
                  Section 338 (h) (10) Election. The relevant Purchaser shall have the right to review and Sellers shall make available to the relevant Purchaser all relevant information relied on by Sellers to compute the Incremental Tax Cost or an estimate thereof to be paid pursuant to Section 9.13 and Sellers shall give reasonable consideration to comments made by the relevant Purchaser with respect to such computation.

9.14     ALLOCATION OF PURCHASE PRICE

         The Parties agree that the allocation of the Final Share Purchase Price provided for in Article 2.3 (but subject to any adjustment required under this Agreement or by a Taxing Authority) shall apply for all Tax purposes and no other values shall be used and the Parties further agree that the allocation of the Final Share Purchase Price and the liabilities of a Company subject to a Section 338 (h) (10) Election and its Subsidiaries, if any, (plus other relevant items) will be allocated to the assets of the Company and its Subsidiaries for all purposes (including Tax and financial accounting purposes) in a manner consistent with the fair market values as finally agreed between the parties within the applicable US rules and regulations. The relevant Purchaser, the Company and Seller will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such values.


                                   ARTICLE 10
                                   TERMINATION

10.1     RIGHT TO TERMINATE

         This Agreement may be terminated at any time prior to the Closing:

         (a)      by mutual written agreement of the Sellers and Purchasers;

         (b) by the Purchasers in case of a breach of Sellers' representations and warranties, covenants or other obligations as set forth in Section 4.2 (a) (iii);

         (c) by the Purchasers, if the Sellers have not complied with their obligation to effect the Closing on the Closing Date;

         (d) by the Sellers, if (i) in a Closing involving two or more Purchasers, less than two Purchasers comply with their obligations to effect the Closing on the Closing Date, or (ii) in a Closing involving one Purchaser, that Purchaser does not comply with its obligations to effect the Closing on the Closing Date;

         (e) by either the Sellers or the Purchasers if the Closing shall not have been consummated (because of any other reason than set out in paragraph (c) or (d) above or in Section 4.2 (a)
                  (iii)) on or before February 28, 2001; or

         (f) by either the Sellers or the Purchasers if the consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgement of any court or governmental body having competent jurisdiction in any jurisdiction, provided that such order, decree or judgement has a Material Adverse Effect (as defined in Article 5).

         The Party desiring to terminate this Agreement pursuant to clauses (b) to (f) above shall give notice of such termination to the other Parties. For the purpose of this Article 10, the Sellers are deemed to be one Party and may therefore exercise their termination right only jointly. To the extent that the matter or circumstance giving rise to a right conferred on the Purchasers to terminate relates to one or two Purchasers (rather than all of the Purchasers), such right shall be exercisable by the Purchaser or Purchasers to which it relates rather than by all the Purchasers.

10.2     CONSEQUENCES OF TERMINATION

         (a) Without prejudice to any agreement between the Purchasers alone, if (and to the extent that) this Agreement is terminated as permitted by Section 10.1, such termination shall be without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to the other Parties to this Agreement; provided that if such termination shall result from the wilful (i) failure of any Party to fulfil a condition to the performance of the obligations of any other Party (ii) failure to perform a covenant of this Agreement or (iii) breach by any Party hereto of any representation or warranty or agreement contained herein, or termination results from any Party's failure to close once the conditions to Closing set out in
                  Section 4.2 have been satisfied, such Party shall be fully liable for any and all Losses incurred or suffered by Sellers or the Purchasers (as the case may be) as a result of such failure or breach. The provisions of this Section 10.2 and Sections 11.6 (Public Disclosure), 11.7 (Taxes and Expenses) and 11.10 (Governing Law; Competent Courts) shall survive any termination hereof pursuant to Section 10.1.

         (b) If this Agreement is terminated only in respect of certain (but not all) Purchasers, the following shall apply:

                  (i) This Agreement shall remain in full force and effect in respect of the obligations of the Sellers and of those Purchasers in respect of which the transactions contemplated hereby have been consummated or have not been terminated.

                  (ii) The Final Share Purchase Price and the actual amount of the Closing Date Inter-Group Debt to be paid by the Purchasers referred to in (i) above shall be determined in accordance with Articles 2 and 3, on the basis of the provisions of Exhibit 2.3 (Part II).

                  (iii) The thresholds and maximum liability amounts relating to the entire Group, as set forth in Sections 4.2 (a)
                           (iii) and 8.1 (b), (c), (d) and (e) shall remain unchanged.


                                   ARTICLE 11
                                  MISCELLANEOUS

11.1     LIABILITY OF SELLERS AND PURCHASER

         Each of the Sellers and Purchasers shall only be severally liable under this Agreement and the liability of each shall be limited to matters relating to the shares or companies directly or indirectly sold or acquired by it hereunder. If any Purchaser designates any third party as transferee of any of the Sold Shares, that Purchaser shall remain fully liable for all of its obligations hereunder with respect to such shares.

11.2     ASSUMPTION OF LIABILITY BY E.ON AG

         E.ON AG hereby assumes by way of co-assumption (Schuldbeitritt), and shall be jointly and severally liable with the Sellers (gesamtschuldnerische Mithaft) for, all obligations and liabilities incurred or assumed by each of the Sellers under this Agreement, including (without limitation) obligations and liabilities arising in respect of the representations, covenants, warranties and indemnities set out in this Agreement. Such joint and several liability of E.ON AG shall not be affected by the winding up or dissolution of any of the Sellers. E.ON AG represents and warrants to Avnet (and any company nominated by it pursuant to Section 1.1(d)) by way of an independent guarantee (selbstandiges Garantieversprechen) and covenants to Avnet (and any company nominated by it pursuant to Section 1.1(d)) that the winding up of EBV Verwaltungs GmbH is and will continue to be on a solvent basis and the assets of that company exceed its liabilities.

11.3     NOTICES

         All notices or other communications hereunder shall be deemed to have been duly made if they are made in writing and are personally delivered by registered mail or courier service or sent by telecopier (provided that the telecopy is promptly confirmed in writing) to the person at the address set forth below, or such other address as may be designated by the respective Party to the other Parties in the same manner:

         To Sellers and/or E.ON AG:

         E.ON AG
         Legal Department
         Bennigsenplatz 1
         D-40474 Dusseldorf
         Fax: +49-211-45 79 610
         with a copy to:

         Hengeler Mueller Weitzel Wirtz
         Attn. Maximilian Schiessl / Wolfgang Meyer-Sparenberg
         Trinkausstra(beta)e 7
         D-40213 Dusseldorf
         Fax: +49-211-83 04 170

         To Purchasers:

         In relation to the Memec Purchaser:

         Cherrybright Limited
         c/o Clifford Chance Secretaries Limited
         200 Aldersgate Street
         GB-London EC1A 4JJ
         Fax: +44 207 6005555

         with a copy to:

         SVA Limited
         Attn.: Ian Sellars
         20 Southampton Street
         GB-London WC2E 7OQ
         Fax: +44 207 497 2174

         Clifford Chance Limited Liability Partnership
         Attn.: Matthew Layton / Sarah Jones
         200 Aldersgate Street
         GB-London EC1A 4 JJ
         Fax: +44 207 600 5555

         In relation to Avnet Inc.:
         Attn.: David Birk, Ray Sadowski
         221 South 47th Street
         USA-Phoenix, Arizona 85034
         Fax: +1 480 643 7929

         with a copy to:

         Allen & Overy
         Attn.: Ian Stanley
         One New Change
         GB-London, EC4M 9QQ
         Fax: +44 207 330 9999

         In relation to Arrow Electronics, Inc.:
         Attn.: Robert E. Klatell
         25 Hub Drive
         USA-Melville, New York 11747
         Fax: +1 516 391 1683

         with a copy to:
         Milbank, Tweed, Hadley & McCloy LLP
         Attn.: Howard S. Kelberg
         1 Chase Manhattan Plaza
         USA-New York, New York 10005
         Fax: +1 212 530 5219

11.4     SUCCESSORS AND ASSIGNS

         The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto, except for (i) any assignment by any Purchaser to any subsidiary or holding company or any subsidiary of any such holding company, provided that the relevant Purchaser shall remain jointly and severally liable hereunder (ii) any assignment of rights by Memec Purchaser to its financing banks as security for any financing incurred to finance the transaction contemplated by this

         Agreement, (iii) any assignment or merger which takes place by operation of law, or (iv) for the avoidance of doubt, any transfer of the Sold Shares by any Purchaser after the Closing.

11.5     THIRD PARTY BENEFICIARIES

         Neither this Agreement nor any provision set forth in this Agreement is intended to confer any rights or remedies upon any person other than the Parties, any company nominated by a Purchaser under Section 1.1(d) or any Group Company. However, neither this Agreement nor any provision set forth in this Agreement is intended to confer any rights to enforce any rights or remedies upon any person or entity other than the Parties and, in respect of the right to demand transfer of any Sold Shares, any company nominated by a Purchaser under Section 1.1(d). For the avoidance of doubt, this provision shall not limit the rights of any Purchaser to enforce any rights to recover or any remedies hereunder (including rights in respect of any losses, liabilities, damages, costs and expenses suffered by any Group Company as set forth in this Agreement) on behalf of (or in the name of) any company nominated by the relevant Purchaser in accordance with Section 1.1(d).

11.6     PUBLIC DISCLOSURE

         No Party shall make any press release or similar public announcement with respect to this Agreement without the prior written consent of the other Parties, except as may be required to comply with the requirements of any applicable laws or the rules and regulations of any stock exchange upon which the securities of one of the Parties or their respective parent companies are listed. Notwithstanding the foregoing or any provision of the Confidentiality Agreement dated February 3, 2000, any of the Purchasers may make such disclosures as are necessary in connection with the syndication of any financing incurred to finance the transactions contemplated by this Agreement or the public offering or private placement of any shares or debt in connection therewith.

11.7     TAXES AND EXPENSES

         All transfer taxes (including, without limitation, all real estate transfer taxes and US state tax if any), notarial fees, stamp or registration duties and fees payable to any cartel or competition authority payable in connection with the execution and implementation of this Agreement shall be borne by Purchasers. Each of the Sellers and Purchasers shall bear its own expenses, including the fees of its advisers, incurred in connection with this Agreement. No such expenses shall be charged to any Company or Subsidiary. The Purchasers and the Sellers agree to cooperate and provide certificates or other information necessary to alienate, reduce or otherwise exempt the Purchasers from such taxes so payable in connection with the execution and implementation of this Agreement, wherever reasonably practicable and at the expense of the benefiting Purchasers.

11.8     ENTIRE AGREEMENT; CONFIDENTIALITY UNDERTAKING

         This Agreement (including all Exhibits hereto and any documents to be delivered at Closing) contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto, except for the Confidentiality Agreement dated February 3, 2000, which will remain in full force and effect until the Closing Date or, if this Agreement is (in its entirety or with respect to certain Divisions) terminated pursuant to Article 10 hereof, beyond the date of such termination. Upon request of any Purchaser, Sellers will assign, or cause E.ON AG to assign, or, if such assignment is not possible, enforce, or cause E.ON AG to enforce, for Purchasers' account and at their expense, any rights of the Sellers or E.ON AG against any third party for a breach of any confidentiality undertaking assumed by such third party in connection with the sale of the Group.

11.9     AMENDMENTS AND WAIVERS

         (a) Except as expressly otherwise provided herein, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is by written instrument executed by all Parties or their duly authorised representatives and explicitly referring to this Agreement and notarised if required by law.

         (b) Sellers hereby waive any rights and remedies which they may have against any Company or Subsidiary or any of their directors, officers or employees or any HQ Employee who becomes an employee of any Purchaser (or any affiliate of such Purchaser) as contemplated by Section 7.23, in respect of any misrepresentation, inaccuracy or omission in or from information provided for the purpose of assisting the Sellers to make the representations, warranties and indemnities contained in this Agreement or preparation of the Exhibits and Disclosure Letter pertaining thereto.

11.10    GOVERNING LAW; COMPETENT COURTS

         This Agreement shall be governed by, and construed in accordance with, the laws of Germany. Any dispute arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled in the courts of Frankfurt am Main, Germany, which shall have exclusive jurisdiction. The governing language of this Agreement shall be English, unless otherwise required by mandatory law.

11.11    INTERPRETATION; EXHIBITS

         (a) The headings of the Articles and Sections of this Agreement are for convenience purposes only and do not affect the interpretation of any of the provisions hereof.

         (b) Any reference to $ shall mean United States Dollars. For the purpose of any disclosure thresholds in the representations and warranties (Article 5), such reference shall include the equivalent in any foreign currency at the exchange rate officially determined in Frankfurt am Main on the date hereof.

         (c) For the purpose of this Agreement, a business day shall be any day other than a Saturday, a Sunday or any other day on which banks in Dusseldorf or London or New York are generally closed.

         (d) Words such as "hereof", "herein" or "hereunder" refer (unless otherwise required by the context) to this Agreement as whole and not to a specific provision of this Agreement. The term "including" shall mean including, without limitation.

         (e) The Exhibits of this Agreement are an integral part of this Agreement and any reference to this Agreement includes this Agreement and the Exhibits as a whole.

         (f) References to a law or process or officer or person under one jurisdiction shall include equivalents in other jurisdictions.

11.12    DEFINITIONS

         In addition to the definitions of Arrow, Avnet, Memec Purchaser, Viterra, Sellers, Purchaser, E.ON AG and the Parties in the
         introductory clause of this Agreement, the
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                                                                             123

         capitalized terms used in this Agreement are defined in the following Sections and clauses:

         1998 and 1999 U.S. GAAP Group Financial Statements            Section 5.4 (b)
         1999 Adjustment of Liabilities and Provisions                 Section 9.8 (a)
         1999 Assets Write-Up                                          Section 9.8 (a)
         1999 German GAAP Group Balance Sheet                          Section 5.4 (a)
         Additional Amount                                             Section 2.2
         Applicable Laws                                               Section 5.7 (b)
         Arrangements                                                  Section 5.11 (a)
         Atlas Europe Division                                         Recitals, item 1
         Atlas U.S. Division                                           Recitals, item 1
         Anti-Trust Laws                                               Section 4.3 (a)
         Arrow Plan                                                    Section 7.25 (a)
         Avnet Group                                                   Section 4.2 (a) (i) (B)
         Avnet Indemnified Party                                       Section 7.11
         Base Amount                                                   Section 2.2
         Closing                                                       Section 4.1
         Closing I                                                     Section 4.5
         Closing II                                                    Section 4.5 (b)
         Closing Certificates                                          Section 3.1 (b)
         Closing Date                                                  Section 4.1
         Closing Date Inter-Group Debt                                 Section 2.1
         Code                                                          Section 5.11 (b)
         Committed Facilities                                          Section 4.2 (a) (iv)
         Companies                                                     Recitals, item 9
         Completing Purchasers                                         Section 4.5 (a)
         CPA Firm                                                      Section 3.4
         Clean-Up Costs                                                Section 7.14 (c)
         Divisions                                                     Recitals, item 1
         EBV Division                                                  Recitals, item 1
         Effective Date                                                Section 1.3
         Effective Date Cash                                           Section 2.1
         Effective Date Certificates                                   Section 3.1 (a)
         Effective Date External Debt                                  Section 2.1
         Effective Date Financial Statements                           Section 3.1 (a)
         Effective Date Inter-Group Debt                               Section 2.1

         Effective Date Working Capital                                Section 2.1
         Effective Date Working Capital Target Amount                  Section 2.1
         Effective Date Taxation Liability                             Section 2.1
         Environmental Laws                                            Section 5.8 (a)
         Environmental Pollution                                       Section 7.14 (b)
         E.ON AG                                                       Section 2.1
         E.ON Group                                                    Recitals, item 9
         ERISA                                                         Section 5.11(b)
         Estimated Closing Date Inter-Group Debt                       Section 2.1
         Expert                                                        Section 4.5
         Final Share Purchase Price                                    Section 2.2
         Forex and Hedging Contracts                                   Section 7.24 (a)
         German GAAP                                                   Section 3.2
         Group                                                         Recitals, item 9
         Group Companies                                               Recitals, item 9
         HQ Employees                                                  Section 7.23 (c)
         HSR Act                                                       Section 4.3 (a)
         Income Tax                                                    Section 9.1
         Incremental Tax Cost                                          Section 9.13 (b)
         Indemnifiable Tax                                             Section 9.1
         Indemnified Party                                             Section 8.4 (a)
         Indemnifying Party                                            Section 8.4 (a)
         Intellectual Property Rights                                  Section 5.6 (a)
         Inter-Group Debt                                              Section 2.1
         Inter-Group Debt Closing Condition                            Section 4.2 (a) (v)
         Internal Revenue Code                                         Section 5.11 (b) (i)
         Losses                                                        Section 8.1 (a)
         March 2000 Divisional Accounts                                Section 5.4 (d)
         March 2000 Group Accounts                                     Section 5.4 (c)
         Material Adverse Effect                                       Section 5 (Introduction)
         Material Agreements                                           Section 5.12 (a)
         Memec Division                                                Recitals, item 1
         Memec Employees                                               Section 7.25 (b)
         Memec Plan                                                    Section 7.25 (b)
         Memec Plc                                                     Recitals, item 1
         Non-Completing Purchasers                                     Section 4.5 (a)
         Non-Compliance                                                Section 7.14 (d)

         Non-Compliance Costs                                          Section 7.14 (d)
         Overprovision                                                 Section 9.5 (e) (i)
         Permits                                                       Section 5.7 (a)
         Post Effective Date Inter-Group Interest Portion              Section 2.1
         Post Effective Date External Interest Portion                 Section 2.1
         Pre-Closing Distributions                                     Section 2.1
         Pre-Closing Non-Recurring Charges                             Section 2.1
         Pre-Closing Tax Period                                        Section 9.1
         Preliminary Share Purchase Price                              Section 2.4
         Properties                                                    Section 5.5 (f)
         Raab Karcher Immobilien                                       Recitals, item 2
         RKE Division                                                  Recitals, item 1
         Section 338 (h) (10) Election                                 Section 9.13 (a)
         Sold Shares                                                   Section 1.1 (a)
         Subsidiaries                                                  Recitals, item 9
         Tax                                                           Section 9.1
         Taxation                                                      Section 9.1
         Tax Asset                                                     Section 9.1
         Taxing Authority                                              Section 9.1
         Tax Loss                                                      Section 9.5 (a) (viii)
         Tax Return                                                    Section 9.1
         Transitional and Separation Arrangements                      Section 4.5
         Unfunded Pension Liability                                    Section 2.1
         US Companies                                                  Section 5.11 (b)
         US Company Plans                                              Section 5.11 (b)
         VEBA Comfort Letters                                          Section 7.8
         VEBA Consolidated Returns                                     Section 9.10 (b)
         VEBA Employees                                                Section 7.25 (a)
         VEBA Group                                                    Recitals, item 9
         VEBA Plan                                                     Section 7.25 (a)
         Wyle/Avnet Litigation                                         Section 7.12
         Wyle Components Division                                      Recitals, item 1
         Wyle Electronics Pension Plan                                 Section 5.11 (b)
         Wyle Systems Division                                         Recitals, item 1

         Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

11.13    SEVERABILITY

         Should any provision of this Agreement, or any provision incorporated in the future, be or become invalid or unenforceable, the validity or enforceability of the other provisions of this Agreement shall not be affected thereby. The invalid or unenforceable provision shall be deemed to be substituted by a suitable and equitable provision which, to the extent legally permissible, comes as close as possible to the intent and purpose of the invalid or unenforceable provision. The same shall apply if any provision of this Agreement is invalid because of the stipulated scope of a time period or if this Agreement contains any omissions.